UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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☐ Definitive Proxy Statement

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☐ Soliciting Material under §240.14a-12

American Electric Power Company, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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x	No fee required

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11

PRELIMINARY COPY - SUBJECT TO COMPLETION

NOTICE OF

Annual Meeting & Proxy Statement

2026

Dear Shareholders,

This year's Annual Meeting will be held exclusively via live webcast on Tuesday, April 28, 2026, at 8:00 a.m. Eastern Time at meetnow.global/AEP2026. We believe this online format will expand our ability to connect with shareholders from all over the world while still providing you with the same opportunities to vote and ask questions as an in-person meeting. An audio broadcast of the Annual Meeting also will be available toll-free at 855-761-5600, confirmation code 3458366. Details about how to participate in the live webcast of the Annual Meeting, as well as the items to be voted on, are described in the accompanying proxy statement, including the Notice of 2026 Annual Meeting of Shareholders.

Your Board of Directors and I cordially invite you to attend our virtual meeting. Registration will begin at 7:40 a.m. Eastern Time. Only shareholders who owned shares at the close of business on the record date, March 4, 2026, are entitled to vote and attend the meeting. To participate in the Annual Meeting live webcast at meetnow.global/AEP2026, you will need the control number, which can be found on your Shareholder Meeting Notice, on your proxy card, and on the instructions that accompany your proxy materials. Those who are not shareholders as of the record date may listen to the Annual Meeting as guests by telephone at the number above.

During the meeting, we will discuss the items on the agenda and provide time for questions regarding AEP's affairs. Please see Conduct of the Annual Meeting on page i of this proxy statement.

Please review this proxy statement before casting your vote as it contains important information about the business of the Annual Meeting. The accompanying Notice of 2026 Annual Meeting of Shareholders and proxy statement contains instructions for voting your shares online, by phone, by mail, or during the Annual Meeting. We encourage you to vote and share your feedback with us.

Your vote is important to us. Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares in advance.

Shareholders of record can vote in any one of the following ways:

- Online at envisionreports.com/AEP
- Toll-free telephone at 800-652-8683
- Completing and mailing your proxy card if you receive paper copies of the proxy materials
- Live webcast at meetnow.global/AEP2026

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for you to vote your shares. Please see How to Participate in the Virtual Annual Meeting on page 1 of this proxy statement.

If you have any questions about the meeting, please contact Investor Relations, American Electric Power, 1 Riverside Plaza, Columbus, Ohio 43215. The email address is investors@aep.com.

Sincerely,

Sara Martinez Tucker | Lead Director

MARCH 18, 2026

To Our Valued Shareholders,

At AEP, 2025 was a year of progress and growth, built on our history of innovation. Over the past 12 months, our team has translated strategy into results. We are delivering increased reliability for our customers, investing in infrastructure to meet unprecedented demand, and improving the customer experience, all while delivering strong financial performance.

2025 was a year of disciplined execution that resulted in tangible progress:

- Our five-year capital plan increased to $72 billion, powering our premium 7-9% long-term growth rate.
- We delivered 2025 GAAP earnings of $6.70 per share and operating earnings of $5.97 per share, with operating earnings outperforming full-year guidance. (See Exhibit A to the proxy statement for a reconciliation of GAAP and operating earnings.)
- Our shift to a more direct, state focused strategy and focus on affordability and enhanced service for customers resulted in positive legislative and regulatory outcomes across multiple jurisdictions.
- We received approval for tariffs in Indiana, Ohio, Kentucky, and West Virginia – with filings underway in four additional states – to insulate residential customers from costs as we invest to meet growing demand from large load customers. We also pursued bill-stability initiatives, including securitization in West Virginia, Virginia, and Kentucky, to reduce bill impacts for customers.
- AEP closed on the first U.S. Department of Energy loan guarantee of the Trump administration for $1.6 billion to upgrade 5,000 miles of transmission lines, saving customers an estimated $275 million in financing costs. Our teams also were awarded major transmission projects by PJM Interconnection, Midcontinent Independent System Operator (MISO), Southwest Power Pool (SPP), and the Electric Reliability Council of Texas (ERCOT) – including one of the first 765 kV transmission lines in Texas.
- We secured over 10 GW of gas turbine capacity from major manufacturers and announced a strategic partnership with Quanta Services to secure critical equipment needed to bolster 765 kV infrastructure development and transmission enhancements.
- Our operating companies acquired 2.2 GW of new generation resources, providing immediate access to needed generation in high-growth regions.
- Our teams also advanced our efforts to bring new nuclear resources to meet growing energy demand. We are in the early site permit process for advanced nuclear technology in Indiana and Virgina and are working closely with state leaders, who have demonstrated support for new nuclear development in both states.
- We announced in January 2026 that we are pursuing early development of a generation facility project in Wyoming, leveraging our previous proactive work to secure Bloom Energy fuel cells.
- By investing in leadership, talent, and process improvements, we simplified how work gets done, elevated accountability, and focused our teams on keeping AEP customers at the forefront of all we do.

With our business positioned to scale, we believe that 2026 will be a transformational year.

We have secured 56 GW (gigawatts) of signed new load agreements by 2030, powering the growing economies in our diversified 11-state footprint. As we work to meet this historic demand, we remain focused on executing our capital plan efficiently and keeping affordability for our customers top of mind.

Our teams continue to work with each state to tailor our approach to their needs by partnering with governors, legislators, communities, and large-load customers to plan solutions that work reliably, affordably, and at speed. The key to driving results is our disciplined approach to making investments that will bolster our industry-leading transmission grid, enhance reliability of the distribution system, and strengthen our generation portfolio to benefit our customers.

Thank you for your continued investment and confidence in AEP. Our pursuit of operational excellence and commitment to continuous improvement are shaping a stronger company committed to creating long-term value for all of our stakeholders.

Sincerely,

Bill Fehrman | Chair, President and Chief Executive Officer

II

Notice of 2026 Annual Meeting of Shareholders

Join us on April 28, 2026 at 8:00 a.m. ET for the Annual Meeting | meetnow.global/AEP2026

Record Date: March 4, 2026

Only shareholders of record of AEP's common stock as of the close of business on the record date are entitled to participate in, vote, and ask questions at the Annual Meeting.

Webcast: meetnow.global/AEP2026

To participate in the Annual Meeting live webcast, you will need the control number, which can be found on your Shareholder Meeting Notice (Notice), on your proxy card, and on the instructions that accompany your proxy materials. Those who are not shareholders as of the record date may listen to the Annual Meeting as guests by telephone.

The Annual Meeting will begin promptly at 8:00 a.m. ET. Online check-in will begin at 7:40 a.m. ET.

Audio Broadcast

Shareholders and guests can listen to an audio broadcast of the Annual Meeting toll-free at 855-761-5600.

Confirmation Code: 3458366

Pre-Meeting Information

The Notice of Internet Availability of Proxy Materials is being mailed, and our 2026 proxy statement is being made available, to our shareholders beginning on March 18, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 28, 2026:

Our 2026 Proxy Statement and 2025 Annual Report to shareholders are available at envisionreports.com/aep. Because we will be providing our proxy materials to our shareholders electronically, most of our shareholders will receive only the Notice containing instructions on how to access the proxy materials electronically and vote online, by phone, or by mail. If you would like to request paper copies of the proxy materials, you may follow the instructions on your Notice.

Voting Information

Items of Business	Board's Voting Suggestion
Election of the ten directors named in this proxy statement	✓ FOR EACH NOMINEE
Ratification of the appointment of PricewaterhouseCoopers LLP as AEP's independent registered public accounting firm for 2026	✓ FOR
Amendment of the Restated Certificate of Incorporation to increase the number of authorized shares of common stock	✓ FOR
Approval of the AEP Employee Stock Purchase Plan	✓ FOR
Approval, on an advisory basis, of the Company's named executive officer compensation	✓ FOR
Any other business that may properly come before the meeting (or any adjournment or postponement of the meeting)	--

Choose the Voting Method That Works for You

It is important that your shares be represented and voted at the meeting. Please vote in one of these ways:

Vote Online

Visit EnvisionReports.com/AEP

Vote via Mail

Vote, sign, and mail your proxy card (free of postage).

Vote by Phone

Call 800-652-8683 or you can call the number provided by your broker, bank, or other nominee if your shares are not registered in your name.

Vote During the Annual Meeting

Join us on April 28, 2026 at 8:00 a.m. ET at meetnow.global/AEP2026

You will need the control number which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials.

March 18, 2026 | Rob Berntsen, Secretary

III

Who We Are

At American Electric Power, we are committed to improving customers' lives with reliable, affordable power.

40K transmission miles
(The nation's largest network)

252K distribution miles
(One of the largest in the U.S.)

31GW total generation
(Diverse generating portfolio)

5.6 million customers
in 11 high-growth states

17,000+
employees

$72 billion
capital plan

56GW
incremental load growth expected by 2030

Data as of 2/9/26

Our Core Principles

Our financial strength is driven by consistent growth, strategic innovation, and a steadfast commitment to delivering reliable service.

Customer Service
- Industry-best customer experience

Employee Commitment
- Safe & secure workplace
- Engaged, trained & developed employees

Environmental Respect
- Creative sustainable solutions

Regulatory & Legislative Integrity
- Balanced regulatory outcomes
- Trusted industry leadership

Operational Excellence
- World-class asset performance

Financial Strength
- Strong financial discipline

Actual EPS Performance vs Original Guidance Range

AEP has met or exceeded our EPS guidance for more than a decade.

2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Low
Mid
High
Exceeding

IV

Director Nominees Quick Facts

9 of our 10 director nominees are independent (all director nominees except President & CEO)

Average tenure on AEP Board

6.2 YEARS

Average Age: **66**

30% Minority

30% Women

50% <5 years on Board

Skills, Qualifications & Experiences*	**# of Director Nominees**
Senior Executive Leadership & Business Strategy: CEO or significant senior experience with an understanding of complex organizations, strategic planning, risk management, human capital management, and corporate governance.	10
Finance or Accounting: Experience in accounting or finance, including oversight of financial reporting and internal controls of a company, and capital allocation.	4
Innovation & Technology: Management or oversight experience in technological trends, digital platforms, cybersecurity, and development of new technologies, including those that result from shifting energy policy and environmental regulations.	4
Regulated Industry Experience: Experience in the utility or energy industries, nuclear energy operations or in other highly regulated industries, including experience with the risks and public policy issues associated with the electric utility industry.	10
Government, Legal & Environmental Affairs: Experience in law, government, public policy, or environmental affairs and understanding of effective strategies in these areas.	4
Industrial Operations & Safety Experience: Experience managing maintenance and growth investments of complex capital projects and oversight of safety-related programs and performance.	7
Customer Experience or Marketing: Management or oversight experience in consumer businesses, customer service, and marketing.	5
Talent: Experience overseeing programs and performance related to employee development and the development of leadership skills and talents in others.	5
Risk Management: Experience overseeing or managing financial, operational, and other significant risks that affect the Company.	5
Cybersecurity & Physical Security: Experience overseeing the security of business and operational technical systems and physical assets.	5

*Details a focus area or expertise that a director nominee has identified as core and on which the Board particularly relies. This summary is not an exhaustive list of director nominees' skills or contributions to the Board and does not mean additional director nominees do not have that qualification or skill. See page 22 of the proxy for more information.

V

Our Director Nominees *See page 5 of the proxy statement for more information*

Board Member Highlights	Audit	Executive	Finance	Human Resources	Nominating & Governance	Nuclear Oversight	Technology
 **Bill Fehrman** **Age:** 65 **Director Since:** 2024 **Position:** Chair, President & CEO of AEP		**Chair**					
 **Ben Fowke** *Independent* **Age:** 67 **Director Since:** 2022 **Position:** Former Interim President & CEO of AEP and Retired CEO and Chair of Xcel Energy		✓	**Chair**	✓	✓		
 **Art A. Garcia** *Independent* **Age:** 64 **Director Since:** 2019 **Position:** Retired CFO, Ryder System, Inc. **Other Public Boards:** ABM Industries, Inc., Elanco Animal Health Incorporated, & Raymond James Financial Inc.	**Chair**		✓				
 **Sandra Beach Lin** *Independent* **Age:** 68 **Director Since:** 2012 **Position:** Retired CEO, Calisolar, Inc. **Other Public Boards:** Avient Corporation & Trinseo PLC	✓	✓			**Chair**		✓
 **Margaret M. McCarthy** *Independent* **Age:** 72 **Director Since:** 2019 **Position:** Retired Executive Vice President - Technology Integration, CVS Health Corporation **Other Public Boards:** Alignment Healthcare, Inc., First American Financial Corporation & Marriott International, Inc.	✓					✓	✓

VI

Board Member Highlights	Audit	Executive	Finance	Human Resources	Nominating & Governance	Nuclear Oversight	Technology
	**Daryl Roberts** *Independent* Age: 57 Director Since: 2020 Position: Retired Senior Vice President & Chief Operations & Engineering Officer, DuPont de Nemours, Inc. Other Public Boards: AdvanSix				✓	✓		✓
	**Joseph G. Sauvage** *Independent* Age: 73 Director Since: 2025 Position: Retired Vice Chairman and Chairman Global Power, Utilities, and Renewables of Citigroup	✓		✓				
	**Daniel G. Stoddard** *Independent* Age: 63 Director Since: 2023 Position: Owner and Principal of Stoddard Consulting Services, LLC	✓					Chair	✓
	**Sara Martinez Tucker** *Independent* Age: 70 Director Since: 2009 Position: Lead Director Other Public Boards: Service Corporation International		✓		Chair	✓		
	**Lewis Von Thaer** *Independent* Age: 65 Director Since: 2022 Position: President & CEO, Battelle Memorial Institute Other Public Boards: KBR, Inc.				✓		✓	Chair

VII

Corporate Governance *See page 17 of the proxy statement for more information*

We believe that strong governance practices protect the long-term interests of our stakeholders and deliver significant value to our customers, employees, and investors. At AEP, strong governance includes risk management, effective decision-making, transparency, compliance, accountability, and ethical behavior. It shapes how we respond to challenges and allows us to seize opportunities that enable a sustainable future.

Corporate and ESG Governance Highlights	
Independence	• 9 of 10 director nominees are independent • Independent Lead Director • Independent audit, corporate governance, and compensation committees • Non-management directors meet in executive session at each Board meeting
Shareholder Rights	• Shareholders may nominate directors through proxy access • Shareholders may call a special shareholder meeting • Annual shareholder engagement on governance matters with Lead Director • Each share of common stock is equal to one vote
Good Governance Practices	• Majority voting for directors with mandatory resignation policy and plurality voting out for contested elections • Annual Board, committee, and individual director evaluations • Clearly defined governance and sustainability initiatives aligned with corporate goals • Annual election of all directors • Policy to prohibit all hedging and pledging of corporate securities

46 KV
APPALACHIAN POWER
Roanoke, VA

VIII

Compensation

See page 47 of the proxy statement for more information

AEP's executive compensation program is designed to:

We meet these objectives through a mix of compensation, base salary, short-term incentives, and long-term incentives. Our long-term incentive compensation consists of performance shares and restricted stock units.

	Base Salary	Short-term Incentives	Long-term Incentives
Link pay to performance		✓	✓
Attract and retain talented executives and key employees	✓	✓	✓
Emphasize performance-based compensation to align variable compensation with the achievement of Company objectives		✓	✓
Reward individual performance	✓	✓	✓
Encourage management and operational continuity through employee retention		✓	✓

IX

Key Compensation Features

Key features of our executive compensation program include:

What We Have

What We Don't Have

- ✗ No reimbursement or tax gross-up for excise taxes triggered under change in control agreements
- ✗ No excessive benefits or perquisites for executives
- ✗ No income tax gross-ups for executives, other than for certain relocation expenses
- ✗ No employment contracts for named executive officers
- ✗ No stock options
- ✗ No uncapped incentives
- ✗ No single trigger severance payments on a change in control

X

Conduct of the Annual Meeting

AEP strives to provide our shareholders attending the online-only Annual Meeting the same opportunities to participate as they would have had at an in-person Annual Meeting. AEP believes the online-only format provides an enhanced opportunity for participation and discourse.

•	Representatives of Computershare Trust Company, N.A. have been appointed as the independent inspectors of elections.

•	Shareholders participating in the live webcast of the Annual Meeting at meetnow.global/AEP2026 can submit questions in writing during the Annual Meeting. Management will read questions to the audience and respond to these questions throughout the Annual Meeting as time permits. Shareholders are encouraged to provide their name and contact information in case the Company needs to contact them regarding their questions after the Annual Meeting.

•	Questions submitted by shareholders will be read during the Annual Meeting unedited. If we receive questions from multiple shareholders that are on the same topic or otherwise related, we may group, summarize and answer the questions together. Questions that are of an inappropriate personal nature, not relevant to the Company’s business activities, or that use offensive language will not be read during the Annual Meeting or posted on our website after the Annual Meeting. Questions regarding technical issues related to the Annual Meeting will be referred to technical support personnel.

•	Individuals who are not shareholders as of the record date who are interested in listening to the Annual Meeting will be able to listen to the Annual Meeting toll-free at 855-761-5600, confirmation code 3458366, but will not be able to vote or ask questions.

•
A video replay of the Annual Meeting, will be available on our website at aep.com/investors under “2026 Annual Meeting of Shareholders” until the release of the proxy statement for the 2027 annual meeting of shareholders.

•	The Annual Meeting will end upon the earlier of 9:00 a.m. Eastern Time, or after all relevant question topics have been addressed.

i

Proxy Statement

March 18, 2026

Proxy and Voting Information

A notice of the internet availability of proxy materials or a paper copy of this proxy statement, our 2025 Annual Report, and a form of proxy or voting instruction card is first being mailed or made available to shareholders on March 18, 2026, in connection with the solicitation of proxies by the Board of Directors of American Electric Power Company, Inc., 1 Riverside Plaza, Columbus, Ohio 43215, for the annual meeting of shareholders to be held on April 28, 2026 (the “Annual Meeting”), and any adjournment or postponement thereof, exclusively via live webcast at meetnow.global/AEP2026.

We use the terms “AEP,” the “Company,” “we,” “our,” and “us” in this proxy statement to refer to American Electric Power Company, Inc. and, where applicable, its subsidiaries. In addition, the 2026 Annual Meeting of Shareholders is referred to as the “Annual Meeting.” All references to “years,” unless otherwise noted, refer to our fiscal year, which extends from January 1 through December 31.

Who Can Vote.  Only the holders of shares of AEP common stock, $6.50 par value (the “common stock”), at the close of business on the record date, March 4, 2026, are entitled to vote at the Annual Meeting. Each such holder has one vote for each share held on all matters to come before the meeting. On March 4, 2026, there were , ,  shares of common stock outstanding.

How to Attend the Virtual Annual Meeting. The Annual Meeting will be a virtual meeting of shareholders conducted exclusively by webcast.

You will be able to attend the Annual Meeting online at meetnow.global/AEP2026.

The virtual Annual Meeting will begin promptly at 8:00 a.m., Eastern Time. We encourage you to access the meeting before it begins. Registration will begin at 7:40 a.m., Eastern Time.

How to Participate in the Virtual Annual Meeting. All shareholders can listen to the virtual Annual Meeting by signing onto the virtual Annual Meeting as a guest. However, if you wish to participate in the virtual Annual Meeting by submitting questions during the meeting or voting shares online during the meeting, you must sign on as a shareholder.

If you are a shareholder of record (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the virtual Annual Meeting. Please follow the instructions on the proxy card or the notice of internet availability of proxy materials, or in the proxy material notification email that you received.

If you are a “Beneficial Owner” (i.e., you hold shares through an intermediary, such as a bank or broker), and want to attend the virtual Annual Meeting with the ability to ask a question and/or vote, you may either:

(1)submit proof of your proxy power (i.e., a legal proxy) from your bank or broker reflecting your ownership of common stock as of the record date along with your name and email address to Computershare by email to: legalproxy@computershare.com; or

(2)by mail to: P.O. Box 43001 Providence, RI 02940-3001.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 23, 2026.

(1) You will receive a confirmation of your registration by email after your registration materials have been received.

(2)We have arranged for an online registration solution to allow Beneficial Owners to register online at the virtual Annual Meeting to attend, ask questions, and vote, provided their intermediary is part of this industry solution. We expect that the vast majority of Beneficial Owners will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is provided as a convenience to Beneficial Owners only. There is no guarantee this option will be available for every type of Beneficial Owner voting control number. Please contact your bank or broker if you wish to confirm whether they are part of this industry solution. If they are not part of this industry solution, you will not be able to use the control number received from them to register at the Annual Meeting and will need to register in advance as described above.

Please visit meetnow.global/AEP2026 for more information on the available options and registration instructions.

How You Can Vote.  Shareholders of record can vote by (i) mailing their signed proxy cards; (ii) calling a toll-free telephone number; (iii) using the internet; or (iv) participating in the Annual Meeting at meetnow.global/AEP2026. The telephone, internet, and in-person virtual voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Instructions for shareholders of record who wish to use the telephone or internet voting procedures are on the proxy card or the website shown on the notice of internet availability of proxy materials.

If your shares are held in the name of an intermediary, such as a bank, broker, or other holder of record, you will receive instructions from the intermediary that you must follow in order for you to vote your shares.

When proxies are signed and returned, the shares represented thereby will be voted by the persons named on the proxy card or by their substitutes in accordance with shareholders’ directions. If a proxy card is signed and returned without choices marked, it will be voted for the nominees for directors listed on the card and as recommended by the Board of Directors with respect to other matters. The proxies of shareholders who are participants in the Dividend Reinvestment and Stock Purchase Plan include both the shares registered in their names and the whole shares held in their plan accounts on March 4, 2026.

Revocation of Proxies. A shareholder giving a proxy may revoke it at any time before it is voted at the meeting by voting again after the date of the proxy being revoked or by attending the virtual meeting and voting online.

How Votes are Counted. The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Brokers holding shares must vote according to specific instructions they receive from the Beneficial Owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Broker non-votes will be considered as present for quorum purposes, but they are not considered as votes cast and will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals. For Proposal 3, broker non-votes will have the same effect as a vote “against” the proposal, as Proposal 3 requires the affirmative vote of a majority of the outstanding shares entitled to vote.

The Company has implemented a majority voting standard for the election of directors in uncontested elections. The election of directors at the Annual Meeting is an uncontested election, so for a nominee to be elected to the Board, the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” his or her election. If a nominee does not receive a greater number of votes “for” his or her election than “against” such election, he or she will be required to tender his or her resignation for the Board’s consideration of whether to accept such resignation in accordance with our Bylaws.

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass, and the effect of abstentions on each proposal.

Item	Board Recommendation		Voting Standard	Abstentions
Item 1 – Election of the ten directors named in this proxy statement	✓	FOR EACH NOMINEE	Majority of votes cast for each Director	No effect
Item 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2026(1)	✓	FOR	Majority of votes cast	No effect
Item 3 – Amendment of the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock	✓	FOR	Majority of shares outstanding entitled to vote	Against
Item 4 – Approval of the AEP Employee Stock Purchase Plan	✓	FOR	Majority of votes cast	No effect
Item 5 – Approval, on an advisory basis, of the Company’s named executive officer compensation (1)	✓	FOR	Majority of votes cast	No effect
(1) As advisory votes, the proposals to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2026 and to approve executive compensation are not binding upon the Company. However, the Board, the Audit Committee, and the Human Resources Committee value the opinions expressed by shareholders and will consider the outcome of these votes when making future decisions.

Multiple Copies of Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials to Shareholders. Securities and Exchange Commission (SEC) rules provide that more than one annual report, proxy statement or notice of internet availability of proxy materials need not be sent to the same address. This practice is commonly called “householding” and is intended to eliminate duplicate mailings of shareholder documents. Mailing of your annual report, proxy statement or notice of internet availability of proxy materials is being householded indefinitely unless you instruct us otherwise. Beneficial Owners should contact their bank, broker, or other nominee. We will deliver promptly, upon written or oral request, a separate copy of the annual report, proxy statement, or notice of internet availability of proxy materials to a shareholder at a shared address. To receive a separate copy of the annual report, proxy statement, or notice of internet availability of proxy materials, write to AEP, attention: Investor Relations, 1 Riverside Plaza, Columbus, OH 43215 or email investors@aep.com. If more than one annual report, proxy statement, or notice of internet availability of proxy materials is being sent to your address, at your request, mailing of the duplicate copy can be discontinued by contacting our transfer agent, Computershare Trust Company, N.A. (Computershare), at 800-328-6955 or writing to them at PO Box 43078 Providence, RI 02940-3078. If you wish to resume receiving separate annual reports, proxy statements, or notice of internet availability of proxy materials at the same address in the future, you can contact Computershare at 800-328-6955 or write to them at PO Box 43078 Providence, RI 02940-3078. The change will be effective 30 days after receipt.

Additional Information. Our website address is aep.com. We make available free on the Investor Relations section of our website (aep.com/investors) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (Exchange Act). We also make available through our website other reports filed with or furnished to the SEC under the Exchange Act, including our proxy statements and reports filed by officers and directors under Section 16(a) of the Exchange Act. You may request free printed copies of any of these materials and information by contacting Investor Relations at: AEP, Attention: Investor Relations, 1 Riverside Plaza, Columbus, OH 43215. We do not intend for information posted on our website to be part of this proxy statement. In addition, this proxy statement and the Annual Report for the fiscal year ended December 31, 2025, are available at edocumentview.com/aep.

Item 1. Election of Directors

As of the filing date of this proxy statement, AEP’s Board of Directors consists of 12 members. On December 22, 2025, the Company entered into a Board Observer Agreement (the “Board Observer Agreement”) with the Icahn Group (as defined herein) and Andrew J. Teno (together with the Icahn Group, “Icahn”), pursuant to which the Company and Icahn agreed, among other things, (i) to terminate the Director Appointment and Nomination Agreement described below in “Certain Relationships and Related Person Transactions”; and (ii) that Hunter C. Gary would not be nominated for election to the Board at the Company's 2026 Annual Meeting. On February 13, 2026, Hank P. Linginfelter notified the Board that he would not stand for re-election to the Board at the Company’s 2026 Annual Meeting. Mr. Linginfelter stated that his decision is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Therefore, the Board of Directors has authorized a reduction in the size of the Board to 10 members, effective April 28, 2026, as permitted by the Bylaws.

Ten directors are to be elected at the 2026 Annual Meeting to hold office until the next annual meeting and until their successors have been elected and qualified. AEP’s Bylaws provide that the number of directors of AEP shall be such number, not less than 9 nor more than 17, as shall be determined from time to time by resolution of the Board.

All of the nominees were nominated by the Board on the recommendation of the Nominating and Governance Committee following an individual evaluation of each nominee’s qualifications and their 2025 performance. All of the nominees were last elected by shareholders at the 2025 annual meeting of shareholders.

The proxies named on the proxy card or their substitutes will vote for the Board’s nominees, unless instructed otherwise. We do not expect any of the nominees will be unable to stand for election or be unable to serve if elected. If a vacancy in the slate of nominees occurs before the meeting, the proxies may be voted for another person nominated by the Board or the number of directors may be reduced accordingly.

The Board of Directors unanimously recommends a vote FOR each of the director nominees below.

Biographical Information.  The following brief biographies of the nominees include their principal occupations, ages on the date of this proxy statement, accounts of their business experience and other relevant information. Data with respect to the number of shares of AEP’s common stock and stock-based units beneficially owned by each nominee appears on page 91.

Nominees For Director

Bill Fehrman	Chair, President, and CEO	Other Public Company Directorships:
	American Electric Power Company, Inc.	• None

	Age: 65	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: August 2024	• Centuri Holdings, Inc.
	Independent: No	• Vestas Wind Systems A/S

AEP Committees:
• Executive

Professional Highlights

Elected president and chief executive officer of the Company effective as of August 1, 2024, and chair of the Board effective August 1, 2025. Mr. Fehrman served as president and chief executive officer of Centuri Holdings, Inc., a strategic infrastructure services company, from January 2024 to July 2024. Mr. Fehrman served as president, chief executive officer, and a director of Berkshire Hathaway Energy Company (BHE), a subsidiary of Berkshire Hathaway, Inc., a multinational conglomerate (2018-2023). President and chief executive officer of MidAmerican Energy Company (2007-2018). Mr. Fehrman served in a variety of other roles prior to this, including president and chief executive officer of Berkshire Hathaway Energy Renewables, president and chief executive officer of PacifiCorp Energy, and president and chief executive officer of Nebraska Public Power District.

Skills and Qualifications

Mr. Fehrman’s qualifications to serve on the Board include his senior executive experience in the regulated electric utility industry, experience as a public company director, and deep knowledge of the Company as our chief executive officer. Mr. Fehrman has a diverse background in finance, operations, regulatory matters, safety, cybersecurity, and renewable energy. His extensive experience in the utility industry provides valuable insight into both the risks we face and effective management of those risks to deliver strong results over the long term. His involvement in the utility industry also provides significant expertise on regulatory and policy issues that are central to our business.

Ben Fowke	Retired Chairman, CEO and President	Other Public Company Directorships:
	Xcel Energy Inc.	• None

	Age: 67	Prior Public Company Directorships Held in the Past Five Years
	Director Since: February 2022	• Xcel Energy Inc.
Independent: Yes

AEP Committees:
• Executive
• Finance (Chair)
• Human Resources
• Nominating and Governance

Professional Highlights

Former interim chief executive officer and president of the Company from February 2024 to July 2024, and senior advisor from August 2024 to October 2024. Retired chairman of the board of directors of Xcel Energy Inc., a utility holding company (Xcel) (2011-2021), and retired chief executive officer of Xcel (2011-2021). Mr. Fowke served as president of Xcel (2011-2020), chief operating officer of Xcel (2009-2011), and chief financial officer of Xcel (2003-2009). Mr. Fowke also served as chief executive officer of Xcel’s utility subsidiaries Northern States Power Company, Public Service Company of Colorado, and Southwestern Public Service Co. (2015-2021).

Skills and Qualifications

Mr. Fowke’s qualifications to serve on the Board include his executive experience in the regulated electric and gas utility industry and his experience as a public company director. Having served as a chief financial officer, he has a strong background in finance, financial reporting, and shareholder outreach. Mr. Fowke also has experience in environmental issues, operations, and the energy business. His extensive experience in the utility industry provides both valuable insight into the risks we face and effective management of those risks to deliver strong results over the long term. His involvement in the utility industry also provides significant expertise on regulatory and policy issues that are central to our business.

Art A. Garcia	Retired Executive Vice President and CFO,	Other Public Company Directorships:
	Ryder System, Inc.	• ABM Industries Incorporated
• Elanco Animal Health Incorporated
• Raymond James Financial, Inc.
Age: 64
	Director Since: September 2019	Prior Public Company Directorships Held in the Past Five Years:
	Independent: Yes	• None

AEP Committees:
• Audit (Chair)
• Finance

Professional Highlights

Retired chief financial officer of Ryder System, Inc. (Ryder), a provider of fleet management, supply chain management, and logistic solutions (2010-2019). Senior vice president and controller of Ryder (2005-2009). Mr. Garcia is a certified public accountant who began his career with Coopers & Lybrand before joining Ryder.

Skills and Qualifications

Mr. Garcia’s qualifications to serve on the Board include his corporate finance and accounting expertise as a chief financial officer and his experience as a public company director. While at Ryder, Mr. Garcia held several positions of increasing responsibility, including group director accounting services, as well as senior vice president and corporate controller before his appointment as chief financial officer. Mr. Garcia also oversaw corporate strategy and development and led the reengineering of the company’s finance function to drive increased efficiencies. His extensive finance expertise provides valuable insight in the areas of financial reporting and accounting and controls. He also brings to the Board relevant experience in risk management, regulated industries, safety, and strategy development.

Sandra Beach Lin	Retired CEO,	Other Public Company Directorships:
	Calisolar, Inc.	• Avient Corporation
• Trinseo PLC
Age: 68
	Director Since: July 2012	Prior Public Company Directorships Held in the Past Five Years:
	Independent: Yes	• None

AEP Committees:
• Audit
• Executive
• Nominating and Governance (Chair)
• Technology

Professional Highlights

Retired chief executive officer of Calisolar, Inc., a solar silicon company (2010-2011). Executive vice president, then corporate executive vice president of Celanese Corporation, a global hybrid chemical company (2007-2010). Previous senior operating roles at Avery Dennison, Alcoa, and Honeywell. National Association of Corporate Directors Board Leadership Fellow.

Skills and Qualifications

Ms. Lin’s qualifications to serve on the Board include her extensive senior executive experience managing large global businesses in multiple industries and her experience as a public company director. Ms. Lin has served as a senior executive in operational roles at numerous industrial manufacturing sites, which gave her significant experience in employee safety and manufacturing. In her senior leadership positions, she created and executed strategies in diverse industries, including automotive, packaging, specialty chemicals, and solar energy. She also has extensive knowledge of sales and marketing. In her executive leadership as the chief executive officer of a materials supplier to the solar industry, she helped bring to market new, innovative technology to reduce costs to solar cell manufacturers.

Margaret M. McCarthy	Retired Executive Vice President -	Other Public Company Directorships:
	Technology Integration,	• Alignment Healthcare
	CVS Health Corporation	• First American Financial Corporation
• Marriott International Inc.
Age: 72
	Director Since: April 2019	Prior Public Company Directorships Held in the Past Five Years:
	Independent: Yes	• Brighthouse Financial, Inc.

AEP Committees:
• Audit
• Nuclear Oversight
• Technology

Professional Highlights

Retired executive vice president-Technology Integration of CVS Health Corporation, a U.S.-based healthcare company (2018-2019). Executive vice president of operations and technology for Aetna, Inc., a diversified health care benefits company (2010-2018). Prior to joining Aetna in 2003, she served in information technology-related roles at CIGNA Healthcare and Catholic Health Initiatives.

Skills and Qualifications

Ms. McCarthy’s qualifications to serve on the Board include her extensive senior executive experience in the healthcare industry and her experience as public company director. Ms. McCarthy was responsible for innovation, technology, data security, procurement, real estate, and service operations at Aetna. Ms. McCarthy also worked in technology consulting at Accenture and was a consulting partner at Ernst & Young. She was previously a director of a data center and cloud security company. She has extensive experience in the regulated insurance industry, business strategy, customer experience, and cyber and physical security.

Daryl Roberts	Retired Senior Vice President and Chief	Other Public Company Directorships:
	Operations and Engineering Officer,	• AdvanSix
DuPont de Nemours Inc.

	Age: 57	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: December 2020	• None
Independent: Yes

AEP Committees:
• Human Resources
• Nominating and Governance
• Technology

Professional Highlights

Owner of DRM Consulting and Advisory Services, LLC. Retired senior vice president and chief operations and engineering officer of DuPont de Nemours Inc., a diversified global specialty chemicals company (2018-2025). Vice president, Manufacturing, Engineering and Regulatory Services (2015-2018), and senior director, Manufacturing and Regulatory Services of Arkema S.A. (2012-2015). Mr. Roberts served in various manufacturing, health and safety, operations and engineering positions at Arkema S.A. (1998-2012).

Skills and Qualifications

Mr. Roberts’ qualifications to serve on the Board include his service as a senior executive in the global manufacturing industry. He also brings to the Board relevant experience in engineering, manufacturing, operations, regulatory, and health and safety. Through his roles in the manufacturing industry, he also has experience managing compliance, regulatory, and public policy matters.

Joseph G. Sauvage	Retired Vice Chairman and Chairman,	Other Public Company Directorships:
	Global Power, Utilities, and Renewables,	• None
Citigroup Inc.

	Age: 73	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: April 2025	• None
Independent: Yes

AEP Committees:
• Audit
• Finance

Professional Highlights

Retired vice chairman and chairman of Global Power, Utilities, and Renewables of Citigroup, an investment bank and financial services company (2008-2024). Prior to joining Citigroup, Mr. Sauvage served in investment banking roles at Lehman Brothers, Inc. (1977-2008), including vice chairman and global head of Power, Utilities, and Renewables. Mr. Sauvage served as a vice chairman of the Wall Street Advisory Group and as a member of the executive committee for the EPRI Advisory Council.

Skills and Qualifications

Mr. Sauvage brings extensive expertise in strategic mergers and acquisitions (M&A), financial restructuring, and complex capital raises. This experience, combined with broad-based expertise in capital markets, has equipped him with a deep understanding of the challenges and opportunities facing power and utility companies, making him a valuable asset for Board discussions and decision-making. Having worked with prominent clients in the industry has provided him with the opportunity to develop strong relationships with financial sponsors and other alternative capital market providers as well as insight into market dynamics, positioning him to contribute effectively to the Board’s strategic initiatives and efforts to access the capital markets.

Daniel G. Stoddard	Owner and Principal	Other Public Company Directorships:
	Stoddard Consulting Services, LLC	• None

	Age: 63	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: August 2023	• None
Independent: Yes

AEP Committees:
• Audit
• Nuclear Oversight (Chair)
• Technology

Professional Highlights

Mr. Stoddard has been the owner and principal of Stoddard Consulting Services, LLC, which provides consulting services to the utility industry, with a focus on nuclear generation, since 2024. Retired senior vice president and chief nuclear officer of Dominion Energy, Inc., a utility holding company (Dominion) (2016-2023) and retired president-contracted assets of Dominion (2019-2023). Mr. Stoddard also served as senior vice president-nuclear operations of Dominion (2011-2016), and vice president-nuclear operations of Dominion (2010-2011).

Skills and Qualifications

Mr. Stoddard’s qualifications to serve on the Board include his nuclear expertise as the chief nuclear officer of Dominion where he oversaw the operations of Dominion’s seven nuclear units in three states, and his experience managing renewables facilities as president of Dominion’s contracted assets business where he oversaw more than 50 contracted solar generating facilities in nine states. Mr. Stoddard brings to the Board decades of experience in the nuclear and utility industries, including high level executive management and business oversight experience. He has substantial experience working with federal government administrators, which provides valuable insights in governmental and regulatory issues. His extensive experience in operations provides insights in risk management, safety, personnel development, and environmental matters. His experience in the nuclear industry also provides him substantial experience in physical security and cybersecurity.

Sara Martinez Tucker	Former CEO,	Other Public Company Directorships:
	National Math and Science Initiative	• Service Corporation International

	Age: 70	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: January 2009	• Cornerstone OnDemand, Inc.
Independent: Yes

AEP Committees:
• Executive
• Human Resources (Chair)
• Nominating and Governance

Professional Highlights

Former chair of the Board of the Company from February 2024 to August 2025. Former chief executive officer of the National Math and Science Initiative (2013-2015). From 2009 to February 2013, independent consultant. Former Under Secretary of Education in the U.S. Department of Education (2006-2008). Chief executive officer and president of the Hispanic Scholarship Fund (1997-2006). Retired executive of AT&T.

Skills and Qualifications

Ms. Tucker’s qualifications to serve on the Board include her experience in governmental affairs in the highly regulated telecommunications industry and as the Under Secretary of Education, her management positions in human resources and customer service operations, and her experience as a public company director. Her leadership positions in government and education provide perspective on social responsibility and diversity. Ms. Tucker brings to the Board relevant expertise from her various leadership positions in government and education and her business experience at AT&T in regulatory affairs, government and public policy matters. As an executive at AT&T, she gained experience in consumer and retail businesses and human resources.

Lewis Von Thaer	President and CEO,	Other Public Company Directorships:
	Battelle Memorial Institute	• KBR, Inc.

	Age: 65	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: February 2022	• None
Independent: Yes

AEP Committees:
• Human Resources
• Nuclear Oversight
• Technology (Chair)

Professional Highlights

President and chief executive officer of Battelle Memorial Institute, the world’s largest independent research and development organization, since October 2017. Mr. Von Thaer served as chief executive officer of DynCorp International (2015-2017), executive vice president and president of the National Security Sector of Leidos, Inc. (2013-2015), and corporate vice president of General Dynamics Corporation and president of its Advanced Information Systems division (2005-2013).

Skills and Qualifications

Mr. Von Thaer’s qualifications to serve on the Board include his technology expertise as the chief executive officer of Battelle and his experience as a director of Pacific Northwest National Laboratory and UT-Battelle (the operator of Oak Ridge National Laboratory). Mr. Von Thaer brings to the Board decades of employment in the global manufacturing and research industries, including high level executive management and business oversight experience. He has substantial experience working with federal government administrators, which provides valuable insights in governmental, regulatory, and public policy issues. His extensive experience in management and operations provides insights in risk management, safety and health, personnel development, and environmental matters. As a former Bell Laboratories engineer and a member of the defense science board from 2010-2012, Mr. Von Thaer also brings significant engineering experience.

AEP’s Board of Directors and Committees

Board Meetings. The Board expects that its members will rigorously prepare for, attend and participate in all Board and applicable committee meetings. Directors are also expected to become familiar with AEP’s management team and operations as a basis for discharging their oversight responsibilities. During 2025, the Board held seven regular meetings and one special meeting. AEP typically encourages, but does not require, members of the Board to attend the annual shareholder meeting. Last year, all directors serving on the Board at that time attended the annual meeting virtually.

Committees. As of the filing date of this proxy statement, the Board currently has seven standing committees. The table below shows the number of meetings conducted in 2025 by each committee and the directors who currently serve on these committees. The average director attendance in 2025 was 98.2%. Each director attended 90.5% or more of the meetings of the Board and committees on which he or she served during 2025.

On December 2, 2025, the Board approved, effective July 1, 2026, a reduction in the number of active committees of the Board from seven to five by (i) eliminating the Finance Committee and allocating its responsibilities and duties between the full Board and the Audit Committee; and (ii) combining the Nominating and Governance Committee and the Human Resources Committee, and renaming the combined committee the Nominating, Governance & Compensation Committee. These changes were made to eliminate overlapping content currently presented in the Audit Committee, Finance Committee, and Chief Financial Officer’s Board reports and consolidate the complementary work of the Human Resources Committee and the Nominating and Governance Committee.

On December 22, 2025, the Board adopted amendments to the Bylaws of the Company, effective July 1, 2026, to update Section 17 of the Bylaws to reflect a change in the name of the Governance Committee to Nominating, Governance & Compensation Committee.

BOARD COMMITTEES
DIRECTOR	Audit	Executive	Finance	Human Resources	Nominating and Governance	Nuclear Oversight	Technology
Mr. Fehrman		X (Chair)
Mr. Fowke		X	X (Chair)	X	X
Mr. Garcia	X (Chair)*		X
Mr. Gary	X*						X
Ms. Lin	X*	X			X (Chair)		X
Mr. Linginfelter			X			X
Ms. McCarthy	X					X	X
Mr. Roberts				X	X		X
Mr. Sauvage	X*		X
Mr. Stoddard	X*					X (Chair)	X
Ms. Tucker		X		X (Chair)	X
Mr. Von Thaer				X		X	X (Chair)
2025 Meetings	7	0	4	6	5	4	4
*Audit Committee financial expert

The functions of the committees are described below. The committee charters provide a more detailed discussion of the purposes, duties, and responsibilities of the committees. The charters for each of our standing committees can be found on our website at aep.com/investors/governance.

The Audit Committee is responsible for, among other things, (i) the appointment of the independent registered public accounting firm (independent auditor) for the Company; (ii) reviewing with the independent auditor the plan and scope of the audit and approving audit fees; (iii) monitoring the adequacy of financial reporting and internal controls over financial reporting; and (iv) meeting periodically with the internal auditor and the independent auditor.

Consistent with the rules of Nasdaq and the SEC and our Director Independence Standards, all members of the Audit Committee are independent. The Board has also determined that Messrs. Garcia, Sauvage, and Stoddard, and Ms. Lin are “audit committee financial experts” as defined by SEC rules.

The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations prescribed in the Bylaws, during the intervals between meetings of the Board.

The Finance Committee monitors and reports to the Board with respect to the capital requirements and financing plans and programs of AEP and its subsidiaries, including reviewing and making recommendations concerning their short- and long-term financing plans and programs. The Finance Committee also provides recommendations to the Board on dividend policy, including the declaration and payment of dividends. The Finance Committee also reviews and approves the treasury policies of the Company.

The Human Resources Committee (the HR Committee) annually reviews and approves AEP’s executive compensation in the context of the performance of management and the Company. Each of the current members of the HR Committee has been determined to be independent by the Board in accordance with Nasdaq and SEC rules applicable for board and committee service and our Director Independence Standards. Each member is also a “non-employee director” as defined in SEC Rule 16b-3 under the Exchange Act.

The HR Committee also reviews the Compensation, Discussion and Analysis section of this proxy statement, and recommends that it be included in the Company’s Annual Report on Form 10-K.

For a more complete description of the HR Committee’s responsibilities, see the Human Resources Committee Report on page 62.
The Nominating and Governance Committee (the Governance Committee) is responsible for:

1.Recommending the size of the Board within the limits imposed by the Bylaws.

2.Recommending selection criteria for nominees for election or appointment to the Board.

3.Conducting independent searches for qualified nominees and screening the qualifications of candidates recommended by others.

4.Recommending to the Board nominees for appointment to fill vacancies on the Board as they occur and the slate of nominees for election at the annual meeting.

5.Reviewing and making recommendations to the Board with respect to compensation of directors and corporate governance.

6.Recommending members to serve on committees and chairs of the committees of the Board.

7.Reviewing the independence and possible conflicts of interest of directors and executive officers.

8.Overseeing the AEP Corporate Compliance Program.

9.Overseeing AEP’s political engagement.

10.Overseeing the annual evaluation of individual directors.

11.Monitoring AEP’s Related Person Transaction Approval Policy.

12.Overseeing AEP’s Corporate Sustainability Report.

Consistent with the rules of Nasdaq and the SEC and our Director Independence Standards, all members of the Governance Committee are independent.

The Nuclear Oversight Committee is responsible for overseeing and reporting to the Board with respect to the management and operation of AEP’s nuclear generation.

The Technology Committee provides review and oversight of AEP’s information technology strategy and investments, including internal and external labor strategy; provides review and oversight of AEP’s framework and programs designed to address risks related to cybersecurity, artificial intelligence, information technology, and associated operational resiliency; and otherwise provides review and oversight of issues related to setting the information technology and cybersecurity strategy of the Company. The Technology Committee is also responsible for overseeing and reporting to the Board on emerging and innovative business solutions, including new technologies such as nuclear small modular reactors (SMRs).

Corporate Governance

AEP maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including AEP’s Principles of Corporate Governance (Principles), AEP’s Principles of Business Conduct, Code of Business Conduct and Ethics for Members of the Board of Directors, Director Independence Standards, Political Engagement Policy and charters for the Audit Committee, the Governance Committee and the HR Committee. The corporate governance page can be found at aep.com/investors/governance. Printed copies of all of these materials also are available without charge upon written request to Investor Relations at: AEP, attention: Investor Relations, 1 Riverside Plaza, Columbus, Ohio 43215.

We are committed to strong governance practices that protect the long-term interests of our shareholders. Our governance framework includes the following key governance best practices:

Governance Highlights
•	9 out of 10 director nominees are independent	•	Annual shareholder engagement on governance issues, including strategy with independent Lead Director participation
•	Strong independent Lead Director with clearly delineated duties	•	Executive sessions of non-management directors, with limited exception, before and after every Board meeting
•	Annual election of all directors	•	Robust stock ownership requirements for executive officers and non-employee directors
•	Majority voting in the election of directors with director resignation policy (plurality standard to apply in contested elections)	•	Risk oversight by full Board and Committees
•	Annual Board and Committee self-evaluations, including individual Board member evaluations	•	Board and Committees may hire outside advisors independently of management
•	Audit Committee, HR Committee, and Governance Committee composed entirely of independent directors	•	Board members limited to four public company directorships
•	Diverse Board in terms of background and specific skills and qualifications	•	Proxy access for shareholders

Directors

Qualifications

The Principles are available on our website at aep.com/investors/governance. With respect to director qualifications and attributes, the Principles provide that, in nominating a slate of directors, it is the Board’s objective, with the assistance of the Governance Committee, to select individuals with skills and experience to effectively oversee management’s operation of the Company’s business.

In addition, the Principles provide that directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom and mature judgment. In addition, they should have skills and experience that mesh effectively with the skills and experience of other Board members, so that the talents of all members blend together to be as effective as possible in overseeing a large energy business. These requirements are expanded upon in the Criteria for Evaluating Directors (Criteria). The Criteria are available on the Company’s website at aep.com/investors/governance.

Annual Board and Committee Self-Evaluations

The Board conducts an annual self-evaluation to assess whether the Board, its committees, and each member of the Board are working effectively, and to provide an opportunity to reflect upon and improve processes and effectiveness. Each committee conducts its own annual self-evaluation and reports the results to the Board. Each committee’s evaluation includes an assessment of the committee’s compliance with the Principles and the committee’s charter. For further discussion on the evaluation process, see Annual Board, Committee, and Individual Director Evaluations on page 29.

Director Onboarding and Continuing Education

Our onboarding process is designed to familiarize new directors with our businesses, strategies, and policies and to assist new directors in developing Company and industry knowledge to optimize their service on the Board. New directors meet with leaders of our various business functions to gain a better understanding of the strategy and priorities of the Company, as well as visiting key assets and operations in our service territory.

The Board believes that the Company’s success in achieving its long-term strategic objectives requires its members to participate in continuous learning to promote the investment in knowledge of the opportunities and challenges faced by the Company. To that end, the members of the Board are encouraged to take advantage of various resources available to them, including attendance at seminars and conferences offered by third parties, to enhance the skills and knowledge directors use to perform their responsibilities. Management periodically provides the Board with a current list of education opportunities available for directors. In addition, the Company is a member of G100’s Board Excellence program, a program for promoting board performance, and membership is available to all members of the Board.

In the Board’s assessment that was reviewed in early 2025, the Board identified topics on which they would like to receive additional education and briefings, guidance on additional metrics they would like to see regularly, and best practices that they had observed during the year. In direct response, we facilitated director site visits, including to one of the Company’s renewable energy facilities. We also conducted director education sessions throughout the year for the Board and Committees, including, as appropriate, outside speakers. Topics addressed included industry and economic trends and a review of the nuclear power industry and the performance of the Company’s nuclear generating facility.

Diversity

The Criteria also includes the Company’s statement regarding how the Board considers diversity in identifying nominees for our Board. The Criteria provides for the following objectives and considerations.

Two central objectives in selecting board members and continued board service are that the skills, experiences and perspectives of the Board as a whole should be broad and diverse, and that the talents of all members of the Board should blend together to be as effective as possible. Diversity in background, age, tenure of board service, and geography of directors, consistent with the Board’s requirements for knowledge, standards, and experience, are desirable in the mix of Board members.

Our Governance Committee considers these criteria each year as it determines the slate of director nominees to recommend to the Board for election at our annual meeting. It also considers these criteria each time a new director is recommended for election or appointment to the Board. The Governance Committee is committed to including qualified candidates who reflect diverse backgrounds in each director search.

Understanding the importance of Board composition and refreshment for effective oversight, the Governance Committee strives to maintain an appropriate balance of tenure, diversity, skills, and experience on the Board. Below are highlights of the composition of our director nominees:

Director Nominee Diversity

Selection of Director Candidates

The Governance Committee is responsible for recruiting new directors and identifies, evaluates, and recommends director candidates to the Board. In addition, the Chair meets with the Governance Committee to regularly assess the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Governance Committee through shareholders, management, current members of the Board, or search firms. Shareholders who wish to recommend director candidates to the Governance Committee may do so by following the procedures described in Shareholder Proposals and Nominations.

Linking Business Strategy with Key Skills Represented on the Board

AEP’s long-term strategy is to be a pure play, regulated, electric utility focused on investment in infrastructure and energy solutions that customers want and need. We are committed to improving our customers’ lives with reliable, affordable power. We are also focused on building a smarter energy infrastructure and delivering new technologies and custom energy solutions to our customers. We operate and maintain the nation’s largest electricity transmission system with 40,000 line circuit miles and more than 252,000 line circuit miles of distribution to efficiently deliver safe, reliable power to nearly 5.6 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 30,000 megawatts of diverse generating capacity.

The Governance Committee and the Board regularly consider the Company’s strategy and the particular skills, experiences, and other qualifications that should be represented on the Board as a whole, to effectively oversee the Company’s strategic direction. As part of the Board’s succession planning, the Board reviews the skills currently represented on the Board but, more importantly, focuses on the skills needed in the short-, medium-, and long-term.

We believe that our director nominees, taken as a group, possess the skills and expertise appropriate for maintaining an effective Board aligned with the Company’s long-term strategy. Listed below are summaries of specific qualifications that the Governance Committee and the Board believe should be represented on the Board.

Senior Executive Leadership and Business Strategy	Regulated Industry Experience

Directors who hold or have held significant senior leadership experience as a CEO or senior executive provide the Company with unique insights. They generally possess extraordinary leadership skills as well as the ability to recognize and develop leadership skills in others. They have a practical understanding of organizations, strategy, and risk management, and know how to drive growth.

Our business is heavily regulated. AEP engages in a complex business with significant public policy and public safety implications. A portion of our business deals with nuclear regulations and operations. The development and execution of our strategy depend on directors who have experience with public policy issues in heavily regulated industries, energy markets, technology, renewable energy, and electric transmission and distribution infrastructure.

Government, Legal, and Environmental Affairs	Industrial Operations and Safety Experience

AEP is engaged in a business that is subject to extensive regulation by multiple state and federal regulatory authorities. Experience with and understanding of government regulation is critical to AEP’s efforts to help shape public policy and government regulation that has a direct effect on its business and strategy. The production of energy also has environmental implications and how we address rapidly evolving environmental regulation has important strategic implications. As such, we seek directors with experience in government, legal, and environmental affairs to provide insight on effective strategies in these areas.

AEP invests billions of dollars each year on maintenance and growth investments to improve reliability of our electric transmission and distribution systems, and to enhance customer service. It is important to have directors with experience in these complex processes because it allows the Board to provide AEP with appropriate decision-making and oversight related to complex capital projects. Ensuring the safety of AEP employees, contractors, and the public is imperative when executing these and other projects. Directors with safety experience can assist the Board in its oversight of the Company’s operations and its safety-related programs and performance.

Risk Management	Innovation and Technology

Managing risk in the rapidly changing utility industry is critical to our success. Directors with an understanding of the most significant risks facing AEP, and experience and leadership to provide effective oversight of management's risk processes are critical to our success.

The utility industry is rapidly changing with the development of new technologies and shifting energy policy and environmental regulation in energy markets. Therefore, it is important to have directors who possess experience in these areas.

Finance and Accounting	Cybersecurity and Physical Security

Accurate and transparent financial reporting is critical to our success. Given the capital-intensive nature of our business, we also seek directors who have experience overseeing effective capital allocation. We seek to have a number of directors who qualify as audit committee financial experts.

The industry in which AEP conducts its business is subject to physical and cyber threats against the security of assets and systems. AEP recognizes the importance of directors who possess experience in these areas.

Talent	Customer Experience and Marketing

Directors who have significant leadership experience as a CEO or senior executive understand how to build sustainable talent and culture programs and are better able to recognize and develop leadership skills and talents in others. In addition, such directors provide oversight and guidance on Company programs designed to attract and develop employee talent, build executive succession, engage employees, and foster a high-performance, diverse, and inclusive culture.

Understanding the needs of our customers is important in our rapidly changing industry. Marketing expertise is also important as our business becomes more competitive and as we focus on meeting customer expectations and transforming the customer experience. We seek directors who have experience in consumer businesses and are committed to excellence in service.

The table below summarizes the core competencies, qualifications, skills, and attributes the Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. A dot indicates a specific area of focus or expertise the director nominee has identified as core and on which the Board particularly relies. The matrix is intended as a high‑level summary and not an exhaustive list of each director nominee’s self-assessment of the key significant skills or contributions he or she brings to the Board. Our director nominees’ biographies describe each director’s background, qualifications, and relevant experience in more detail.

	Fehrman	Fowke	Garcia	Lin	McCarthy	Roberts	Sauvage	Stoddard	Tucker	Von Thaer
Independent		•	•	•	•	•	•	•	•	•
Senior Executive Leadership & Business Strategy	•	•	•	•	•	•	•	•	•	•
Finance or Accounting		•	•			•	•
Innovation & Technology				•	•	•				•
Regulated Industry Experience	•	•	•	•	•	•	•	•	•	•
Government, Legal, and Environmental Affairs	•	•				•			•
Industrial Operations Experience and Safety	•		•	•		•		•	•	•
Customer Experience or Marketing	•			•	•		•		•
Talent	•	•						•	•	•
Risk Management			•	•	•		•	•
Cybersecurity and Physical Security	•	•			•			•		•
Board Tenure	<2	4	6	13	6	5	<1	2	17	4
Age (as of March 6, 2026)	65	67	64	68	72	57	73	63	70	65

The Governance Committee also considers a wide range of additional factors, including each candidate’s projected retirement date to assist in Board succession planning; other positions the candidate holds, including other senior management positions and boards of directors on which he or she serves; and the independence of each candidate.

Typically, the Governance Committee identifies and recruits candidates through the use of an outside search firm. The Governance Committee provides the outside search firm with the characteristics, skills, and experiences that may complement those of the existing members. The outside search firm then provides recommendations for candidates with such attributes and skills. Mr. Fehrman also periodically meets with prospective candidates throughout the year to help establish a pipeline of qualified candidates during the Board refreshment process. The Governance Committee meets in executive session to discuss potential candidates and determines which candidates to interview.

The Governance Committee believes it is important to have a mix of experienced directors with a deep understanding of the Company and others who bring a fresh perspective. The Governance Committee has recruited new directors to the Board through the rigorous process described above. In the Board’s view, the best method for healthy board evolution is through thoughtful consideration of the nomination of directors prior to each election or appointment based on a variety of factors, including director performance, skills, and expertise, the Company’s needs and board diversity.

Director Independence

In accordance with Nasdaq standards, a majority of the members of the Board of Directors must qualify as independent directors. Under Nasdaq standards, no member of the Board is independent unless the Board affirmatively determines that such member does not have a direct or indirect material relationship with the Company. The Board has adopted categorical standards to assist it in making this determination of director independence (Director Independence Standards). These standards can be found on our website at aep.com/investors/governance.

We are an energy company that provides electric service in 11 states. Any organization that does business in our service territory is served by one of our subsidiaries. Many of our directors live in our service territory or are executives, directors, or trustees of organizations that do business in our service area. Most of those organizations purchase electric service from us. However, these organizations purchase electric service from us at tariff rates or at rates obtained through a competitive bid process. Therefore, the Governance Committee determined that none of those relationships impedes a director’s independence.

We make numerous charitable contributions to nonprofit and community organizations and universities in the states where we do business. Again, because many of our directors live in our service territory and are highly accomplished in their communities, our directors are frequently affiliated with many of the same educational institutions, museums, charities, and other community organizations. The Governance Committee reviews charitable contributions made by AEP and the American Electric Power Foundation to organizations with which our directors or their immediate family members are affiliated. The American Electric Power Foundation was created to support and play an active, positive role in the communities in which we operate by contributing funds to organizations in those communities. The Governance Committee determined that the Company’s contributions were not materially influenced by a director’s relationship with the organization, and therefore none of these relationships conflict with the interests of the Company or would impair a director’s independence or judgment.

Under Nasdaq standards and our Director Independence Standards, a member who is an employee, or whose immediate family member is an executive officer, of AEP or any of its subsidiaries is not independent until three years after such employment has ended; provided that employment by a director as an executive officer of AEP on an interim basis shall not disqualify that director from being considered independent following such employment if the interim employment did not last longer than one year. Mr. Fowke served as Interim President and Chief Executive Officer from February 2024 through July 2024 and then as Senior Advisor to the Company from August 2024 to October 2024, during which time Mr. Fowke did not act in the capacity of an independent director. As Mr. Fowke’s employment lasted less than one year, he is now considered independent under Nasdaq rules and our Director Independence Standards.

As a result of this review, the Board has determined that, other than Mr. Fehrman, none of the directors standing for election, including Messrs. Fowke, Garcia, Roberts, Sauvage, Stoddard, and Von Thaer and Mses. Lin, McCarthy, and Tucker, has a material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, and each is independent under Nasdaq rules and the Company’s Director Independence Standards. Further, the Board determined that Ms. Donna A. James and Messrs. Gary and Linginfelter were independent during the time that they served on the Board.

Shareholder Nominees for Directors

The Governance Committee will consider shareholder recommendations of candidates to be nominated as directors of the Company. All such recommendations must be in writing and submitted in accordance with the procedures described under Shareholder Proposals and Nominations and must include information required in AEP’s Policy on Consideration of Candidates for Director Recommended by Shareholders. A copy of this policy is on our website at aep.com/investors/governance. Shareholders’ nominees who comply with these procedures will receive the same consideration that all other nominees receive.

Board Leadership

We believe the Company and its shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under the Principles, the Board has the authority to combine or separate the positions of Chair and CEO, as well as to determine whether, if the positions are separated, the Chair should be an employee, non-employee, or an independent director.

At this time, the Board believes that the functioning of the Board is currently best served by maintaining a structure of having one individual serve as both Chair and CEO. The Board believes that having a single person acting in these capacities promotes unified leadership and direction for both the Board and management and also provides a clear focus to execute the Company’s strategy, especially during this time of significant change in the utility business. However, in certain circumstances, such as the transition from one chief executive officer to another, the Board believes it may be appropriate for the role of Chair and CEO to be split.

Under the Company’s Bylaws, in circumstances where the Chair of the Board is not independent or where the positions of Chair and Chief Executive Officer are filled by the same person, the Board is required to designate a Lead Director. The Company already has policies and practices in place to provide independent oversight of management and the Company’s strategy. The Board currently is comprised of eleven independent directors among its twelve members under applicable Nasdaq listing standards and the Company’s Director Independence Standards. The Board has authorized a reduction in the size of the Board to 10 members, effective April 28, 2026, as permitted by the Bylaws, and 9 out of the 10 nominees qualify as independent. Mr. Fehrman is not considered independent while he serves as President and Chief Executive Officer. The Board holds executive sessions before and after every regularly scheduled Board meeting and after most committee meetings, at which only independent directors are present. If the Board does not have an independent Chair, the independent directors select a Lead Director responsible for facilitating and chairing sessions of the independent directors.

Lead Director

The Board selected Ms. Tucker as Lead Director in August 2025, when the Board combined the positions of Chair and Chief Executive Officer. Prior to that, Ms. Tucker was independent Chair of the Board from February 2024 to July 2025 and served as Lead Director from February 2022 to February 2024. The purpose of the Lead Director is to promote the independence of the Board in order to represent the interests of the shareholders. The Lead Director is selected by the independent directors.

•Works closely with the Chair in developing the agenda for Board meetings and the information sent to the Board	•Participates in the Company’s annual shareholder outreach calls
•Consults with and advises the Chair on matters arising between Board meetings	•Sets the agenda for and chairs the executive sessions at every Board meeting
•Advises the Chair on Board Committee and Committee Chair assignments	•Serves as a liaison between the Chair and the independent directors
•Leads the Board’s annual self-assessment	•Has the authority to call special meetings of the Board
•Reviews the results of the annual evaluation of individual directors with each director	•Has the authority to retain outside legal counsel or other advisors as needed by the Board
•Co-leads, with the Chair of the HR Committee, the annual performance assessment of the Chief Executive Officer, when the Lead Director does not hold both positions

Board Tenure

While directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies, and objectives, the Board believes that Board refreshment is critical to responding to evolving strategic and risk environments. The Board also believes that it can continue to evolve and adopt new viewpoints through both Board refreshment, and the Board and director evaluation and nomination process described in this summary. Outside directors generally will not be nominated for re-election at the next annual meeting of shareholders following their 75th birthday. The Company’s Directors are elected annually.

The Board’s Role in AEP’s Risk Oversight Process

The Board has the overall responsibility for overseeing the Company’s management of risks. Management is responsible for identifying and managing the Company’s risks. The Board reviews the Company’s processes for identifying and managing risks and communicating with the Board about those risks.

Like other companies, we have very diverse risks. These include financial and accounting risks, capital deployment risks, operational risks — including nuclear, cybersecurity risks, compensation risks, liquidity risks, litigation risks, strategic risks, regulatory risks, reputation risks, human capital/corporate culture risks, natural-disaster risks, and technology risks. Some critical risks having enterprise-wide significance, such as corporate strategy and capital budget, require the full Board’s active oversight, but our Board committees also play a key role because they can devote more time to reviewing specific risks.

The Board is responsible for ensuring that these types of risks are properly delegated to the appropriate committee, and that the risk oversight activities are properly coordinated and communicated among the Board and the various committees that oversee the risks. Our Vice President of Audit Services oversees our enterprise risk management program and attends Audit Committee meetings, where he reviews and discusses Company risks. Management has prepared and categorized a list of the Company’s major types of risks. The Audit Committee reviewed that list and proposed an assignment of risks either to the full Board or to specific committees.

Cybersecurity risks and the effectiveness of AEP’s cybersecurity processes are reviewed annually with the Board of Directors and at several meetings throughout the year of the Technology Committee of the Board of Directors, the principal committee that exercises oversight with respect to these matters. Management provides the Board and the Technology Committee with regular updates on the Company’s security practices, policies, and training to prevent, protect, or reduce the impacts of cyber and physical attacks. Committee oversight in this area transferred from the Audit Committee to the Technology Committee in 2021, which allows for additional focus by the Board.

The Audit Committee is responsible for overseeing financial reporting risks and oversees the Company’s maintenance of financial and disclosure controls and procedures and specifically reviews our litigation and regulatory risks as part of their review of the Company’s disclosures. The Audit Committee also discusses AEP’s policies for risk assessment and risk management and annually assesses compliance with these processes. Our Chief Financial Officer, Vice President of Audit Services, Chief Accounting Officer, and General Counsel attend the Audit Committee meetings.

Our Finance Committee broadly oversees our financial risks, which include energy trading risks, liquidity risks, and interest rate risks. The Finance Committee reviews and approves the Company’s risk policies relating to our power marketing and hedging activities and also oversees the performance of the assets in our pension plans. Our Chief Financial Officer and General Counsel attend the Finance Committee meetings.

Our HR Committee reviews the Company’s compensation practices to evaluate whether they encourage excessive risk-taking and are consistent with the Company’s risk tolerance. The HR Committee also oversees our succession planning, executive leadership development, and other human capital related risks. Our Chief Executive Officer and Chief Human Resources Officer attend HR Committee meetings.

The Governance Committee focuses on corporate governance risks and oversees the Company’s Corporate Compliance Program, which includes the Company’s whistleblower program. Management provides the Governance Committee with regular updates on ethics and compliance training, programs, and policies to promote ethical standards of business conduct and a commitment to compliance with the law. The Governance Committee also oversees environmental performance and compliance risks and political engagement activities. Our Chief Executive Officer, Chief Financial Officer, and our General Counsel attend the meetings of the Governance Committee.

Our Nuclear Oversight Committee focuses on the specific risks of operating a nuclear plant. Our Chief Nuclear Officer attends the Nuclear Oversight Committee meetings.

The Technology Committee has oversight of AEP’s information technology strategy and investments, and AEP’s framework and programs designed to identify, assess, manage, and mitigate risks related to cybersecurity, artificial intelligence, information technology, and associated operational resiliency. The Technology Committee also has oversight of the Company’s response framework to address cyber, operational, and other business disruptive incidents that could impact AEP’s ability to deliver reliable service, protect customer and employee data, and otherwise be in legal compliance. Our Chief Information and Technology Officer and Chief Security Officer attend the Technology Committee meetings.

Compensation Risk

The Company has designed its executive compensation process, with oversight from the HR Committee, to identify and manage risks and to avoid excessive risk taking. The Company’s compensation programs have the following characteristics:

•Incentive metrics are capped at 200% of target, while award payouts for individual employees are capped at 250% of their target to limit the extent that employees could potentially profit by taking on excessive risk.

•A substantial majority of incentive compensation is provided to executive officers as long-term stock-based incentive compensation with the intent that short-term performance is not encouraged or rewarded at the expense of long-term performance. This is particularly important due to the large amount of long-term capital investments required in our business.

•Annual incentive compensation for nearly all employees, including all executive officers, is partly based on AEP’s operating earnings per share, further aligning incentive awards with the Company’s earnings.

•Safety measures are a significant portion of the annual incentive compensation metrics for all employees with the intention that employees are not encouraged to achieve earnings objectives at the expense of workforce safety.

•Long-term incentive compensation for 2025 was comprised of two equally weighted performance measures: cumulative operating earnings per share (EPS) and total shareholder return (TSR) relative to the Company’s utility peer group. EPS and TSR are both robust measures of shareholder value that reduce the risk that employees might be encouraged to pursue other objectives that increase risk or reduce long-term financial performance.

•Incentive compensation performance scores are subject to an internal audit. Incentive award payouts to senior AEP management are subject to review and approval of the HR Committee, or, in the case of the CEO, the independent members of the Board. The Board, the HR Committee, or AEP management, as applicable, have discretionary authority to reduce or eliminate any incentive payouts.

•Annual and long-term incentive payments and deferrals are subject to the Company’s recoupment of incentive compensation (clawback) policy.

•AEP generally grants 75% of its long-term incentive awards in the form of performance shares with a three-year performance and vesting period, and the remaining 25% in the form of restricted stock units (RSUs) that vest over a roughly three-year period. This award design aligns the interests of participants with the long-term interests of shareholders and serves as a retention tool.

•AEP maintains stock ownership requirements for senior officers and other key employees (covering 34 executives as of December 31, 2025).

As specified in its charter, the HR Committee, with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), and Company management, reviewed the Company’s compensation policies and practices for all employees, including executive officers. As a result of this review and the processes described above, the HR Committee concluded that the Company’s compensation program appropriately balances risks and rewards in a way that does not encourage excessive or imprudent risk taking or create risks that are reasonably likely to have a material adverse effect on the Company.

CEO and Senior Management Succession Planning

Our Board oversees management succession planning and talent development. The HR Committee regularly reviews and discusses with management the CEO succession plan and the succession plans for key positions across the Company. The HR Committee reviews potential internal senior management candidates with our CEO, including the qualifications, experience, and development priorities for these individuals. The full Board generally spends a large part of one of its meetings each year discussing succession plans and addresses this topic at other times throughout the year. The Board also evaluates succession plans in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to assess candidates personally.

Our Board has established steps to address emergency CEO succession should circumstances warrant it. Our emergency CEO succession plan is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption and loss of business or operating continuity.

Human Capital Management and Corporate Culture

Attracting, developing, and retaining high-performing employees with the skills and experience needed to serve customers efficiently and effectively is crucial to AEP’s growth and competitiveness and is central to the Company’s long-term strategy. We invest in employees and continue to build a high performance and inclusive culture that inspires leadership, encourages innovative thinking, and welcomes everyone.

The following table shows AEP’s number of employees by subsidiary as of December 31, 2025:

Subsidiary	Number of Employees
AEPSC	6,994
AEP Texas	1,730
APCo	1,682
I&M	2,152
KGPCo	48
KPCo	304
OPCo	1,556
PSO	1,150
SWEPCo	1,392
WPCo	229
Other (a)	344
Total AEP (b)	17,581

(a) Primarily relates to AEP Energy employees.
(b) Approximately 24% of AEP’s total workforce was represented by labor unions.

Safety

Safety is integral to culture and is one of our core values. We are dedicated to the safety of employees, contractors, customers, and the communities AEP serves. We have policies, procedures, programs, training, and initiatives in place to help provide a safety conscious work environment. AEP is committed to fundamentally embedding layers of protection in its operations. This includes focusing efforts to prevent serious injuries and fatalities, strengthening pre-job briefing effectiveness, learning from safety incidents, providing appropriate training and education, and improving proactive safety initiatives and data analysis to identify and address potential performance gaps.

In 2025, the Company experienced a workplace fatality involving one employee. We learned from this event and have taken action to better protect employees and all those who support AEP.

Safety Metric	2025	2024
DART	0.436	0.556
TRIR	0.755	0.913

Our employee Days Away, Restricted and Transferred (DART) rate and Total Recordable Incident Rate (TRIR) each improved in 2025. A DART event is a work-related incident that results in one or more restricted workdays or an employee transferring to a different job within the Company. The DART rate is the number of DART events multiplied by 200,000 and divided by total hours worked, normalizing the results to injuries per 100 full-time equivalent employees annually. A recordable event is a work-related event that results in death, days away from work, restricted work or transfer to another job, medical treatment beyond first aid, loss of consciousness, or a significant injury or illness diagnosed by a physician or other licensed health care professional. TRIR shows how often these recordable injuries happen. It is a mathematical calculation (number of recordable events multiplied by 200,000 and divided by total hours worked) expressing the number of recordable incidents per 100 full-time employees annually. AEP has made progress reducing injury rates and is always committed to continuous improvement in safety and health to provide a safer work environment for all.

Culture

AEP aims to foster a culture of belonging, where every employee can thrive and contribute their best to support AEP’s mission, vision, and core principles. We recognize that an engaged, collaborative, and innovative workforce helps better serve employees, customers, suppliers, and other key stakeholders. We are focused on building a performance-based and accountable culture to effectively support our operating companies and enhance customer service. Our culture progress is measured through the annual Employee Voice Survey. The Employee Voice Survey is an opportunity for employees to provide feedback about their experience at AEP. It also serves as a means for the Company to understand how to foster a workplace focused on performance, accountability, collaboration, and customer orientation. 2025 marks AEP’s twelfth consecutive year of formally surveying employees about their experience.

Training and Professional Development

Attracting, developing, and retaining high-performing employees with the skills and experience needed to serve customers efficiently and effectively is crucial to our growth and long-term strategy. We are preparing the workforce for the future by providing opportunities to learn new skills and engaging higher education institutions to better prepare the next generation of workers. We offer co-op and internship programs in partnership with high schools, technical/vocational schools, and colleges across AEP’s 11-state service territory. We also provide a broad range of training and assistance that supports lifelong learning and development. This includes operational skills training, professional training, leadership development, educational assistance, ongoing performance coaching, and other forms of development that offer career pathways for employees.

Compensation and Benefits

We are committed to the well-being of employees, and offer programs to foster employee financial well-being, physical and emotional health, and social connectedness. AEP provides market-competitive compensation and benefits, including medical and dental coverage, life insurance, and well-being programs designed to support employees and their families. Eligible AEP employees participate in an annual incentive program that rewards individual performance and achievement of business goals, fostering a high-performance culture. We also offer paid time off in the form of vacation, holidays, sick time, and parental leave.

Board’s Oversight of Strategy and Sustainability
One of the key responsibilities of AEP’s Board of Directors is overseeing the Company’s strategy to create long-term value for AEP’s shareholders. This includes overseeing federal and state regulations and laws, including environmental policies, which could have a significant impact on the Company’s strategy. The Board regularly engages with senior management in the oversight of environmental issues and climate-related impacts. The Board understands the potential risks associated with environmental and climate change issues and their significance to our customers, employees, regulators, investors, and other stakeholders. The Board regularly discusses climate-related issues, including physical risks such as severe weather and wildfires, grid reliability and resilience, GHG emission reductions, public policy, legislation, and regulation.
The Governance Committee also receives an environmental report from management at every regularly scheduled Board meeting. In addition, the Board holds one or more extended meetings each year to provide extra time for a more robust review of the Company’s strategy. Discussions about environmental and climate-related risk occur during Board meetings and those strategic planning sessions. The Board is also responsible for reviewing and approving the Company’s allocation of capital. The Board is focused on mitigating environmental and climate-related risks that could impact system reliability, resiliency, security, and customer affordability.

The Board has delegated responsibility for overseeing the Company’s Corporate Sustainability Report (CSR) to its Governance Committee. The Governance Committee reviews and approves the CSR, which provides a comprehensive view of AEP’s forward-looking strategic commitment to its customers, regulators, employees, investors, and communities, as well as a transparent review of the Company’s performance in commonly recognized sustainability measures. The Governance Committee also receives updates twice a year from management on its sustainability initiatives and its political engagement activities.
Annual Board, Committee, and Individual Director Evaluations
Each year, the Governance Committee engages an independent third party, experienced in corporate governance matters, to interview each director to obtain his or her assessment of the effectiveness of the Board and its committees. In addition, the third party seeks input from each director as to the performance of the other Board members. The Chair of the Governance Committee instructs the third party on the particular criteria to be covered in the assessment, such as conduct of the meetings and committees, leadership, process, agendas and content of Board and committee meetings, and Board dynamics and function. Each director is asked to identify any opportunities the Board can focus on to enhance its effectiveness. The third party organizes the directors’ feedback and reviews it with the independent Chair or Lead Director, as the case may be. The independent Chair or Lead Director holds private conversations with each director to give honest feedback provided by directors, which is meant to help directors improve their own individual performance. Additionally, each committee conducts its own annual self-evaluation and reports the results to the Board. Each committee’s evaluation includes an assessment of the committee’s compliance with the committee’s charter. The Chair of the Governance Committee and the independent Chair or Lead Director also review, with the Governance Committee and the full Board, the assessment of the Board’s performance and each committee’s performance and lead a discussion to determine which areas the Board would like to focus on during the coming year to enhance its effectiveness. Finally, the Board engages in a mid-year discussion to gauge the Board’s satisfaction with the progress made in addressing any focus areas that were identified by the Board in its annual evaluation.

Annual Shareholder Outreach

Our Board and management are committed to engaging with our shareholders and soliciting their views and input on important governance, sustainability, executive compensation, and other matters. The Governance Committee is responsible for overseeing the shareholder engagement process and the periodic review and assessment of shareholder input. Our Lead Director, or previously our independent Chair, plays a central role in our Board’s shareholder engagement efforts. In 2025, our management team contacted institutions collectively holding approximately 50% of our common stock and offered to engage with these investors. During 2025, our Lead Director and members of management had discussions with a diverse mix of our shareholders on a variety of sustainability and corporate governance issues, including Board refreshment and management succession planning, the Board’s role in its oversight of risk management, sustainability issues, Company strategy, executive compensation, the responsibilities of the Chair, and the Board’s annual evaluation process. These shareholder views were shared with our Corporate Governance and HR Committees and the Board. These engagements help our Board and management understand and address issues that are important to our shareholders.

Communicating with the Board

Anyone who would like to communicate directly with our Board, our independent directors as a group or our Chair, may submit a written communication to American Electric Power Company, Inc., P.O. Box 163609, Attention: AEP Independent Directors, Columbus, Ohio 43216. The Company’s Corporate Secretary reviews such inquiries or communications, and communications other than advertising or promotions of a product or service are forwarded to our Board, our independent directors as a group, or our Chair, as appropriate.

Certain Relationships and Related Person Transactions

The Company has adopted a Related Person Transaction Approval Policy (Policy), which is administered by the Governance Committee. A copy of the Policy is available on our website at aep.com/investors/governance.

The Policy defines a “Transaction with a Related Person” as any transaction or series of transactions in which (i) the Company or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) any “Related Person” has a direct or indirect material interest. A “Related Person” is any director or executive officer of the Company, any nominee for director, any shareholder owning in excess of 5% of the total equity of the Company and any immediate family member of any such person.

The Governance Committee considers all of the relevant facts and circumstances in determining whether or not to approve a Transaction with a Related Person and approves only those transactions that it believes are in the best interests of the Company and its shareholders.

In determining whether to approve a Transaction with a Related Person, the Governance Committee considers various factors, including, among other things: the nature of the Related Person’s interest in the transaction; whether the transaction involves arm’s-length bids or market prices and terms; the materiality of the transaction to each party; the availability of the product or services through other sources; whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; the acceptability of the transaction to the Company’s regulators; and in the case of a non-employee director, whether the transaction would impair his or her independence or status as a “non-employee” director.

If Company management determines it is impractical or undesirable to wait until a meeting of the Governance Committee to consummate a Transaction with a Related Person, the Chair of the Governance Committee may review and approve the Transaction with a Related Person. Any such approval is reported to the Governance Committee at or before its next regularly scheduled meeting.

No approval or ratification of a Transaction with a Related Person supersedes the requirements of the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors or AEP’s Principles of Business Conduct applicable to any executive officer. To the extent applicable, any Transaction with a Related Person is also considered in light of the requirements set forth in those documents.

Related Person Transactions Involving the Icahn Group

On December 22, 2025, the Company entered into a Board Observer Agreement (the “Board Observer Agreement”) with Carl C. Icahn, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP and Beckton Corp (collectively, the “Icahn Group”) and Andrew J. Teno. Pursuant to the Board Observer Agreement, (i) Andrew J. Teno has the right to serve as a non-voting observer to the Board and (ii) effective December 22, 2025, the Company and the Icahn Group terminated the Director Appointment and Nomination Agreement, dated as of February 12, 2024, by and among the Icahn Group, the Company and Mr. Linginfelter, pursuant to which Messrs. Gary and Linginfelter had been appointed to the Board in February 2024. The Board Observer Agreement may be terminated by either the Company or the Icahn Group at any time upon notice to the other party.

Director Compensation

Directors who are employees of the Company receive no additional compensation for service as a director other than accidental death insurance coverage. The table below shows the elements and the annual compensation that we paid to our non-employee directors for 2025.

Compensation Element	Amount
Annual Retainer (1)	$130,000
Annual Stock Unit Awards (2)	$170,000
Committee Chair Annual Retainers (1):
Audit Committee	$25,000
HR Committee	$25,000
Governance Committee	$20,000
Finance Committee	$20,000
Nuclear Oversight Committee	$20,000
Technology Committee	$20,000
Independent Chair (1)(3)	$200,000
Lead Director Annual Retainer (1)	$100,000

(1)Retainer amounts are paid in cash in quarterly installments, unless the director elects to defer such payment under the director retainer deferral plan. In July 2025, the Board approved an increase in the Lead Director Annual Retainer from $50,000 to $100,000 effective August 1, 2025, in recognition of the increased commitment and responsibilities of the Lead Director as the Company executes its capital and strategic plan.
(2)Pursuant to the Stock Unit Accumulation Plan for Non-Employee Directors, each non-employee director is awarded $170,000 in AEP stock units or, for directors with more than 60 months of service, shares of an AEP Stock Fund. These AEP stock units or AEP Stock Fund shares are credited to directors quarterly. The number of stock units is calculated by dividing the dollar value of the award by the closing price of AEP common stock on the grant date, which is the last day of the applicable quarter. Amounts equivalent to cash dividends on the AEP stock accrue as additional AEP stock units.
a.AEP stock units are paid in AEP shares to each non-employee director after termination of service unless the director has elected to further defer payment.
b.AEP Stock Fund balances may be exchanged for any of a variety of investment funds, subject to insider trading restrictions. The account balance is paid in cash to each non-employee director after termination of service unless the director has elected to further defer payment.
(3)There is currently no Independent Chair, and therefore no director receives the Independent Chair retainer.

In addition to the payments to our non-employee directors listed above, in September 2023, the Board approved payments to the members of the Demand Review Committee. The Demand Review Committee was formed in May 2023 to review, monitor and analyze shareholder allegations, and was dissolved in March 2025. The Board approved annual payments in the amount of $20,000 for the Chair and $10,000 for members of the Demand Review Committee, which were paid in quarterly installments beginning October 1, 2023, and ending March 31, 2025. Prior to its dissolution, Mr. Roberts was the Chair of the Demand Review Committee, and Messrs. Fowke and Stoddard were the other members of the Demand Review Committee.

On July 22, 2025, Ms. Tucker received a $200,000 award of unrestricted stock units for her service as Chair of the Board from February 2024 to August 2025. Ms. Tucker assumed the role of Chair of the Board after executive management changes and provided valuable leadership and continuity to the Company and the Board during a time of significant change at the Company and in the electric utility industry.

The Governance Committee’s independent compensation consultant, Meridian, evaluates on an annual basis the competitiveness of the Company’s non-employee director compensation program and the form and amount of each element of that program (annual retainers, equity compensation, committee chair compensation, and independent Chair or Lead Director compensation) in comparison to the companies in the peer group used for executive compensation, which primarily consists of utility industry companies, but also includes other industrial companies that are comparable in size to AEP. The Board reviews the recommendations of the Governance Committee and determines the form and amount of Director compensation.

At its meeting held in October 2025, the Governance Committee reviewed and discussed an analysis of non-employee director compensation prepared by Meridian. Meridian’s report reviewed the design and competitiveness of our non-employee director compensation program. In October 2025, upon the recommendation of the Governance Committee and taking into account comparative data from Meridian, the Board made no changes to director compensation.

We use a combination of cash and AEP stock units to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, our Board considers the significant amount of time that directors spend on fulfilling their duties to our Company. Additional amounts are paid to committee chairs in recognition of the substantial responsibilities of the chair.

Expenses. Directors are reimbursed for expenses incurred in attending Board, committee, and shareholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities that benefit the Company, including participation in director education programs. Spouses may occasionally join Directors on Company aircraft when a Director is traveling to or from Board meetings or other business activities. The Company generally provides for or reimburses the expenses of the Directors and their spouses for attendance at such meetings. Our Directors do not receive any tax gross-ups.

Retainer Deferral Plan. The Retainer Deferral Plan for Non-Employee Directors is a nonqualified deferred compensation plan that permits non-employee directors to defer up to 100% of their annual cash payments into a variety of investment fund options, all with market-based returns, including an AEP stock fund. The Plan permits the non-employee directors to defer receipt until termination of service or for a period that results in payment commencing not later than five years after termination of service.

Insurance. AEP maintains a business travel accident insurance policy to provide a $1,000,000 accidental death benefit for each director, $100,000 for each spouse of a director and $50,000 for all dependent children. The total cost of this insurance, which is effective January 1, 2026, to January 1, 2029, is $24,189.

Stock Ownership. Non-employee directors are required by our Principles to own AEP common stock or AEP stock units equal to their first five years of annual equity awards. This is accomplished within the first five years of a non-employee director’s service by requiring the director to hold the AEP stock units awarded under the Stock Unit Accumulation Plan until termination of service.

After five years of service on the Board, non-employee directors receive contributions to an AEP stock fund under the Stock Unit Accumulation Plan. During open trading windows they may subsequently transfer those amounts into other investment fund options, similar to those in the Retainer Deferral Plan.

Matching Gifts Program. Directors may participate in our Matching Gifts Program on the same terms as AEP employees. Under the program, AEP will match between $250 and $1,000 per higher education institution each year in charitable contributions from a director.

2025 Director Compensation Table

The following table presents the compensation provided by the Company in 2025 to our non-employee directors.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
Ben Fowke	152,500	170,000	685	323,185
Art A. Garcia	155,000	170,000	685	325,685
Hunter C. Gary	130,000	170,000	685	300,685
Donna A. James	45,833	56,667	685	103,185
Sandra Beach Lin	150,000	170,000	685	320,685
Henry P. Linginfelter	130,000	170,000	685	300,685
Margaret M. McCarthy	130,000	170,000	685	300,685
Daryl Roberts	135,000	170,000	685	305,685
Joseph G. Sauvage	97,500	127,500	685	225,685
Daniel G. Stoddard	152,500	170,000	685	323,185
Sara M. Tucker (5)	313,333	370,000	685	684,018
Lewis Von Thaer	150,000	170,000	685	320,685
(1)Ms. James did not stand for re-election to the Board at the 2025 Annual Meeting. Ms. James’ term as a director ended April 29, 2025. Mr. Sauvage was first elected to the Board on April 29, 2025, the same date of the 2025 Annual Meeting.
(2)The dollar amounts reported represent the quarterly $42,500 contribution made to each then-serving director’s account. AEP stock units or contributions to the AEP Stock Fund are credited to directors quarterly based on the number of months they served as a director in that quarter.
(3)Each non-employee director who served the full year received either 1,545 AEP stock units or AEP Stock Fund contributions of $170,000 in 2025. Due to their service for less than a full year, Mr. Sauvage and Ms. James received 1,156 and 525 stock units in 2025, respectively. Directors had the following aggregate number of AEP stock units, including dividend equivalents and stock unit equivalents in the AEP Stock Fund at 2025 year-end, all of which are fully vested: Mr. Fowke 8,680, Mr. Garcia 13,114, Mr. Gary 3,336, Ms. Lin 38,919, Mr. Linginfelter 3,336, Ms. McCarthy 14,024, Mr. Roberts 10,179, Mr. Sauvage 1,166, Mr. Stoddard 6,093, Ms. Tucker 61,473 and Mr. Von Thaer 7,572.
(4)The amounts reported in All Other Compensation consists of the Company-paid premium of $685 for the accidental death insurance policy.
(5)In recognition of her exceptional leadership during a pivotal period for the Company, on July 22, 2025, the Board approved a one-time, unrestricted stock award of 1,815 shares of common stock.

Insurance

AEP and the AEP System companies and their directors and officers are insured, subject to certain exclusions and retentions, against losses resulting from any claim or claims made against them while acting in their capacities as directors and officers. Such insurance, effective May 1, 2025 to May 1, 2026, is provided by: Associated Electric & Gas Insurance Services Limited (AEGIS), Energy Insurance Mutual Limited (EIM), Zurich American Insurance Company, U.S. Specialty Insurance Company (Tokio Marine HCC), RSUI Indemnity Company, Arch Insurance Company, Midvale Indemnity Company (Bowhead), Travelers Casualty & Surety Company of America, Ascot Insurance Company, Berkley Insurance Company, Continental Casualty Company (CNA), Westfield Select Insurance Company, HDI Global Insurance Company, Freedom Specialty Insurance Company (Nationwide), General Security National Insurance Company (SCOR), RLI Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA (AIG), Everest National Insurance Company, Berkshire Hathaway Specialty Insurance Company, Fair American Insurance Reinsurance Company, Endurance Specialty Insurance Ltd. (Sompo), AXIS Specialty Limited, U.S. Specialty Insurance Company (Tokio Marine HCC), Travelers Casualty & Surety Company of America, Arch Insurance Company, Sompo International, Freedom Specialty Insurance Company (Nationwide), National Union Fire Insurance Company of Pittsburgh, PA (AIG), Everest National Insurance Company, Ironshore Indemnity Inc. (Liberty), Berkley Insurance Company, Allied World Specialty Insurance Company, Starr Indemnity & Liability Company, Ascot Insurance Company, Covington Specialty Insurance Company, Westfield Select Insurance Company and Berkshire Hathaway Specialty Insurance Company. The total cost of this insurance is $3,780,692.

Fiduciary liability insurance provides coverage, subject to certain exclusions and retentions, for AEP System companies and their affiliated trusts, their directors and officers, and any employee deemed to be a fiduciary or trustee, for breach of fiduciary responsibility, obligation, or duties as imposed under the Employee Retirement Income Security Act of 1974. Such insurance, effective May 1, 2025, to May 1, 2026, is provided by Associated Electric & Gas Insurance Services Limited (AEGIS), U.S. Specialty Insurance Company (Tokio Marine HCC), Energy Insurance Mutual Limited (EIM), and Freedom Specialty Insurance Company (Nationwide). The total cost of this insurance is $461,863.

Item 2. Proposal to Ratify Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, fee negotiation, and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm for 2026. PwC has served as our independent registered public accounting firm beginning with the audit for the year ended December 31, 2017. The Audit Committee reviews and assesses annually the qualifications and performance of the independent registered public accounting firm and considers, as appropriate, the rotation of the independent registered public accounting firm. Additionally, the Audit Committee is involved in the selection and mandated rotation of the lead engagement partner from PwC. The Audit Committee believes that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify, in a non-binding vote, the appointment of PwC as our independent registered public accounting firm for 2026.

The Company anticipates that a representative of PwC will not be present at the Annual Meeting. The Company offered PwC the opportunity to make a statement if it desired to do so, which PwC declined. Shareholders may submit questions for PwC during the meeting at meetnow.global/AEP2026, and PwC will respond in writing to any appropriate questions that may be submitted by shareholders following the Annual Meeting.

Although action by the shareholders in this matter is not required, the Audit Committee believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting, and it will seriously consider shareholder input on this issue. Whether or not the appointment of PwC is ratified by the shareholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such change would be in the best interest of the Company and its shareholders.
Your Board of Directors recommends a vote FOR this Item 2.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2025, and December 31, 2024, and fees billed for other services rendered by PwC during those periods.

Audit & Non-Audit Fees	2025	2024
Audit Fees (1)	$13,523,126	$12,497,105
Audit-Related Fees (2)	467,025	434,960
Tax Fees (3)	—	—
All Other Fees (4)	—	—
TOTAL	$13,990,151	$12,932,065

(1)Audit fees in 2025 and 2024 consisted primarily of fees related to the audit of the Company’s annual consolidated financial statements, including each registrant subsidiary. Audit fees also included auditing procedures performed in accordance with Sarbanes-Oxley Act Section 404 and the related Public Company Accounting Oversight Board Auditing Standard Number 5 regarding the Company’s internal control over financial reporting. This category also includes work generally only the independent registered public accounting firm can reasonably be expected to provide.
(2)Audit-related fees consisted principally of regulatory, statutory, and employee benefit plan audits.
(3)Tax fees consisted principally of advisory services. Tax services are rendered based upon facts already in existence and transactions that have already occurred, as well as tax consequences of proposed transactions.
(4)These are fees for permissible work performed by PwC that do not meet the above categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is granted for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific limitation. The independent registered public accounting firm and management are required to report to the Audit Committee at each regular meeting regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee Chair may also pre-approve particular services on a case-by-case basis. In 2025, all PwC services were pre-approved by the Audit Committee in accordance with this policy.

Audit Committee Report

The Audit Committee reviews AEP’s financial reporting process as well as the internal control over financial reporting on behalf of the Board. The Audit Committee’s responsibilities are more fully described in its charter, which is reviewed annually, and is available on AEP’s website at aep.com/investors/governance. The Board has determined that each member of the Audit Committee is independent as required by the listing standards of Nasdaq and the SEC’s audit committee independence rules.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP (PwC), AEP’s independent registered public accounting firm, is responsible for performing an independent, integrated audit of AEP’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. PwC is also responsible for performing an audit of and expressing an opinion on the effectiveness of AEP’s internal control over financial reporting, and for reporting the results of their audits to the Audit Committee.

As part of the oversight of the Company’s financial statements, the Audit Committee met seven times and held discussions, some of which were in private, with management, the senior internal audit executive, and the independent registered public accounting firm regarding the fair presentation of all annual and quarterly financial statements prior to their issuance and other financial disclosures as appropriate. The Audit Committee discussed with AEP’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits, their evaluation of AEP’s internal controls and the overall quality of AEP’s financial reporting processes. In addition, during 2025, the Audit Committee held discussions on emerging accounting, compliance, and other matters, including, but not limited to: enterprise risk management and management’s mitigation plans; and legal, income tax, and regulatory matters that may have a material impact on the consolidated financial statements.

The Audit Committee has reviewed and discussed the audited consolidated financial statements and internal control over financial reporting with management. Management of AEP has affirmed to the Audit Committee that AEP’s fiscal year 2025 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. Management has also concluded that AEP’s internal control over financial reporting was effective as of December 31, 2025.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the fiscal 2025 audited consolidated financial statements, the firm’s judgment as to the quality of AEP’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of AEP’s internal control over financial reporting.

In addition, the Audit Committee had discussions with and received written communications from the independent registered public accounting firm regarding its independence as required by the PCAOB. The Audit Committee has reviewed the services provided by AEP’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from AEP and its management.

The Audit Committee has also received written communication regarding the results of the independent registered public accounting firm’s internal quality control reviews and procedures and other matters, as required by the Nasdaq listing standards.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in AEP’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC. The Audit Committee also reappointed PwC as the Company’s independent registered public accounting firm for 2026. Shareholders are being asked to ratify that selection at the 2026 Annual Meeting.

Audit Committee Members
Art A. Garcia, Chair
Hunter C. Gary
Sandra Beach Lin
Margaret M. McCarthy
Joseph G. Sauvage
Daniel G. Stoddard

Item 3. Proposal to Amend the Company’s Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

The Board of Directors has unanimously approved, and is recommending to the Company’s shareholders for approval, an amendment to the Company’s Restated Certificate of Incorporation (Certificate of Incorporation) to increase the number of authorized shares of our common stock, par value $6.50 per share, from 600 million to 900 million, and to correspondingly increase the total authorized shares of our capital stock from 650 million to 950 million. The proposed amendment would not increase the authorized number of shares of our preferred stock, par value $0.01 per share, which would remain unchanged at 50 million shares.

The full text of the proposed amendment to the Certificate of Incorporation to increase the number of shares of authorized common stock is included herein as Exhibit B to this proxy statement.

Reasons for Item 3

Under the Certificate of Incorporation, the total number of shares of common stock we currently have authority to issue is 600 million. As of February 27, 2026, approximately 542.9 million shares of our common stock were issued and outstanding, and approximately 48.0 million shares of our common stock were reserved for future issuance under our equity-based plans (including, but not limited to, under our Dividend Reinvestment and Direct Stock Purchase Plan, our 2024 Long-Term Incentive Plan, our Retirement Savings Plan, our At-The-Market equity program, and our March 2025 equity forward issuance). As a result, approximately 9.1 million shares of our common stock, or approximately 1.5% of our total authorized common stock, remain available for issuance for future purposes. The adoption of the proposed amendment would provide an additional 300 million shares of our common stock for future issuance. As of February 27, 2026, assuming the approval of this Item 3 and the corresponding amendment of the Certificate of Incorporation as of such date, our issued shares of common stock, together with the shares reserved for future issuance, as a percentage of our authorized shares of common stock would have been approximately 65.7%, with approximately 34.3% of our total authorized common stock available for issuance for future purposes.

Our Board of Directors believes it is advisable and in the best interests of our Company and our shareholders to increase the number of shares of common stock we are authorized to issue to provide a sufficient reserve of shares for the Company’s future business and financial needs. We continue to make significant investment in our electric generation, distribution, and transmission networks to better serve our nearly 5.6 million customers. Those investments are expected to total approximately $72 billion during the five-year period of 2026 through 2030. We expect to finance those investments primarily through a combination of cash from operations and the issuance of additional debt and equity securities. We expect to issue additional equity, including through our At-The-Market equity program, to fund the incremental needs of our capital plan in the coming years, as well as to maintain quality credit metrics as our investments continue.

In addition, the Board believes the increase in the number of authorized shares of common stock will provide us with greater flexibility in considering and planning for future business needs, including raising additional capital through the sale of equity securities and other equity-linked securities, satisfying purchases under our Retirement Savings Plans, and Dividend Reinvestment and Direct Stock Purchase Plan, granting equity incentive awards to employees under our 2024 Long-Term Incentive Plan (subject to any required future shareholder approvals under equity plans), potential strategic transactions, stock dividends, stock splits, and other general corporate purposes. Approval of this amendment by shareholders at the Annual Meeting will enable us to take timely advantage of market conditions and other opportunities that may become available to us without the expense and delay of arranging a special meeting of shareholders in the future, subject to the requirements of the Nasdaq listing rules and other applicable rules and regulations. If the proposed amendment is adopted, we would be permitted to issue the authorized shares of common stock without further shareholder approval, except to the extent otherwise required by applicable laws and regulations, rules or listing requirements of Nasdaq, or by the Certificate of Incorporation.

As of the date of this proxy statement, we do not currently have any definitive plans, commitments, arrangements, understandings or agreements, written or otherwise, regarding the issuance of the 300 million shares of common stock that would result from the adoption of the proposed amendment. However, we review and evaluate potential capital-raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company, and its shareholders.

Possible Effects of Item 3

The authorization of the additional shares of our common stock pursuant to this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders. However, to the extent that the additional authorized shares of our common stock are issued in the future, they may, depending on the circumstances of the issuance, decrease existing shareholders’ percentage equity ownership in the Company and, depending on the prices at which they are issued, could be dilutive to existing shareholders and have a negative effect on the market price of our common stock. Under the Certificate of Incorporation, shareholders do not have preemptive rights with respect to the issuance of shares of our common stock, which means that current shareholders do not have a prior right to purchase any new issue of our common stock in order to maintain their proportionate ownership of our common stock. The additional shares of our common stock, if and when issued, would have the same rights and privileges as the shares of our common stock that are currently authorized.

We have not proposed the increase in the authorized number of shares of common stock with the intention of using the additional shares for anti-takeover purposes, although an issuance of additional shares could, in certain circumstances, make an attempt to acquire control of the Company more difficult.

Proposal to Be Voted on

We are asking our shareholders to approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of our common stock from 600 million to 900 million and to correspondingly increase the number of authorized shares of our capital stock from 650 million to 950 million.

Vote Required

The affirmative vote of a majority of the Company’s outstanding common shares entitled to vote is required to approve Item 3. Abstentions from voting and broker non-votes, if any, on Item 3 will effectively count as votes “AGAINST” the passage of the proposal.

If approved by our shareholders, we plan to file a certificate of amendment of the Certificate of Incorporation to reflect the amendment described in this proposal and as set forth in Exhibit B with the Secretary of State of the State of New York promptly following approval by our shareholders at the Annual Meeting. We expect that such certificate of amendment would become effective at the time of that filing or shortly thereafter.

In making this recommendation, our Board of Directors is retaining the ability to, without further vote by our shareholders, delay or abandon the amendment set forth in this proposal, in whole but not in part, at any time if the Board of Directors concludes that such action would be in the best interests of our Company and our shareholders.

Board Recommendation

Your Board of Directors has approved and recommends a vote FOR the proposed amendment to the Certificate of Incorporation to increase the authorized number of shares of our common stock as set forth in this Item 3.

Item 4. Proposal to Approve the AEP Employee Stock Purchase Plan

The Board adopted the AEP Employee Stock Purchase Plan (the “ESPP”) on February 17, 2026, subject to approval by the Company’s shareholders. In this proposal, we are asking our shareholders for such approval. The ESPP is not intended to qualify for special tax treatment under Internal Revenue Code Section 423, allowing for more flexible eligibility and matching features. The ESPP is designed to encourage and enable our eligible employees to acquire ownership of the Company by purchasing our common stock, which is intended to foster their sense of participation in the Company’s performance and support their retention as employees.

The ESPP will allow eligible employees to accumulate payroll deductions over designated offering periods, which will then be used to purchase shares of Company common stock at fair market value on designated purchase dates. The Company initially intends to provide plan participants with a matching contribution of fully vested Company common stock in an amount equal to 50% of the shares purchased by the participant on each applicable purchase date, with a maximum matching contribution per calendar year of shares having a fair market value of $1,000. A total of 2,000,000 shares of common stock, or approximately 0.37% of the Company’s outstanding common shares as of February 27, 2026, may be purchased or otherwise issued under the ESPP.

Plan Summary

The following description of the ESPP is not intended to be complete. This summary is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Exhibit C to this proxy statement. Please read the text of the ESPP in its entirety.

Administration

The Administrator of the ESPP is the Chief Human Resources Officer of the Company. All questions related to the interpretation and administration of the ESPP are determined by the Administrator. The Administrator may delegate all or some portion of his or her responsibilities under the ESPP to one or more other persons or committees. The Board and the HR Committee, or any successor committee, retain final discretion and administrative authority over the ESPP.

Eligibility

All employees of the Company’s subsidiaries and affiliates that are designated by the Administrator (the “Participating Employers”) will be eligible to participate in the ESPP; except the following individuals will not be eligible to participate:
•employees who are officers of the Company for purposes of Section 16 of the Securities Exchange Act of 1934;
•employees covered by a collective bargaining agreement, unless such agreement provides for their participation in the ESPP; and
•individuals who are not on the U.S. payroll of a Participating Employer.

The Administrator may also exclude other categories of employees of the Company or its subsidiaries or affiliates and initially intends to exclude from eligibility to participate in the ESPP temporary employees and all employees in positions assigned to the Participating Employers’ salary grades of 11 and higher, which approximately represents employees with the job titles of Director and above.

As of January 1, 2026, approximately 15,400 employees would have been eligible to participate in the ESPP, assuming all employees covered by a collective bargaining agreement enter into an agreement that provides for their participation.

Participation

An eligible employee may begin participating in the ESPP by executing a contribution election form. Once enrolled in the ESPP, a participant will purchase shares of our common stock with payroll deductions (or, if permitted by the Administrator, other contributions) credited to their plan account on the applicable purchase date at the end of the applicable offering period. Participation will generally end if the participant becomes ineligible or the participant’s employment has terminated.

Shares Subject to the ESPP

A total of 2,000,000 shares of our common stock may be purchased or otherwise issued under the ESPP. As of February 27, 2026, a total of 542,930,331 shares of our common stock were outstanding. As a result, if approved and all common shares subject to the ESPP are issued, the ESPP will increase dilution by approximately 0.37%. Shares issued under the ESPP may consist, in whole or in part, of previously unissued shares, treasury shares, or shares purchased on the open market. As of February 27, 2026, the closing price per share of our common stock as reported on Nasdaq was $133.82.

Participant Contributions and Purchase of Shares

Contributions will be made at the participant’s election as a fixed amount of the participant’s eligible compensation. The Administrator may, in its discretion, establish a minimum contribution amount for each offering period. Participants will not be permitted to choose to increase or decrease contributions during an offering period; however, a participant may suspend their participation in the ESPP, as described below.

Unless otherwise determined by the Administrator, the initial purchase dates under the ESPP will be the last trading date of each six-month offering period, with the first offering period scheduled to end in November 2026. Offering periods must be no less than one and no more than twelve months long. On each purchase date, the Company will apply the funds then credited to each participant’s plan account to the purchase or crediting of shares of common stock by dividing the value of funds in the participant’s plan account by the purchase price. Participants will be permitted to purchase common stock under the plan in any calendar year of no more than $25,000 as determined at the time of purchase. The purchase price will be the closing price per share of common stock on the purchase date.

As soon as practicable following the end of each offering period, the number of shares purchased by each participant will be deposited or credited into a third-party brokerage account established in the participant’s name.

Matching Contributions

Unless otherwise determined by the Administrator, the Board, or the HR Committee in their respective sole discretion, on each purchase date, the Company will also make a matching contribution that will be credited to each participant’s account as fully vested shares of common stock equal to 50% of the number of such participant’s shares purchased on the applicable purchase date, provided that these Company matching shares for each participant will be limited, during each calendar year, to an aggregate number of shares having a fair market value of $1,000 at the time of contribution.

Loss of Eligibility

If a participant dies or their employment with the Company and its subsidiaries and affiliates terminates for any reason, they will cease to participate in the ESPP and all contributions credited to their account will be refunded, without interest, either to the former participant or to the former participant’s surviving spouse, domestic partner, estate or legal representative, as the case may be. Under any other situation where a participant ceases to qualify as an eligible employee, unless otherwise determined by the Administrator, their contributions will continue through the end of the current offering period, resulting in shares purchased for them as of the applicable purchase date and the Company making the applicable matching contribution as of that purchase date.

Suspension of Participation

The Administrator may permit participants to suspend their contributions during an offering period for any reason or no reason. The participant will be permitted to resume contributions for a future offering period if he or she then is an eligible employee and completes a new election form.

Transferability of Purchase Rights

Rights to purchase shares of common stock under the ESPP may not be transferred by a participant and may be exercised during a participant’s lifetime only by the participant.

Holding Period

The Administrator may, in its discretion, impose holding periods on shares acquired under the ESPP and restrict the disposition of such shares (i.e., those purchased by the participants, contributed by the Company or both) until such event or date as the Administrator may specify or in accordance with applicable law.

Vesting

While the Administrator does not intend to impose any vesting requirements, such as requiring participants to continue employment with the Company or its subsidiaries or its affiliates for a period of time following the purchase date to receive the matching shares, the Administrator has the discretion to impose such conditions with respect to future offering periods.

Amendment or Termination of the ESPP

The ESPP will continue until terminated by the Board or the HR Committee. The Board or the HR Committee may at any time suspend or discontinue the ESPP. The Board or the HR Committee may, at any time and from time to time, without the consent of participants, amend the ESPP in whole or in part; provided that to the extent shareholder approval is required under applicable law or the rules of any exchange on which the Company’s common stock is then traded, such amendment will be contingent upon obtaining shareholder approval.

Tax Withholding

The Company has the right to withhold from amounts otherwise payable to a participant such withholding taxes as may be required by federal, state, local, or other law, or to otherwise require the participant to pay such withholding taxes.

Federal Income Tax Information

The following summary briefly describes the U.S. federal income tax consequences of participation in the ESPP. The summary, however, is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply and does not address any local, state, or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning, or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of participation in the ESPP.

Participant contributions to the ESPP are made on an after-tax basis. The purchase of shares of common stock under the ESPP on a purchase date is not a taxable event for participants because such shares are purchased at their fair market value. However, any matching contribution provided to a participant will be taxable compensation to participants. The relevant Participating Employer will generally be entitled to a deduction at such time equal to the value of the matching contribution to the participant. Any further appreciation or depreciation in shares purchased or otherwise issued under the ESPP would be treated as capital gain or loss for participants under current U.S. federal tax laws.

New Plan Benefits

Levels of participation in the ESPP are not currently determinable and, accordingly, the Company is unable to predict the number of shares that may be purchased thereunder, or matching contributions that will be made thereunder to any specific participant.

Equity Compensation Plan Information

The following table presents information as of December 31, 2025, with respect to the shares of common stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,199,734	$—	8,909,934
Equity compensation plans not approved by security holders	—	—	—
TOTAL	2,199,734	$—	8,909,934

Board Recommendation

Your Board of Directors has approved and recommends a vote FOR the proposed Employee Stock Purchase Plan as set forth in this Item 4.

Item 5. Advisory Vote on Named Executive Officer Compensation

This non-binding advisory vote, commonly known as a "say-on-pay" proposal, provides an opportunity for shareholders to vote on the resolution below regarding the compensation paid to our named executive officers as disclosed in this proxy statement. After considering the results of our most recent advisory vote on the frequency of future advisory votes on compensation held in 2023, we currently hold annual say-on-pay votes and expect our next such vote after the Annual Meeting will be held at our 2027 Annual Meeting.

As described under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain executives who are critical to our success, including the named executive officers. Under these programs, our named executive officers and other employees are rewarded for the achievement of annual and long-term goals.

The HR Committee or, for the CEO, the independent members of the Board, reviews and sets the compensation for our named executive officers with the goal of aligning it with our shareholders’ interests and current market practices. As a result of its review process, the HR Committee maintains the following executive compensation practices:

•Emphasizing long-term incentive (LTI) compensation to promote the longer-term interests of the Company and encourage management to make decisions that are aligned with shareholders’ interests.

•Tying the value of a substantial portion of this LTI compensation to two robust measures of shareholder value:

▪Three-year cumulative operating earnings per share compared to a Board-approved target (50% of total LTI compensation); and

▪Three-year total shareholder return compared to the Company’s executive compensation peer group (50% of total LTI compensation).

•A mandatory recoupment (clawback) policy that complies with SEC Rule 10D-1 and the corresponding Nasdaq listing standards.

•Maintaining a “no fault” clawback policy that allows the Company to recoup excess incentive compensation paid to our named executive officers if the results on which such compensation was based are materially restated or corrected.

As required by Section 14A of the Securities Exchange Act, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This “say-on-pay” proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and related narrative disclosure is hereby APPROVED.”

While the Board will carefully consider the results of this vote, the "say-on-pay" vote is advisory only and therefore will not be binding on the Company or our Board of Directors.

Your Board of Directors recommends a vote FOR this Item 5.

Compensation Discussion and Analysis

This section explains AEP’s compensation philosophy, summarizes its compensation programs, and reviews compensation decisions for the following named executive officers:

Name	Title (as of December 31, 2025)
William J. Fehrman	Chair, President and Chief Executive Officer
Trevor I. Mihalik	Executive Vice President and Chief Financial Officer
Douglas A. Cannon	President - AEP Transmission
Robert B. Berntsen	Executive Vice President, General Counsel and Secretary
Alicia R. Knapp	President - Nuclear Development
Charles E. Zebula	Former Executive Vice President, Chief Financial Officer and Senior Advisor

Executive Summary

2025 Business Performance Highlights

We generated operating earnings of $5.97 per share for 2025, exceeding our earnings guidance range of $5.75-$5.95. Throughout this Compensation Discussion and Analysis, we refer to operating earnings, which is a non-GAAP financial measure that is used as a performance measure under our incentive compensation programs for executives and other employees. Our 2025 GAAP earnings per share was $6.70, and Exhibit A to this proxy statement contains a full reconciliation of GAAP earnings per share to non-GAAP operating earnings per share for 2025.

In October 2025, the Company increased its projected long-term growth rate to 7%-9% with an expected 9% compound annual growth rate through 2030. Growth is projected to be in the lower half of the range for 2026 and 2027 and at or above the high end of the range for 2028, 2029, and 2030. The Company also increased its quarterly dividend by $0.02 to $0.95 per share and declared its 462nd consecutive quarterly dividend in October 2025. This increase resulted in a dividend payout ratio slightly above our targeted payout ratio of 50%-60%.

In 2025, we again focused on outcomes related to our six core principles.

•Customer Service: We continued to make strides in J.D. Power national customer satisfaction rankings, which show progress in our mission to put our customers first. Two operating companies climbed more than 20 places in national rankings, while several others advanced in J.D. Power regional rankings. To further this progress, we moved decision-making and resources closer to our customers to better support them and the communities we serve. In addition, we improved customer reliability by reducing the percentage of our customers who previously experienced 13 or more interruptions annually.

•Employee Commitment: Our cultural transformation was advanced through leader development and by embedding our Ways of Working—Put the Customer First, Be a Team Player, Act Like an Owner, and Get Stuff Done—into the fabric of how we operate. We invested in developing engaged, aligned, and committed leaders who create an environment that supports our people, reinforces accountability, and ensures we achieve our desired culture. This investment in our teams, including leader development programs and insourcing work previously performed by contractors and consultants, will build internal capability while aligning our culture with a committed employee base.

In 2025, we continued to expand employee cybersecurity training and accountability, reinforcing a culture of shared responsibility for safeguarding the Company’s systems and data. These enhanced programs, combined with more rigorous testing and awareness initiatives, contributed to measurable improvements in our security posture.

We made progress in safety performance in 2025, but we lost an employee, which is a profound reminder that nothing matters more than protecting our people. While this tragedy overshadows our improvements, we achieved a 14% reduction in serious injury events and reduced preventable vehicle accidents in 2025. These are meaningful improvements, but safety is an underlying core value and achieving our performance goals is still a work in progress.

•Regulatory and Legislative Integrity: In 2025, we secured major legislative and regulatory successes in multiple jurisdictions, including enabling authorization for nuclear investments in Indiana, expedited approvals for traditional generation, and approval for development of the Joshua Falls SMR early site permit in Virginia. Texas and Oklahoma passed legislation that allowed for more efficient capital recovery. Additional highlights include Indiana's settlement approval for our $1 billion acquisition of the 870 MW Oregon Clean Energy Center, Public Service Company of Oklahoma’s (PSO) acquisition of the $750 million Green Country combined-cycle plant, advancing transmission resilience through approval of one of the first 765 kV transmission lines in Texas, and advocacy for Southwest Power Pool’s $8.6 billion 765 kV transmission backbone portfolio. Successes included Ohio Distribution Automation Circuit Reconfiguration recovery of $350 million, preservation of two fuel cell contracts driving $29 million in future earnings, and strong compliance performance in a multi-regional North American Electric Reliability Corporation (NERC) audit.

•Environmental Respect: We continue advancing the transition of our generation fleet to align with the needs of our states and customers. This includes moving forward with SMR development; adding combustion turbine capacity for reliability; and initiating, constructing, and bringing into service multiple wind projects. Our state-focused approach allowed us to secure $3.51 billion in regulated generation investments, including the Oregon Clean Energy combined-cycle plant for Indiana Michigan Power Company (I&M). We placed two major renewable assets in service ahead of schedule and into rates in 2025: the 600 MW Wagon Wheel Wind Farm serving Louisiana and Arkansas, and Top Hat, which is Appalachian Power Company’s (APCo) first large Virginia Clean Economy Act asset at 204 MW. Additionally, PSO onboarded one solar and two wind facilities, adding 477 MW to its fleet. These achievements reflect our strategy of aligning with state policymaker needs while demonstrating disciplined investment, constructive regulatory engagement, and a balanced approach that accelerates carbon reduction while safeguarding customer reliability and affordability.

•Operational Excellence: AEP delivered improved transmission and distribution operational performance in 2025, with our System Average Interruption Duration Index (SAIDI) improving by nearly 10%—driven by targeted investments in vegetation management, automation, and outage response. One of our utilities improved to near the Institute of Electrical and Electronics Engineers first quartile, moving from worst to first among Michigan investor-owned utilities, while another of our utilities delivered one of its best SAIDI performances in a decade.

•Financial Strength: AEP delivered strong financial results in 2025. As noted above, our operating earnings were $5.97 per share, which exceeded the high end of our earnings guidance and reflected 6.2% growth over 2024 operating earnings. Our growth was driven by strong performance in our regulated segments, steady progress on our transmission investment program, load growth, and strong performance in our Generation and Marketing (G&M) segment. These positive drivers were partially offset by additional spending on system reliability improvements, higher depreciation from our growing capital base, and interest expense. Additionally, we closed on a $1.6 billion Department of Energy loan to reconductor 5,000 miles of transmission across our service territory—the first loan of its kind for the Trump administration—and secured an additional $202 million in grant awards in Texas. The successful transmission joint venture for Midwest Transmission Holdings, and a $2.3 billion forward equity issuance, further strengthened our balance sheet and positioned AEP to support future growth. Our earnings, long-term growth outlook, refined investor messaging, and proactive engagement resulted in a 29% total shareholder return, leading the regulated electric utility industry in 2025. This performance reflects a balanced approach to serving customers, shareholders, and employees.

Compensation Governance Best Practices

Underlying our executive compensation program is an emphasis on good corporate governance practices.

What We Have		What We Don’t Have
✓	Significant stock ownership requirements for executive officers, including a six times salary stock ownership requirement for the CEO	✗	No reimbursement or tax gross-up for excise taxes triggered under change in control agreements

✓	A substantial portion of the compensation for executive officers is tied to the Company’s annual and long-term performance	✗	No excessive special benefits or perquisites for executives

✓
A robust discretionary recoupment policy that allows the HR Committee to claw back incentive compensation due to corrections of performance scores for previously paid incentive compensation, irrespective of whether any misconduct led to such corrections
		✗	No income tax gross-ups for executive officers, other than for relocation expenses

✓	A mandatory recoupment policy that complies with SEC Rule 10D-1 and the corresponding Nasdaq listing standards	✗	No employment contracts for named executive officers

✓	An insider trading policy that prohibits our executives and directors from hedging their AEP stock holdings and from pledging AEP stock	✗	No stock options

✓
If there is a change in control, long-term incentive awards have double trigger vesting conditions that result in accelerated vesting of these awards only if the change in control is followed by an involuntary or constructive employment termination
		✗	No uncapped incentives

✓	Independent advisors conduct an annual assessment of the compensation program	✗	No single trigger severance payments on a change in control

Results of 2025 Advisory Vote to Approve Executive Compensation

At the Company’s annual meeting of shareholders held in April 2025, approximately 96% of votes cast were in favor of the Company’s “say-on-pay” proposal. After consideration of this strong level of support, the HR Committee continued to apply the same principles and philosophy it has used in previous years in determining executive compensation and did not make any specific changes to the Company’s executive compensation program. The HR Committee will continue to consider the outcome of the Company’s “say-on-pay” vote and other sources of shareholder feedback when establishing compensation programs and making compensation decisions for the named executive officers.

Overview

Principles

The HR Committee oversees and determines AEP’s executive compensation, except the Chair, President and CEO position, for which the independent members of the Board perform that function based on recommendations from the HR Committee.

AEP’s executive compensation program is designed to:

•Attract, retain, motivate, and reward an outstanding leadership team with market-competitive compensation and benefits to achieve both excellent individual and Company performance.

•Reflect AEP’s financial and operational size as well as the complexity of its multi-state operations.

•Provide a substantial portion of executive officers’ total compensation opportunity in the form of short-term and long-term performance-based incentive compensation.

•Align the interests of the Company’s named executive officers with those of AEP’s shareholders by:

◦Providing a majority of their compensation opportunity in the form of stock-based compensation with a value that is linked to the total return on AEP’s common stock; and

◦Requiring significant AEP stock ownership by executives.

•Support the implementation of the Company’s business strategy by tying annual incentive awards to a balanced scorecard of objectives based on our core principles in our annual incentive compensation program; and

•Promote the stability of the management team by creating strong retention incentives with multi-year vesting schedules for long-term incentive compensation.

The HR Committee’s independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), participates in HR Committee meetings, assists the HR Committee in developing the compensation program, and regularly meets with the HR Committee in executive session without management present.

Compensation Design

The compensation for our named executive officers includes base salary, annual incentive compensation, and long-term incentive compensation. The Company also provides executive officers with a comprehensive benefits program and limited perquisites. The Company aims to provide a balance of annual and long-term incentive compensation that is consistent with the compensation mix provided by AEP’s Compensation Peer Group.

Annual Incentives. For 2025 annual incentive compensation, the HR Committee established the company-wide AEP Scorecard with a balanced set of key performance indicators (KPIs) designed to achieve continuous improvement in AEP’s six core principles: customer service, employee commitment, regulatory and legislative integrity, environmental respect, operational excellence, and financial strength. Each core principle is equally weighted (16.67%), and all KPIs within a core principle are also equally weighted irrespective of the number of KPIs for that core principle.

Performance towards these KPIs determined the 2025 annual incentive award score for the CEO and General Counsel positions, as well as the funding for all other AEP incentive compensation:

The HR Committee set the operating earnings target at $5.90 per share with a 16.67% weight, which was $0.05 above the midpoint of the Company’s operating earnings guidance of $5.75 to $5.95 per share at the time the goal was set. The HR Committee also set the operating earnings per share needed for a maximum payout at $5.95 per share, which was the high end of our 2025 operating earnings per share guidance range. For 2025, the HR Committee capped the score for all non-earnings KPIs at the Operating EPS score if earnings were below the $5.90 per share target. The HR Committee also set the payout threshold for the operating EPS goal at $5.85 per share and payout of 50% of target. Operating EPS of $5.85 per share was the midpoint of the Company’s 2025 operating earnings per share guidance range at the time. Finally, the HR Committee set operating earnings per share at $5.85 as the minimum level for payment of any annual incentive compensation.

The HR Committee also established 2025 level two scorecards for Messrs. Mihalik and Cannon, and Ms. Knapp, and the organizations under each of their purviews. As with the AEP Scorecard, these scorecards are designed to achieve continuous improvement in AEP’s six core principles but use more targeted KPIs.

Long-Term Incentives. The long-term incentive compensation awarded in 2025 continued to be composed of: 75% performance shares with a three-year performance and vesting period and 25% time-vesting restricted stock units (RSUs). The performance shares are earned based on performance from January 1, 2025, through December 31, 2027, in the following areas:

(1)AEP’s total shareholder return (TSR) relative to a custom TSR peer group consisting of 25 companies, other than AEP, that operate in our industry (50%); and

(2)AEP’s three-year cumulative operating earnings per share relative to a Board-approved target (50%).

The HR Committee set the target level for the three-year cumulative operating earnings per share measure based on the midpoint of our 2025 operating earnings per share guidance range plus a 7% annual growth rate for 2026 and 2027.

The RSUs vest in three approximately equal annual tranches on a February 21 cycle, consistent with RSUs the Company has granted for several years, which is three days after the first, second, and third anniversaries of their February 18, 2025, grant date.

2023-2025 Earned Long-Term Performance Awards

With respect to the 2023 - 2025 performance share awards, the HR Committee approved an overall payout of 137.1% of target based on the following results:

•TSR (40% weight) of 31.6% for the 2023-2025 performance period, which placed the Company at the 80th percentile relative to the companies in AEP’s custom TSR peer group and resulted in a score of 200.0% of target.

•Cumulative operating earnings per share (50% weight) of $16.836 for this performance period, which was below target and produced a score of 92.2% of target.

•Non-emitting generating capacity (10% weight) grew by 1,775.3 MW, which produced a performance score of 109.7% of target.

Special Equity Awards. The electric utility industry is in a period of unprecedented change. The opportunities for growth are great, but these growth opportunities entail considerable investment. The Company has a historic five-year, $72 billion capital plan through December 31, 2030, and additional opportunities for $5 billion to $8 billion of incremental investment have been identified beyond that capital plan. To credibly execute on this plan, and create the incremental long-term shareholder value this entails, requires superior leadership over a sustained period. Indeed, investors have inquired about and were keen on the importance of demonstrating a long-term stake and commitment for several key leaders.

Accordingly, special equity awards were granted to the CEO and CFO to motivate their extended long-term performance and retain their leadership over the strategic horizon. An equity award of $15 million was granted to the CEO, Mr. Fehrman, two-thirds of which ($10 million) was performance based tied to five-year relative total shareholder return and one-third of which ($5 million) was time-based RSUs with five-year cliff vesting. Also, a $5 million retention award was granted to the CFO, Mr. Mihalik, in the form of RSUs with four-year cliff vesting, to facilitate his long-term retention and leadership continuity.

Finally, to enable the hire of Messrs. Mihalik, Cannon, and Berntsen, and Ms. Knapp, the HR Committee awarded “make-whole” RSUs to offset compensation they each forfeited from their prior employers to accept AEP’s employment offer and as an additional inducement to accept AEP employment. Each of these awards is shown in the table below:

2025 Retention and New Hire Equity Awards
Name	Award Type	Grant Date	Grant Date Value	Vesting Date(s)
William J. Fehrman	Retention	December 18, 2025	$10,000,000	December 31, 2030
	Retention	December 18, 2025	$5,000,000	December 31, 2030
Trevor I. Mihalik	New Hire	January 17, 2025	$1,500,000	February 21, 2026, 2027, and 2028
	Retention	June 12, 2025	$5,000,000	August 1, 2029
Douglas A. Cannon	New Hire	June 11, 2025	$1,815,178	May 1, 2026, 2027, and 2028
Robert B. Berntsen	New Hire	July 14, 2025	$1,458,000	October 1, 2026, 2027, and 2028
Alicia R. Knapp	New Hire	September 29, 2025	$645,000	October 1, 2026, 2027, and 2028

As illustrated in the charts below, in 2025, performance-based compensation (target annual incentive compensation and grant date value of performance shares) comprised 72% of the target total direct compensation for the CEO and 41% of the average target total direct compensation for the other named executive officers, excluding Mr. Zebula due to his retirement in March 2025. An additional 23% of the CEO’s target total direct compensation and an additional 51% on average of target total direct compensation for the other named executive officers, excluding Mr. Zebula, were provided in the form of time-vesting RSUs (grant date value), which are tied to AEP’s stock price. The percentage of time-vesting RSUs for the other named executive officers, excluding Mr. Zebula, is higher than we expect going forward because each of these officers was hired in 2025, and additional RSUs were granted to them to offset compensation forfeited from their prior employers.

* Mr. Zebula is excluded from the above charts of “Other Named Executives.”

2025 Compensation Peer Group

The HR Committee, supported by Meridian, annually reviews AEP’s executive compensation relative to a peer group of companies that represent the talent markets where we compete to attract and retain executives. The Compensation Peer Group is predominantly utility companies but also includes several general industry companies. The Company competes in both the utility and general industry markets for executive talent. Consequently, market data is intended to reflect both. The general industry companies selected are large, capital-intensive companies with predominantly U.S. revenue. At the time the Compensation Peer Group data was collected, AEP’s revenue was at the 52nd percentile of the Compensation Peer Group. The only change to the Compensation Peer Group for 2025 was that WestRock Company was removed due to its acquisition. The full Compensation Peer Group for 2025 is shown in the following table:

3M Company	General Dynamics Corporation
CenterPoint Energy, Inc.	NextEra Energy, Inc.
Consolidated Edison, Inc.	Northrop Grumman Corporation
Constellation Energy Corporation	PG&E Corporation
Delta Air Lines, Inc.	PPL Corporation
Dominion Energy, Inc.	PSEG Incorporated
DTE Energy Company	Sempra
Duke Energy Corporation	The AES Corporation
Edison International	The Sherwin-Williams Company
Entergy Corporation	The Southern Company
Eversource Energy	Waste Management, Inc.
Exelon Corporation	Xcel Energy Inc.
FirstEnergy Corp.

The HR Committee selected the 2025 Compensation Peer Group based on each company’s trailing four-quarter revenue and market capitalization as of September 1, 2024, among other factors. At the time the Compensation Peer Group data was collected, AEP’s revenue and market capitalization were slightly above the median of the Compensation Peer Group.

Compensation Peer Group	Revenue ($ in millions)	Market Cap ($ in millions)
75th Percentile	$26,134	$76,517
50th Percentile	$16,822	$40,227
25th Percentile	$12,429	$25,882
AEP	$19,524	$53,361
Percentile Rank	52nd	63rd

Annual Market Analysis

The HR Committee, supported by Meridian, annually prepares a study of target total direct compensation covering each named executive officer position based on compensation survey information for the Compensation Peer Group. This study provides compensation benchmarks for the positions that each of our named executive officers holds, for total direct compensation and each of its components, relative to those for officers serving in similar capacities in the Compensation Peer Group to the extent that sufficient data is available.

Executive Compensation Program Detail

Summary of Executive Compensation Components.  The following table summarizes the major components of the Company’s executive compensation program.

Component	Purpose
Base Salary	•	Provides a market-competitive and consistent minimum level of compensation that is paid throughout the year.
Annual Incentive Compensation	•	Focused and aligns executives’ efforts with KPIs that are aligned with the Company’s core principles, as shown in the Annual Incentives section on page 47.
Long-Term Incentive Compensation	•	Motivates management to create sustainable shareholder value by linking a substantial portion of their potential compensation directly to longer-term shareholder returns.
	•	Helps ensure that management remains focused on longer-term results, which the HR Committee considers essential, given the large amount of long-term investment in physical assets required in our business.
	•	Reduces executive turnover to maintain management consistency.

Base Salary. Other than for new hires, the HR Committee determines base salary levels for our named executive officers based on the following factors:

•The performance of the executive during the previous year

•The executive’s base salary, total cash compensation, and total compensation relative to Compensation Peer Group benchmarks

•The Company’s salary increase budget

•The current scope and responsibilities of the position

•Internal comparisons

•The experience and potential of each executive

•The potential impact on our business of an executive’s departure

No base salary increases were provided to the named executive officers in 2025.

Annual Incentive Compensation

Target Opportunity.  The HR Committee, supported by Meridian, establishes the annual incentive target opportunity for each executive officer based, in part, on compensation benchmarks in the annual executive compensation study. Other factors include performance in role and internal equity. For 2025, the HR Committee established the following annual incentive target opportunities:

•160% of base earnings for the Chair, President and Chief Executive Officer (Mr. Fehrman);

•100% of base earnings for the EVP and Chief Financial Officer (Mr. Mihalik);

•85% of base earnings for the President of AEP Transmission (Mr. Cannon) and President of Nuclear Development (Ms. Knapp); and

•80% of base earnings for the Executive Vice President, General Counsel & Secretary (Mr. Berntsen).

Mr. Zebula, former EVP and Chief Financial Officer, was not eligible for 2025 annual incentive compensation due to his retirement in March 2025.

Performance Metrics. AEP senior management recommended and the HR Committee approved the establishment of the AEP Scorecard and level two scorecards for most business units and staff functions for 2025. Each of these scorecards includes KPIs for each AEP core principle, with some exceptions for level two incentive groups that do not have appropriately suitable and measurable objectives for an AEP core principle. The KPIs are designed to produce continuous improvement toward achievement of the associated AEP core principle. The chart below shows each KPI for the company-wide AEP Scorecard with its weight, threshold, target, maximum, actual performance, score, and weighted score. The total for each scorecard is then calculated and the percentage rounded to the nearest decimal place. The annual incentive scores for Messrs. Fehrman and Berntsen were determined primarily based on the company-wide scorecard.

AEP Scorecard
	Weight	Threshold	Target	Maximum	Actual Performance Results	Actual Award Score (as a percentage of target opportunity)	Weighted Score
Customer Service (16.67% weight)
Customer Satisfaction (JD Power avg rank)	8.33%	93.17	89.17	87.17	86.83	200.0%	16.67%
Perfect Power ≥ 13 interruptions	8.33%	13.19%	11.87%	10.55%	10.68%	190.2%	15.85%
Employee Commitment (16.67% weight)
Days Away, Restricted or Transferred (DART) Rate	4.17%	0.556	0.500	0.404	0.436	166.7%	6.94%
Engage Train & Develop Plan	4.17%	0	1	2	2	200.0%	8.33%
Safety Improvement Plan & Training	4.17%	0	1	2	2	200.0%	8.33%
Total Recordable Incident Rate (TRIR)	4.17%	0.913	0.822	0.705	0.755	157.3%	6.55%
Regulatory & Legislative Integrity (16.67% weight)
Achieve Plan Return on Equity (ROE)	16.67%	9.300%	9.375%	9.450%	9.060%	0.0%	—
Environmental Respect (16.67%)
Environmental Respect Index (Number of Events)	16.67%	141	128	115	113	200.0%	33.33%
Operational Excellence (16.67%)
System Average Interruption Duration Index (SAIDI) (Minutes)	8.33%	234.19	219.20	210.77	210.93	198.1%	16.51%
Transmission Reliability Index	8.33%	0	2.5	5	22.5	200.0%	16.67%
Financial Strength (16.67%)
Operating Earnings Per Share (EPS)	16.67%	$5.80	$5.90	$5.95	$5.97	200.0%	33.33%
Total Score (percentage rounded to the nearest decimal place)							162.5%

Level Two Scorecards. The HR Committee also established separate level two balanced scorecards for three of the named executive officers and the organizations under their purview: the CFO (Mr. Mihalik), President AEP Transmission (Mr. Cannon) and President Nuclear Development (Ms. Knapp). As with the company-wide AEP Scorecard, each core principle is equally weighted if the level two incentive group has at least one KPI for a core principle, and the KPIs within a core principle are generally also equally weighted. The maximum value for the level two scorecards is 100% of target.

The overall performance score is the product of the scores for the company-wide AEP Scorecard and the named executive officer’s level two scorecard, divided by a normalizing factor. The normalizing factor is the weighted average score for either all staff functions or all business unit level two scorecards, as applicable, based on whether the executive leads a staff function or a business unit. The normalizing factor ensures that the Company does not overspend or underspend its funding available based on the AEP Scorecard. The weighting is based on the sum of the target awards for all participants in each incentive group. This methodology produces a weighted average overall score for both business unit and staff incentive groups that is equal to the score for the AEP Scorecard, which ensures that the total funding is fully allocated based on performance. This methodology also ensures that the weighted average overall score for both business unit and staff groups is equal, and neither is advantaged or disadvantaged by KPIs that may have different degrees of difficulty for these groups.

CFO Organization (Mihalik): The 2025 level two scorecard for the CFO organization included KPIs for all AEP core principles, except Environmental Respect, because the CFO organization did not have a suitable 2025 KPI for this core principle. Therefore, each of the remaining core principles had a 20% weight. The CFO organization achieved an overall level two score of 80.0%, out of a possible 100%, reflecting strong contributions in customer service, operational excellence, and financial strength.
•Under Customer Service, the CFO organization met or exceeded expectations on two financially driven KPIs that support improved customer affordability and efficient corporate operations.
•Employee Commitment results were mixed. The CFO organization achieved its Engage, Train & Develop and Phishing Failure Rate KPIs but did not achieve its DART or TRIR targets.
•In Regulatory & Legislative Integrity, the CFO organization achieved its KPI related to implementation of a technology solution to improve the quality and efficiency of regulatory filings but did not achieve its return on equity KPI.
•Under Operational Excellence, the CFO organization delivered strong performance, meeting all three of its KPIs, which were related to processing invoices within contractual terms, completing a major project plan to improve pay‑to‑invoice timing, and keeping material and supply inventory levels within the targeted range.
•Finally, the CFO organization achieved strong performance in the Financial Strength core principle by achieving all three of its KPIs, which were related to funds from operations (FFO) to debt ratio, Operating EPS, and O&M Budget.

After normalizing the 80% score for the CFO organization by dividing it by the average level two score for all staff groups and then multiplying that result by the score for the AEP Scorecard, the overall CFO organization’s level two score was 157.1% of target.

Transmission Organization (Cannon): The level two scorecard for the transmission organization included KPIs for all six AEP core principles, with each equally weighted at 16.67%. The transmission organization achieved all the KPIs on their level two scorecard, after application of certain adjustments for circumstances outside of the transmission organization’s control, resulting in a 100.0% score. These adjustments did not change total AEP funding for annual incentive compensation because of the normalization framework described above.
•Under Customer Service, the transmission organization’s KPIs were related to its investment pipeline and customer interconnection facilities.
•For Employee Commitment, the 2025 KPIs were: (1) DART rate, (2) Engage, Train & Develop, (3) Phishing Failure Rate, and (4) TRIR.
•Under Regulatory & Legislative Integrity, the KPIs were related to notices of violation, integrated resource plan (IRP) filings and resource adequacy, North American Electric Reliability Corporation (NERC) compliance and field verification of facility ratings in accordance with NERC standard FAC-008.
•For the Environmental Respect core principle, the transmission organization had a single KPI related to improvement in the number of environmental events.
•The transmission organization KPIs for the Operational Excellence core principle were transmission reliability, SAIDI, capital project delivery, and wildfire program implementation.
•Under the Financial Strength core principle, the level two transmission scorecard included KPIs related to FFO to debt ratio, O&M Budget, Operating EPS and plant in service.

After normalizing the 100% score for the transmission organization by dividing it by the average level two score for all business unit groups and then multiplying that result by the score for the AEP Scorecard, the overall transmission score was 180.7% of target.

Projects & Services Organization (Knapp): The Projects & Services organization’s level two scorecard assessed performance for all AEP core principles, except customer service for which there was not a suitable 2025 KPI. Therefore, each of the remaining core principles had a 20% weight. The group achieved a 90.0% score out of a possible 100%.
•Under Employee Commitment projects and services achieved the engage, train & develop and phishing failure rate KPIs, but did not meet its DART rate and TRIR KPI objectives.
•In the area of Regulatory & Legislative Integrity, the projects & services group met its notices of violation objective.
•Projects and services achieved all its KPIs for the Environmental Respect core principle, which included reductions in the number of environmental events, implementation of the small modular reactor (SMR) project plan, and completion of renewable energy projects.
•Under Operational Excellence, the projects and services organization met its capital project delivery target KPI.

•Finally, the projects and services group met its operations and maintenance budget KPI in the Financial Strength core principle.

After normalizing the 90.0% score for the projects and services organization by dividing it by the average level two score for all business unit groups and then multiplying that result by the score for the AEP Scorecard, the overall projects & services score was 176.8% of target.

Individual Award Calculations for 2025.  Based on the performance results described above, and after assessing the individual performance of each named executive officer, the HR Committee approved the performance scores shown in the table below and each named executive officer’s actual 2025 annual incentive award. The company-wide AEP Scorecard established the funding available for all AEP annual incentive compensation at 162.5% of the target score.

Name	2025 Base Earnings (1)		Annual Incentive Target %		Score		Calculated Annual Incentive Opportunity	2025 Actual Payouts
William J. Fehrman	$ 1,500,000	x	160%	x	162.5%	=	$3,900,000	$4,290,000
Trevor I. Mihalik	$900,000	x	100%	x	157.1%	=	$1,413,900	$1,525,000
Douglas A. Cannon	$424,615	x	85%	x	180.7%	=	$652,188	$665,232
Robert B. Berntsen	$353,846	x	80%	x	162.5%	=	$460,000	$492,989
Alicia R. Knapp	$184,615	x	85%	x	176.8%	=	$277,440	$282,989
Charles E. Zebula		Not eligible
(1)Based on salary paid in 2025, which is different than the salary earned for 2025 shown in the Summary Compensation Table.

Long-Term Incentive Compensation

The HR Committee grants long-term incentive compensation to executive officers generally on an annual award cycle. The HR Committee, supported by Meridian, established target long-term incentive award opportunities for each named executive officer based on market data provided in the annual market compensation study. For 2025, the HR Committee again approved the following mix of annual long-term incentive awards:

•75% of the target value was awarded as three-year performance shares, and

•25% of the target value was awarded as time-vesting restricted stock units (RSUs).

2025 Long-Term Incentive Awards

Name	Target Value (1)	Total Number of Units Granted (2)	Number of Performance Shares Granted (at Target)	Number of RSUs Granted
William J. Fehrman (3)	$26,100,000	238,391	167,978	70,413
Trevor I. Mihalik (4)	$10,300,000	101,276	27,988	73,288
Douglas A. Cannon (5)	$3,814,700	37,421	14,842	22,579
Robert B. Berntsen (6)	$3,053,700	29,077	11,420	17,657
Alicia R. Knapp (7)	$2,499,100	22,764	12,753	10,011
Charles E. Zebula (8)	$—	—	—	—
(1)The target value differs from the grant date fair value shown in the stock award column in the Summary Compensation Table because the performance shares contain a market condition (the relative TSR measure) which results in a grant date fair value for financial accounting purposes that differs from the target value the HR Committee used to determine the awards. See footnote 3 to the Summary Compensation Table for a description of the grant date fair value.
(2)The total number of units granted was determined by dividing the Target Value by the closing price of AEP common stock on the grant date and rounding to three decimal places.

(3)Mr. Fehrman was granted regular annual performance shares and RSUs on February 18, 2025, with a target value of $11,100,000 at a share price of $102.20. He was also granted $10,000,000 in performance shares and $5,000,000 in RSUs on December 18, 2025, as a retention incentive at a share price of $115.58. The sole performance measure for the performance shares granted on December 18, 2025, was five-year total shareholder return relative to AEP’s TSR peer group. The performance shares and RSUs granted on December 18, 2025, vest on December 31, 2030, subject to Mr. Fehrman’s continuous AEP employment through that date, and do not vest upon retirement prior to that date.
(4)Mr. Mihalik was granted $1,500,000 in RSUs on January 17, 2025, at a share price of $97.25. He was also granted $3,800,000 of regular annual performance shares and RSUs on February 17, 2025, at a share price of $101.83. He was also granted $5,000,000 in RSUs as a retention incentive on June 12, 2025. The HR Committee granted this award to Mr. Mihalik because they believe he is a potential CEO candidate for other utility companies and it was in our shareholders’ interest to safeguard his continued AEP service for an additional five years.
(5)Mr. Cannon was granted $1,815,178 in RSUs upon his hire on June 11, 2025, at a share price of $101.94. He was also granted $1,999,522 of regular annual performance shares and RSUs on the same date and at the same share price.
(6)Mr. Berntsen was granted $1,458,000 in RSUs upon his hire on July 14, 2025, at a share price of $105.02. He was also granted $1,595,700 of regular annual performance shares and RSUs on the same date and at the same share price.
(7)Ms. Knapp was granted $645,000 in RSUs upon her hire on September 29, 2025, at a share price of $109.78. She was also granted $1,854,100 of regular annual performance shares and RSUs on the same date and at the same share price.

Performance Shares. As described above, in 2025, the HR Committee approved the grant of performance shares for a 2025-2027 performance period to each of the named executive officers, except Mr. Zebula who retired in March 2025. The independent members of the Board also granted Mr. Fehrman a special award of performance shares with a single relative TSR performance measure for the five-year 2026-2030 performance period.

For all performance shares, dividends declared from the grant date through the payment date are reinvested in additional performance shares that are subject to the same performance measures and vesting requirements as the underlying performance shares on which they were granted. The number of earned performance shares is paid in shares of AEP common stock.

2025-2027 Performance Shares

These performance shares are subject to a three-year performance and vesting period that ends on December 31, 2027. The number of performance shares earned at the end of the performance period is based on achieved performance against two equally weighted performance metrics: three-year cumulative operating earnings per share and three-year total shareholder return relative (rTSR) to the companies in a TSR Peer Group (50%).

The HR Committee approved the following 2025-2027 performance goals:

Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Payout Performance
Three-Year Cumulative Operating Earnings Per Share	50%	$18.243 (0% payout)	$18.807 (100% payout)	$19.371 (200% payout)

Three-Year Total Shareholder Return of AEP vs. TSR Peer Group	50%	20th Percentile (0% payout)	50th Percentile (100% payout)	80th Percentile (200% payout)

The HR Committee selected a measure of cumulative operating earnings per share to ensure that earnings for all three years contribute to the award calculation. The HR Committee set the target for the three-year cumulative operating earnings per share based on the $5.85 midpoint of AEP’s 2025 earnings guidance with a 7% growth rate in operating earnings per share from 2025 for both 2026 and 2027. The HR Committee also selected a relative total shareholder return measure for these awards to provide an external performance comparison that reflects the effectiveness of management’s strategic decisions and actions over the three-year performance period relative to the performance of the 25 utilities in the TSR Peer Group.

The TSR Peer Group consists of the following Companies in our industry:

AES Corp	Consolidated Edison Inc	Edison Int’l	First Energy	Public Service Enterprise Group
Alliant Energy Corp	Constellation Energy Corporation	Entergy	NextEra Energy	Sempra
Ameren Corp	Dominion Resources Inc	Evergy Inc	PG&E Corp	Southern Co.
CenterPoint Energy Inc	DTE Energy	Eversource Energy	Pinnacle West Capital Corp	Wisconsin Energy Corp
CMS Energy Corp	Duke Energy	Exelon	PPL Corp.	Xcel Energy

2026-2030 Performance Shares

The independent members of the Board approved a $10,000,000 performance-based award for Mr. Fehrman because they believe his strategy is largely responsible for AEP’s current and future stock price performance and that it is in shareholders’ interest to better ensure he is strongly motivated to continue to drive AEP’s future performance through at least December 31, 2030. These performance shares are subject to a five-year performance and vesting period that ends on December 31, 2030. The number of performance shares earned at the end of the performance period is based on achieved performance against a single performance metric: five-year rTSR compared to the companies in the TSR Peer Group above, with threshold, target, and maximum payout levels as follows:

Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Payout Performance
Five-Year Total Shareholder Return of AEP vs. TSR Peer Group	100%	20th Percentile (0% payout)	50th Percentile (100% payout)	80th Percentile (200% payout)

Restricted Stock Units. The HR Committee approved the grant of regular annual RSUs to Messrs. Fehrman and Mihalik that vest, subject to continued AEP employment, in three approximately equal installments on February 21 of 2026, 2027, and 2028, which is over an approximately three-year period from the grant date of these awards. Regular annual RSU awards were also granted to Messrs. Cannon and Berntsen and Ms. Knapp, except that these awards were granted later in the year on their hire dates.

As described above, Mr. Fehrman was also granted RSUs for retention purposes on December 18, 2025, that cliff vest on December 31, 2030, subject to his continued employment. These RSUs do not vest if he retires prior to December 31, 2030.

RSUs were also granted to Mr. Mihalik on January 17, 2025, as an inducement to accept AEP employment. These RSUs vest in equal thirds on February 21 of 2026, 2027, and 2028, subject to his continued AEP employment, which is the same vesting schedule as the regular annual RSUs. In addition, Mr. Mihalik was granted RSUs for retention purposes on June 12, 2025, which cliff vest on August 1, 2029, subject to his continued employment. These RSUs do not vest if he retires prior to August 1, 2029.

RSUs were also granted to Mr. Cannon on his June 11, 2025, hire date to offset compensation from his prior employer that he forfeited to accept AEP’s offer. These RSUs vest in equal thirds on May 1 of 2026, 2027, and 2028, subject to his continued AEP employment.

RSUs were also granted to Mr. Berntsen on his July 14, 2025, hire date to offset compensation from his prior employer that he forfeited to accept AEP’s offer. These RSUs vest in equal thirds on October 1 of 2026, 2027, and 2028, subject to his continued AEP employment.

RSUs were also granted to Ms. Knapp on her September 29, 2025, hire date to offset compensation from her prior employer that she forfeited to accept AEP’s offer. These RSUs vest in equal thirds on October 1 of 2026, 2027, and 2028, subject to her continued AEP employment.

Retirement, Health, and Welfare Benefits

Health and Welfare Benefits. AEP generally provides the same health and welfare benefits to named executive officers as it provides to other employees. AEP also provides the named executive officers with either four or five weeks of paid vacation, depending on their length of service and position.

Retirement Benefits. The HR Committee believes that executives should generally be entitled to the same retirement benefits, as a percentage of their eligible pay, as other employees of the Company. Therefore, the named executive officers participate in the same tax-qualified defined benefit pension plan and defined contribution savings plan on the same terms as other eligible employees. They also participate in the Company’s nonqualified retirement benefit plans, which provide the named executive officers and other highly paid employees with benefits that would otherwise be provided through the tax-qualified plans but for IRS limits applicable to those plans. These nonqualified benefit restoration plans allow the named executive officers to accumulate replacement income based on the same benefit formulas as the tax-qualified plans, but without the limitations imposed by the Internal Revenue Code on tax-qualified plans. Nonqualified retirement benefit plans are prevalent among large employers both within our industry and at other large U.S. industrial companies, and so the Company provides these benefits as part of a market-competitive total rewards package. Defined benefit pension plan participation eligibility begins upon completion of one year of service. Therefore, Messrs. Mihalik, Cannon, and Berntsen and Ms. Knapp were not eligible to participate in the Company’s tax-qualified and nonqualified defined benefit pension plans in 2025 but became or will become eligible when they reach their one-year service anniversary.

The Company limits the types of compensation included in the qualified and nonqualified retirement plans because the HR Committee and AEP management believe that certain types of compensation should not be further enhanced by including them in retirement benefit calculations. Therefore, long-term incentive compensation is not included in the calculations that determine retirement and other benefits under AEP’s benefit plans.

Life Insurance Benefits. AEP provides two times base salary group term life insurance benefits for employees who were hired prior to January 1, 2020, and one times base salary for those who were hired after January 1, 2020. All the named executive officers were hired after this date and are eligible for the one times base salary life insurance benefit, except for Mr. Zebula, who was eligible for the two times base salary benefit prior to his retirement.

Other Benefits, Perquisites, and Security

Relocation Assistance. AEP offers a relocation assistance package to executives and other employees it asks to relocate to offset their moving expenses. This allows AEP to select new hires from the broadest possible pool of qualified candidates and to transfer employees internally across AEP’s geographic footprint. Messrs. Mihalik, Cannon, and Berntsen, and Ms. Knapp were provided with relocation assistance in 2025.

Perquisites. The HR Committee annually reviews the perquisites provided by the Company. AEP provides independent financial counseling and tax preparation services to assist executives with financial planning and tax filings. Income is imputed to executives and taxes are withheld for these services.

Other than as described below for Mr. Fehrman, the HR Committee prohibits personal use of corporate aircraft that incurs an incremental cost to the Company unless an exception is approved by AEP’s CEO for a specific trip. The Company allows personal and spousal travel on business trips using the corporate aircraft if there is no incremental cost to the Company. Income is imputed and taxes are withheld on the value of personal travel on corporate aircraft in accordance with IRS guidelines.

Mr. Fehrman entered into an aircraft time-sharing agreement (TSA) that allows him to use our corporate aircraft for personal use. The TSA required him to reimburse the Company for the full incremental cost of his personal use (excluding fixed costs), calculated to not exceed the maximum allowed reimbursement under federal aviation regulations governing reimbursements for flight expenses to non-commercial aircraft operators. Effective July 22, 2025, the HR Committee adopted a policy that requires Mr. Fehrman to use Company provided aircraft for all business and personal air travel primarily to enhance his personal safety and security. In conjunction with this policy, commencing as of such date, Mr. Fehrman is no longer required to reimburse the Company for their incremental cost. This change was made, in part, due to a comprehensive independent security assessment that recommended that Mr. Fehrman use Company-provided aircraft for all air travel, including personal travel. See footnote 5 to the Summary Compensation Table for further information.

Security. The personal safety and security of our senior executives is of the utmost importance to the Company and its shareholders. Based on an independent, third-party security study conducted by a leading global risk management and security consulting firm, the HR Committee determined that enhanced personal security measures were necessary for Mr. Fehrman’s personal safety. In addition to significantly heightened security concerns, the HR Committee considered the critical importance of the CEO position and the fact that if any harm occurred to our CEO, our business operations, investor confidence, and employee productivity would be severely impacted. Pursuant to our executive security program and based on our assessment and monitoring of security risks, we may provide security services to certain other executives. Security services include personal security services, which may include protection of family members, private aviation, and driver services. These protections are provided due to the range of security issues encountered by senior executives of large corporations.

Severance Arrangements

Change In Control Agreements. The Company has entered into change in control agreements with each of the named executive officers. These agreements protect the Company and the interests of shareholders in the event of an anticipated or actual change in control. During such transitions, retaining and motivating the Company’s key executives would be critical to protecting shareholder value. In a change in control situation, outside competitors are more likely to try to recruit key employees away from the Company, and our executive officers may consider other opportunities when faced with uncertainty about retaining their positions. The HR Committee also believes these agreements are consistent with the practices of its peer companies. The HR Committee limits such agreements to those executives whose full support and sustained contributions would be needed during a lengthy and complex corporate transaction.

The HR Committee periodically reviews change in control agreement practices of companies in our Compensation Peer Group. Based on this review, new senior executives to whom the HR Committee chooses to provide a change in control agreement are provided with a 2.0 multiple, except for the CEO, who is provided a change in control agreement with a 2.99 multiple. As a result, Mr. Fehrman has a change in control agreement with a 2.99 multiple and all other named executive officers have change in control agreements with a 2.0 multiple, except for Mr. Zebula, whose change in control agreement expired upon his retirement in March 2025. Each change in control agreement includes a “double trigger,” which means that severance payments and benefits would be provided to the covered executive officer only upon a change in control accompanied by an involuntary termination or constructive termination within two years after the change in control. The Company’s change in control agreements do not provide a tax gross-up for excise taxes.

Long-term incentive compensation may also vest in connection with a change in control. All outstanding performance shares and RSU awards have a “double trigger” change in control provision. In the event an executive’s employment is terminated within one year after a change in control under qualifying conditions, such as by the Company without cause or by the executive for good reason, then all the executive’s outstanding performance shares and RSUs will vest. Performance shares would be paid at the target performance score.

Other compensation and benefits provided to executive officers in the event their employment is terminated as a result of a change in control are consistent with that provided in the event an executive’s employment is terminated due to a consolidation, restructuring, or downsizing as described below.

Other Employment Separations

Severance: The Company has an Executive Severance Plan that provides severance benefits to selected senior officers of the Company, including the named executive officers, who have agreed to its terms, which include confidentiality, non-

solicitation, cooperation, and non-disparagement obligations. Executives remain eligible for benefits under the General Severance Plan described below; however, any benefits provided under the Executive Severance Plan would be reduced by any amount provided under the General Severance Plan. The trigger for Executive Severance Plan benefits is a good reason resignation or an involuntary termination other than for cause as defined in the plan. The benefits under the Executive Severance Plan include pay continuation of two times base salary and target annual incentive award for Mr. Fehrman, payable over two years, and one times base salary and target annual incentive award, payable over one year, for the other named executive officers. All benefits under this plan are conditioned on the executive officer’s agreement to release claims against the Company and not to compete with the Company for two years following termination with respect to Mr. Fehrman due to his two times severance multiple and for one year following termination with respect to other named executive officers.

AEP also maintains a broad-based General Severance Plan that provides two weeks of base pay per year of service to all employees (capped at 52 weeks), including named executive officers, if their employment is terminated due to a consolidation, restructuring, or downsizing, subject to the employee’s agreement to release claims against the Company. In addition, benefits under the General Severance Plan include outplacement services and access to health benefits at active employee rates for up to 12 months.

A prorated portion of performance shares vest in the event a participant’s employment is terminated under circumstances that give rise to eligibility for benefits under the Executive or General Severance Plan. A prorated portion of outstanding RSUs also vest if a participant becomes eligible for Executive or General Severance Plan benefits, provided the participant agrees to release claims against the Company. Severance vesting is not available for RSUs granted in 2025 for participants who are eligible for retirement. Participants are also entitled to 12 months of continued financial counseling and tax preparation service in the event their employment is terminated as the result of a restructuring, consolidation, or downsizing.

Retirement: Named executive officers (and other employees) remain eligible for an annual incentive award based on their eligible earnings for the portion of the year they worked, if they retire on or after June 30, unless their employment is terminated for cause, due to their resignation in lieu of termination for cause, or under circumstances that would result in benefits being offered under either the Executive Severance Plan or the broad-based General Severance Plan. Retirement for this purpose means the participant’s AEP employment terminates under circumstances that satisfy all the following conditions: (i) as of the termination date, that participant has at least 65 “Points”, attained age 55, and completed at least five years of AEP service as an employee on the payroll of AEP; (ii) the termination is not for cause (including resignation in lieu of discharge for cause); and (iii) the termination is not part of a voluntary or involuntary severance or layoff. “Points” is the sum of a participant’s age in whole years, plus the participant’s years of service as an employee on the payroll of AEP in whole years, which incorporates service with most Company subsidiaries. In the event of a participant’s death on or after June 30, annual incentive compensation is paid to the participant’s estate.

If a Participant retires, a prorated portion of outstanding performance shares that are at least six months into their performance period vest upon a participant’s retirement. A prorated portion of outstanding RSUs granted in 2025, but not previous years, also vest if a participant retires, subject to the participant’s agreement to release claims against the Company. Retirement for 2025 performance shares and RSUs, is the same definition as described in the paragraph above for annual incentive compensation. For performance shares granted in 2024 and prior years, retirement was defined as an employment termination, other than for cause, on or after a participant attains age 55 with at least ten years of service. The retention RSUs and performance shares awarded in 2025 to Messrs. Fehrman and Mihalik are not eligible for retirement vesting. Named executive officers are also entitled to 12 months of continued financial counseling and tax preparation service if they retire (on or after attaining age 55 with at least five years of AEP service).

Death: A prorated portion of outstanding performance shares and all outstanding RSUs would vest and result in payment to a participant’s beneficiaries in the event of the participant’s death. The prorated performance shares would not be payable until the end of the performance period and would remain subject to all performance factors.

The spouse or the executor of a named executive officer’s estate would be eligible for financial counseling and tax preparation service in the event of the named executive officer’s death.

Mr. Zebula’s Retirement Vesting. The HR Committee of the Board approved the vesting of the February 21, 2026, tranche of Mr. Zebula’s 2023 RSU award upon his retirement in March 2025. Had the Company not eliminated its mandatory age 65 retirement policy for certain officers, these RSUs would have vested in June 2025 upon Mr. Zebula’s retirement. This action was also taken in appreciation of Mr. Zebula’s willingness to accept the CFO position, delay his retirement, and then retire after a suitable transition period with his successor.

Other Compensation Information

Stock Ownership Requirements. The HR Committee believes that linking a significant portion of the named executive officers’ financial rewards to the Company’s long-term success gives them a stake similar to that of the Company’s shareholders and encourages management strategies that benefit shareholders. Therefore, the HR Committee requires certain officers (34 executives as of December 31, 2025) to accumulate and hold from one to six times their annual base salary in AEP common stock or stock equivalents. The CEO’s stock ownership requirement is six times his or her base salary, and the other named executive officers’ requirement is three times their respective base salaries. Officers are expected to achieve their stock ownership requirement within five years. Messrs. Fehrman and Mihalik are in their second year of service to the Company and each of the other named executive officers has less than one year of Company service. Due to their short tenures, none of the named executive officers has yet met his or her stock ownership requirement.

Equity Retention (Holding Period). If and to the extent that an executive officer has not met his or her stock ownership requirement, performance shares awarded under the LTIP are mandatorily deferred into AEP career shares to the extent necessary to meet his or her stock ownership requirement. AEP career shares are not paid to executives until after their employment with AEP ends. If an executive has not met his or her stock ownership requirement within five years of the date it became effective or subsequently falls below it, the HR Committee may also require the executive to defer a portion of his or her annual incentive compensation award into AEP career shares.

Recoupment of Incentive Compensation. The Company’s Policy on Recouping Incentive Compensation, commonly referred to as a “clawback” policy, provides that our executive officers and certain other senior executives are subject to a “no fault” clawback. The Board may recover incentive compensation whether or not the executive’s actions involve misconduct. The Board believes, subject to the exercise of its discretion based on the facts and circumstances of a particular case, that incentive compensation should be reimbursed to the Company if, in the Board’s determination:

•Such incentive compensation was received by an executive predicated upon the achievement of financial or other results that were subsequently materially restated or corrected, and

•Such incentive compensation would have been materially lower had the achievement been calculated on such restated or corrected financial or other results.

The Company has adopted additional recoupment provisions in accordance with SEC Rule 10D-1 and related Nasdaq listing standards, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our Section 16 officers on or after October 2, 2023, if the Company has a qualifying financial restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made, subject to limited exceptions.

All of the Company’s incentive compensation programs are designed and administered in a manner that provides for the Company’s ability to obtain such reimbursement. AEP may also retain any deferred compensation previously credited to an executive. This right to reimbursement is in addition to, and not in substitution for, any and all other rights AEP might have to pursue reimbursement or such other remedies against an executive for misconduct.

Role of the CEO and Compensation Consultant in Determining Executive Compensation. The HR Committee invites the CEO to attend HR Committee meetings. The HR Committee regularly holds executive sessions without management present.

The Executive Vice President & Chief Human Resources Officer (CHRO) supports the HR Committee. The CHRO works closely with the HR Committee Chair, and the HR Committee’s independent compensation consultant, Meridian, to research and develop information for Committee consideration.

The CEO discusses the individual performance of the other named executive officers with the HR Committee and recommends their compensation to the HR Committee. However, HR Committee approval is required for all compensation and employment offers for executive officers and other positions in the HR Committee’s compensation review group, which the HR Committee determines, and which currently consists of 17 executive positions. The CEO has no role in the decision-making of his compensation, which is recommended by the HR Committee, with input from Meridian, to the independent members of the Board who are responsible for determining and approving it.

Insider Trading, Hedging, and Pledging. The Company has an insider trading policy governing the purchase, sale, and other dispositions of AEP’s securities that applies to all AEP personnel, including directors, officers, employees, other covered persons, and the Company. The Company also has procedures for governing the repurchase of its securities. We believe our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and listing standards applicable to AEP. A copy of AEP’s insider trading policy was filed as Exhibit 19.1 to its Annual Report on Form 10-K for the year ended December 31, 2025. The Company’s insider trading policy prohibits directors and all employees, including executive officers, from entering any transactions (including short sales, options, warrants, puts, calls, variable forward contracts, equity swaps, collars, and similar instruments) that are designed to hedge or offset any decrease in the market value of AEP stock. The policy also prohibits directors and executive officers from pledging AEP stock as collateral for any loan.

Policy on Grant of Stock Options or Similar Instruments. We do not grant stock options, stock appreciation rights (SARs), or similar option-like instruments and, as such, do not have a policy or practice in place on the timing of awards of options, SARs, or similar option-like instruments in relation to the disclosure of material non-public information. If in the future we anticipate granting stock options, SARs, or similar option-like instruments, we may establish a policy regarding how the Board determines when to grant such awards and how the Board or HR Committee will take material nonpublic information into account when determining the timing and terms of such awards.

Tax Deductibility of Compensation. While the HR Committee considers the deductibility of compensation, the primary goals of our executive compensation program are to attract, retain, motivate, and reward key employees and align pay with performance. Accordingly, the HR Committee retains the ability to provide compensation that exceeds deductibility limits as it determines to be appropriate.

Human Resources Committee Report

In fulfilling its oversight responsibilities, the HR Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based on its review and these discussions, the HR Committee recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Human Resources Committee Members
Sara Martinez Tucker, Chair
Ben Fowke
Daryl Roberts
Lewis Von Thaer

Executive Compensation

Summary Compensation Table

The following table provides summary information concerning compensation earned by our Chief Executive Officer, our Chief Financial Officer, the three other most highly compensated executive officers, and our former Chief Financial Officer. We refer collectively to this group as the named executive officers (NEOs).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
William J. Fehrman
President and Chief Executive Officer	2025	1,505,769	1,150,000	29,339,782	4,290,000	35,685	280,288	36,601,524
	2024	628,846	2,000,000	9,469,144	1,100,000	—	59,032	13,257,022
Trevor I. Mihalik
Executive Vice President and Chief Financial Officer	2025	930,000	—	10,883,680	1,525,000	—	142,619	13,481,299

Douglas A. Cannon
President - AEP Transmission	2025	449,231	1,230,000	4,085,684	665,232	—	262,628	6,692,775
Robert B. Berntsen
Executive Vice President, General Counsel, and Secretary	2025	378,462	1,187,000	3,305,432	492,200	—	102,135	5,465,229
Alicia R. Knapp
President - Nuclear Development	2025	209,231	1,100,000	2,749,837	282,989	—	26,923	4,368,980
Charles E. Zebula
Former Executive Vice President and Chief Financial Officer	2025	147,789	—	123,307	—	151,984	133,916	556,996
	2024	724,327	—	2,250,000	605,840	177,002	85,564	3,842,733
	2023	639,625	—	2,852,248	240,500	181,438	73,170	3,986,981

(1)Amounts in the salary column are composed of executive salaries earned for the years shown, which include 261, 262, and 260 days of pay for 2025, 2024, and 2023, respectively, due to 1 and 2 additional workdays in 2025 and 2024, respectively, compared to a standard 260-day year.
(2)The 2025 amount in the bonus column for Mr. Fehrman reflects a negotiated payment in March 2025 to replace the value of his 2024 year-to-date short-term incentive compensation from his prior employer that he forfeited by accepting AEP employment. The amounts shown for Messrs. Cannon and Berntsen, and Ms. Knapp all reflect amounts negotiated pursuant to their AEP employment that offset compensation from their prior employers that they forfeited to accept AEP employment and also served as an inducement to accept AEP employment.
(3)The amounts reported in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures, for the performance shares and restricted stock units (RSUs) granted under our Long-Term Incentive Plan. See Note 15 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating these amounts. The number of shares realized and the value of the performance shares, if any, will depend on the Company’s performance during a three-year performance and vesting period, or for Mr. Fehrman, also a five-year performance and vesting period, and generally the participant’s continued AEP employment through this period. The potential payout can range from 0% to 200% of the target number of performance shares, plus any dividend equivalents. The value of the three-year performance shares is based on two measures: a Board-approved cumulative operating earnings per share measure (Cumulative EPS 50%) and total shareholder return relative to peer companies (Relative TSR 50%). The grant date fair value of the performance shares that are based on Cumulative EPS was computed in accordance with FASB ASC Topic 718 and was measured based on the closing price of AEP’s common stock on the grant date. The maximum amount payable for the 2025 performance shares that are based on Cumulative EPS, measured on the grant date, is $8,325,000 for Mr. Fehrman, $2,850,000 for Mr. Mihalik, $1,513,025 for Mr. Cannon, $1,199,313 for Mr. Berntsen and $1,400,000 for Ms. Knapp. The grant date fair value of the three-year performance shares and five-year performance shares that are based on Relative TSR is calculated using a Monte-Carlo model as of the date of grant, in accordance with FASB ASC Topic 718. The maximum amount payable for the 2025 performance shares that are based on Relative TSR, measured on the grant date is $8,325,000 for Mr. Fehrman, $2,850,000 for Mr. Mihalik, $1,513,025 for Mr. Cannon, $1,199,313 for Mr. Berntsen, and $1,400,000 for Ms. Knapp. The values realized from the 2023-2025 performance shares are included in the Option Exercises and Stock Vested for 2025 table.
(4)The amounts shown in this column reflect annual incentive compensation paid for the year shown.
(5)The amounts shown in this column are attributable to the increase in the actuarial values of each of the named executive officer’s combined benefits under AEP’s qualified and nonqualified defined benefit pension plans determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. See the Pension Benefits for 2025 table and related footnotes for additional information. See Note 8 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2025, for a discussion of the relevant assumptions. None of the named executive officers received preferential or above-market earnings on deferred compensation.
(6)Amounts shown in the All Other Compensation column for 2025 include: (a) Company matching contributions to the Company’s Retirement Savings Plan; (b) Company matching contributions to the Company’s Supplemental Retirement Savings Plan; (c) Company-paid relocation (including tax gross-ups of $26,762 for Mr. Mihalik, $83,991 for Mr. Cannon, and $20,069 for Mr. Berntsen;(d) the incremental cost to the Company of personal use of Company-provided aircraft; (e) perquisites; and (f) vacation payout. The value of each item included in 2025 All Other Compensation column is listed in the following table:

Type	William J. Fehrman (7)	Trevor I. Mihalik	Douglas A. Cannon	Robert B. Berntsen	Alicia R. Knapp	Charles E. Zebula
Retirement Savings Plan Match	$15,750	$15,750	$15,750	$15,058	$6,923	$15,750
Supplemental Retirement Savings Plan Match	101,250	24,750	—	—	—	18,899
Relocation	—	78,529	241,757	78,893	20,000	—
Personal Use of Company Aircraft	140,507	—	—	—	—	—
Perquisites	22,781	23,590	5,121	8,184	—	8,991
Vacation Payout	—	—	—	—	—	90,276
Total	$280,288	$142,619	$262,628	$102,135	$26,923	$133,916

(7)Perquisites provided in 2025 included financial counseling and tax preparation services and, for Mr. Fehrman, $632 as his allocated share of a group premium for travel accident insurance provided to all AEP board members. Executive officers may also have the occasional personal use of event tickets when such tickets are not being used for business purposes, however, there is no associated incremental cost to the Company. From time to time, executive officers also may receive customary gifts from third parties that sponsor events (subject to our policies on conflicts of interest).

Mr. Fehrman was a party to an Aircraft Time Sharing Agreement (Aircraft TSA) with the Company, which he used for his personal flights prior to July 22, 2025. As required under this Agreement, Mr. Fehrman reimbursed the Company for the full incremental cost of his personal use under his Aircraft TSA (but not the fixed cost), calculated in accordance with federal aviation regulations governing reimbursement for flight expenses to non-commercial aircraft operators. Accordingly, no value is shown for these personal flights in the Summary Compensation Table. If the aircraft flew empty to pick up or to return after dropping off Mr. Fehrman at a destination on a personal flight, the cost of the empty flight was included in the incremental cost for which Mr. Fehrman reimbursed the Company.

Effective July 22, 2025, the HR Committee adopted a policy that requires Mr. Fehrman to use a Company-provided aircraft for all business and personal air travel. In conjunction with this policy, Mr. Fehrman is no longer required to use his Aircraft TSA for personal trips or to reimburse the Company for its incremental cost. This change was made, in part, due to a comprehensive independent security assessment that recommended that Mr. Fehrman use a Company-provided aircraft for all air travel, including personal travel. See footnote 6 to the Summary Compensation Table for further information. Mr. Fehrman's spouse also accompanied him on the Company aircraft used for business travel, but there was no incremental cost to the Company for those trips.

Grants of Plan-Based Awards for 2025

The following table provides information on plan-based awards granted in 2025 to each of our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(2)	Threshold (#)(4)	Target (#)	Maximum (#)(5)
William J. Fehrman
2025 Annual Incentive Compensation Plan		200,000	2,400,000	6,000,000	—	—	—	—	—
2025 - 2027 Performance Shares	2/18/2025	—	—	—	—	81,458	162,916	—	10,029,914
2025 Restricted Stock Units	2/18/2025	—	—	—	—	—	—	27,153	2,775,000
2026 - 2030 Performance Shares	12/18/2025	—	—	—	—	86,520	173,040	—	11,534,868
Retention Restricted Stock Units	12/18/2025	—	—	—	—	—	—	43,260	5,000,000
Trevor I. Mihalik
New Hire Restricted Stock Units	1/17/2025	—	—	—	—	—	—	15,424	1,500,000
2025 Annual Incentive Compensation Plan		75,000	900,000	2,250,000	—	—	—	—	—
2025 - 2027 Performance Shares	2/17/2025	—	—	—	—	27,988	55,976	—	3,433,680
2025 Restricted Stock Units	2/17/2025	—	—	—	—	—	—	9,329	950,000
Retention Restricted Stock Units	6/12/2025	—	—	—	—	—	—	48,534	5,000,000
Douglas A. Cannon
New Hire Restricted Stock Units	6/11/2025	—	—	—	—	—	—	17,806	1,815,178
2025 Annual Incentive Compensation Plan		30,077	360,923	902,308	—	—	—	—	—
2025 - 2027 Performance Shares	6/11/2025	—	—	—	—	14,842	29,685	—	1,783,972
2025 Restricted Stock Units	6/11/2025	—	—	—	—	—	—	4,773	486,534
Robert B. Berntsen
New Hire Restricted Stock Units	7/14/2025	—	—	—	—	—	—	13,883	1,458,000
2025 Annual Incentive Compensation Plan		23,590	283,077	707,692	—	—	—	—	—
2025 - 2027 Performance Shares	7/14/2025	—	—	—	—	11,420	22,840	—	1,451,063
2025 Restricted Stock Units	7/14/2025	—	—	—	—	—	—	3,774	396,369
Alicia R. Knapp
New Hire Restricted Stock Units	9/29/2025	—	—	—	—	—	—	5,875	645,000
2025 Annual Incentive Compensation Plan		13,077	156,923	392,308	—	—	—	—	—
2025 - 2027 Performance Shares	9/28/2025	—	—	—	—	12,753	25,506	—	1,650,783
2025 Restricted Stock Units	9/29/2025	—	—	—	—	—	—	4,136	454,054
Charles E. Zebula (8)
2025 Annual Incentive Compensation Plan	Not Eligible	—	—	—	—	—	—	—	—
2025 - 2027 Performance Shares	None Granted	—	—	—	—	—	—	—	—
2025 Restricted Stock Units	None Granted	—	—	—	—	—	—	—	—
2023 Restricted Stock Units	2/17/2025	—	—	—	—	—	—	1,268	123,307

(1)Represents potential payouts under the 2025 Annual Incentive Compensation Plan (ICP). Mr. Zebula was ineligible for a 2025 award because of his retirement before June 30, 2025.
(2)The amount shown in this column represents 250% of the target award, which is the maximum amount payable to any individual employee under the ICP for a year in which the actual score is the maximum 200% of the target score.
(3)Represents performance shares awarded under our Long-Term Incentive Plan for the 2025 - 2027 performance period and, for Mr. Fehrman for the 2026 - 2030 performance period. These awards generally vest at the end of the applicable performance period based on our attainment of specified performance measures. The number of performance shares does not include additional shares that may accrue due to dividend credits.
(4)The estimated future payout for threshold performance is $0 because both of the 2025 - 2027 performance measures have a 0% payout for threshold performance.

(5)The amounts shown in this column represent 200% of the target award, which is the maximum overall score for the 2025 - 2027 performance shares.
(6)Shows restricted stock units (RSUs) awarded under the Long-Term Incentive Plan. The 2025 RSUs awards and the New Hire RSUs granted to Mr. Mihalik generally vest, subject to the participant’s continued AEP employment, in three approximately equal installments on February 21, 2026, February 21, 2027, and February 21, 2028, which is slightly more than one, two, and three years after the grant date. The new hire RSUs granted to Mr. Cannon vest on May 1, 2026, 2027 and 2028. The new hire RSUs granted to Mr. Berntsen and Ms. Knapp vest on October 1, 2026, 2027 and 2028. The number of RSUs does not include additional units that may accrue due to dividend credits.
(7)Amounts represent the grant date fair value of performance shares and all types of RSUs measured in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2025. The actual number of performance shares earned will depend on the Company's performance over the applicable performance period, which could vary from 0% to 200% of the target award plus dividend credits. The value of the 2025 - 2027 performance shares ultimately earned will be based on two equally weighted measures: cumulative operating earnings per share measure relative to a Board-approved target and relative total shareholder return compared to a Board-approved group of utility industry peers, as well as dividend credits and the value of AEP stock when the awards are paid. The value of Mr. Fehrman’s 2026 - 2030 performance shares ultimately earned will be based on AEP’s relative total shareholder return compared to a Board-approved group of utility industry peers, as well as dividend credits and the value of AEP stock when the awards are paid.
(8)Mr. Zebula was not eligible for an award from the 2025 Annual Incentive Compensation Plan and was not granted any long-term incentive awards in 2025 due to his previously announced retirement in March 2025. However, at its meeting on February 17, 2025, the HR Committee of the Board approved the vesting of the February 21, 2026, tranche of Mr. Zebula’s 2023 RSU award upon his retirement in March 2025. Had the Company not eliminated its mandatory age 65 retirement policy for certain officers, these RSUs would have vested in June 2025 upon Mr. Zebula’s retirement. This action was also in appreciation of Mr. Zebula’s willingness to accept the CFO position, delay his retirement and then retire after a suitable transition period with his successor.

Outstanding Equity Awards at Fiscal Year-End for 2025

The following table provides information with respect to holdings of restricted stock units and performance shares by the named executive officers on December 31, 2025. The named executive officers do not have any outstanding stock options.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William J. Fehrman
2024 - 2026 Performance Shares (3)	—	—	72,890	8,404,946
2025 - 2027 Performance Shares (3)	—	—	167,194	19,279,140
2026 - 2030 Performance Shares (3)	—	—	173,040	19,953,242
2024 Restricted Stock Units (4)	8,329	960,417	—	—
2024 New Hire Restricted Stock Units (5)	27,764	3,201,467	—	—
2025 Restricted Stock Units (6)	27,866	3,213,228	—	—
2025 Retention Restricted Stock Units (7)	43,260	4,988,311	—	—
Trevor I. Mihalik
2025 New Hire Restricted Stock Units (8)	15,966	1,841,039	—	—
2025 - 2027 Performance Shares (3)	—	—	57,446	6,624,098
2025 Restricted Stock Units (6)	9,574	1,103,978	—	—
2025 Retention Restricted Stock Units (9)	49,358	5,691,471	—	—
Douglas A. Cannon
2025 New Hire Restricted Stock Units (10)	18,109	2,088,149	—	—
2025 - 2027 Performance Shares (3)	—	—	29,932	3,451,459
2025 Restricted Stock Units (11)	4,854	559,715	—	—
Robert B. Berntsen
2025 New Hire Restricted Stock Units (12)	14,119	1,628,062	—	—
2025 - 2027 Performance Shares (3)	—	—	23,030	2,655,589
2025 Restricted Stock Units (13)	3,838	442,560	—	—
Alicia R. Knapp
2025 New Hire Restricted Stock Units (14)	5,924	683,096	—	—
2025 - 2027 Performance Shares (3)	—	—	25,718	2,965,543
2025 Restricted Stock Units (15)	4,170	480,843	—	—
Charles E. Zebula
2023 - 2025 Performance Shares (3)(16)	—	—	16,920	1,951,045

(1)Pursuant to applicable SEC rules, the number of performance shares reported in this column is the maximum number of performance shares issuable (200% of the amount outstanding on December 31, 2025) because the results for the performance shares that vested on December 31, 2025, were above target. However, the actual number of performance shares credited upon vesting will be based on the Company's actual performance over the applicable performance period.
(2)Pursuant to applicable SEC rules, the market value of the performance shares reported in this column was calculated by multiplying the closing price of the Company’s common stock on December 31, 2025 ($115.31) by the maximum number of performance shares issuable, as set forth in the preceding column because the results for the performance shares that vested on December 31, 2025 were above target. However, the actual number of performance shares credited upon vesting will be based on AEP’s actual performance over the applicable performance period.
(3)The Company’s practice is to grant performance shares at the beginning of each year with a three-year performance and vesting period. This results in awards for overlapping successive three-year performance periods. These awards generally vest at the end of the three-year performance period, except for the 2026 - 2030 award for Mr. Fehrman, which vests at the end of its five-year performance and vesting period. The 2026 - 2030 performance award does not vest, in whole or in part, if Mr. Fehrman retires before the vesting date. The performance shares awarded for the 2023 - 2025 performance period, including associated dividend credits, vested on December 31, 2025, and are shown in the Options Exercises and Stock Vested for 2025 table below. The awards shown for the 2024 - 2026 and 2025 - 2027 performance periods include performance shares resulting from reinvested dividends which are subject to the same performance criteria as the underlying awards.
(4)These restricted stock units were granted on August 1, 2024, with vesting, generally subject to Mr. Fehrman’s continued employment, in three equal installments on February 21 of 2025, 2026, and 2027. The first and second installments vested on February 21, 2025, and February 21, 2026, respectively. The amounts shown include restricted stock units resulting from reinvested dividends.

(5)These restricted stock units were granted on August 1, 2024, and will generally vest, subject to Mr. Fehrman’s continued employment, in three equal installments on the first, second, and third anniversary of the grant date. The first installment vested on August 1, 2025. The amounts shown include restricted stock units resulting from reinvested dividends.
(6)These restricted stock units were granted on February 18, 2025, to Mr. Fehrman and on February 17, 2025, to Mr. Mihalik, and generally vest, subject to the executive officer’s continued employment, in three equal installments occurring three days after the first, second, and third anniversary of the grant date. The first installment vested on February 21, 2026. The vesting date for the second and third installments are February 21, 2027, and February 21, 2028. The amounts shown include restricted stock units resulting from reinvested dividends.
(7)These restricted stock units were granted on December 18, 2025, and generally vest, subject to Mr. Fehrman’s continued employment, on December 31, 2030. These awards do not vest, in whole or in part, if Mr. Fehrman retires before the vesting date.
(8)These restricted stock units were granted on January 17, 2025, and generally vest, subject to Mr. Mihalik’s continued employment, in three equal installments on February 21st of 2026, 2027, and 2028. The first installment vested on February 21, 2026. The amounts shown include restricted stock units resulting from reinvested dividends.
(9)These restricted stock units were granted on June 12, 2025, and generally vest, subject to Mr. Mihalik’s continued employment, on August 1, 2029. Mr. Mihalik will not be eligible to retire prior to the vesting date of these awards. The amounts shown include restricted stock units resulting from reinvested dividends.
(10)These restricted stock units were granted on June 11, 2025, and generally vest, subject to Mr. Cannon’s continued employment, in three equal installments on May 1st of 2026, 2027, and 2028. The amounts shown include restricted stock units resulting from reinvested dividends.
(11)These restricted stock units were granted on June 11, 2025, and generally vest, subject to Mr. Cannon’s continued employment, in three equal installments on February 21st of 2026, 2027, and 2028. The first installment vested on February 21, 2026. The amounts shown include restricted stock units resulting from reinvested dividends.
(12)These restricted stock units were granted on July 14, 2025, and generally vest, subject to Mr. Berntsen’s continued employment, in three equal installments on October 1st of 2026, 2027, and 2028. The amounts shown include restricted stock units resulting from reinvested dividends.
(13)These restricted stock units were granted on July 14, 2025, and generally vest, subject to Mr. Berntsen’s continued employment, in three equal installments on February 21st of 2026, 2027, and 2028. The first installment vested on February 21, 2026. The amounts shown include restricted stock units resulting from reinvested dividends.
(14)These restricted stock units were granted on September 29, 2025, and generally vest, subject to Ms. Knapp’s continued employment, in three equal installments on October 1st of 2026, 2027, and 2028. The amounts shown include restricted stock units resulting from reinvested dividends.
(15)These restricted stock units were granted on September 29, 2025, and generally vest, subject to Ms. Knapp’s continued employment, in three equal installments on February 21st of 2026, 2027, and 2028. The first installment vested on February 21, 2026. The amounts shown include restricted stock units resulting from reinvested dividends.
(16)The number and value of 2023 - 2025 performance shares shown is the prorated portion that vested upon Mr. Zebula’s retirement in March 2025.

Option Exercises and Stock Vested for 2025

The following table provides information with respect to the vesting of performance shares and restricted stock units in 2025 that were granted to our named executive officers in previous years. The named executive officers did not hold or exercise any stock options in 2025.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
William J. Fehrman	17,680	1,974,888
Trevor I. Mihalik	—	—
Douglas A. Cannon	—	—
Robert B. Berntsen	—	—
Alicia R. Knapp	—	—
Charles E. Zebula	54,808	5,612,618

(1)This column includes 4,025 and 13,655 restricted stock units (RSUs) that vested on February 21, 2025, and August 1, 2025, respectively, for Mr. Fehrman. This column also includes 11,599 performance shares and related dividend equivalents for the 2023 - 2025 performance period that vested on December 31, 2025, for Mr. Zebula, as well as 20,954, 2,658, and 19,597 RSUs that vested on January 2, 2025, February 21, 2025, and March 14, 2025, respectively, for Mr. Zebula.
(2)This column includes the value of RSUs that vested on January 2, 2025, February 21, 2024, March 14, 2025, and August 1, 2025 calculated by multiplying the number of units vesting by the closing price of the Company's common stock on those dates, which were $91.94, $105.33, $105.56, and $113.58 per share, respectively.

2023 – 2025 Performance Shares

Performance shares that were granted for the 2023 - 2025 performance period vested on December 31, 2025. The combined score for the 2023 - 2025 performance period was 137.1% of target. The final score calculation for these performance measures is shown in the chart below.

Performance Measures	Threshold Performance	Target Performance	Maximum Payout Performance	Actual Performance	Score	Weight	Weighted Score
Three Year Cumulative Earnings Per Share	$16.078 (25% payout)	$16.924 (100% Payout)	$17.770 (200% Payout)	$16.836	92.2%	50%	46.1%
Three Year Total Shareholder Return vs. Utility Peer Group Return	20th Percentile (0% Payout)	50th Percentile (100% Payout)	80th Percentile (200% Payout)	80th Percentile	200.0%	40%	80.0%
Carbon Free Generation Capacity (MWs)	578	1,634	3,088	1,775	109.7%	10%	11.0%
Composite Result							137.1%

Pension Benefits for 2025

The following table provides information regarding the pension benefits for our named executive officers under AEP’s pension plans. The material terms of the plans are described following the table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)
William J. Fehrman	AEP Retirement Plan	1.4	24,097	—
	AEP Supplemental Benefit Plan	1.4	11,686	—
Trevor I. Mihalik	AEP Retirement Plan	—	—	—
	AEP Supplemental Benefit Plan	—	—	—
Douglas A. Cannon	AEP Retirement Plan	—	—	—
	AEP Supplemental Benefit Plan	—	—	—
Robert B. Berntsen	AEP Retirement Plan	—	—	—
	AEP Supplemental Benefit Plan	—	—	—
Alicia R. Knapp	AEP Retirement Plan	—	—	—
	AEP Supplemental Benefit Plan	—	—	—
Charles E. Zebula	AEP Retirement Plan	26.9	—	780,363
	AEP Supplemental Benefit Plan	26.9	1,583,102 (3)	—

(1)The Present Value of Accumulated Benefits is based on the benefit accrued under the applicable plan through December 31, 2025, and the following assumptions (which are consistent with those used in AEP’s financial statements):

•Mr. Fehrman retires as of July 31, 2027, and Mr. Zebula retires as of December 31, 2025 (the assumed retirement age for each). July 31, 2027, is the date that Mr. Fehrman would have the three years of service required for his retirement benefits to vest and is therefore the earliest he may retire without a benefit reduction. Mr. Zebula was eligible for an unreduced annuity benefit at age 62, and he was older than that age on December 31, 2025.

•The named executive officer commences the payment of benefits (the “accrued benefit”) immediately upon retirement.

•The value of the annuity benefit for the named executive officers is determined based upon the accrued benefit at their assumed retirement age, assumed discount rates of 5.50% and 5.30% for the benefits accrued under the AEP Retirement Plan and the AEP Supplemental Benefit Plan, respectively, and assumed mortality based upon the Pri-2012 mortality tables. Base mortality rates are derived from the Pri-2012 table using contingent survivor tables after retiree death without any collar adjustment for the qualified pension benefits and the white-collar adjustment for nonqualified pension benefits. Mortality improvements are projected generationally using the MP-2021 mortality projection scale. The value of the lump sum benefit at that assumed retirement age is determined based upon the accrued benefit, an assumed interest rate of 4.40%, and assumed mortality based on current IRS lump sum mortality with static mortality projections estimated to the date of retirement using mortality projection scale MP-2021. The present value of each of Mr. Fehrman’s benefits is determined by discounting the value of benefits described above at his assumed retirement age to his current age using assumed interest rates equal to the assumed discount rates specified in this paragraph, above, for each plan. No discount was applied for Mr. Zebula because he had already attained an age that made him eligible for unreduced benefits upon retirement.

•For the AEP Retirement Plan, the present value of the accrued benefit is weighted based on 85% lump sum and 15% annuity based on the assumption that participants elect those benefit options in that proportion. For the AEP Supplemental Benefit Plan, the present value of the accrued benefits is weighted based on 100% lump sum.

(2)Ms. Knapp and Messrs. Fehrman, Mihalik, Cannon and Berntsen were not eligible to participate in any AEP-sponsored pension plan because they did not meet the one-year service requirement for participation in 2025.
(3)Mr. Zebula’s AEP Supplemental Benefit Plan benefit is calculated as of the first of the month following Mr. Zebula’s termination date (as of April 1, 2025), increased with 9 months of simple interest credit at the assumed interest rate of 4.54% to December 31, 2025. Mr. Zebula’s actual benefit under the AEP Supplemental Benefit Plan will be paid on or around July 1, 2026, in accordance with his payment election, with interest through the date of payment.

Overview.  AEP maintains tax-qualified and nonqualified defined benefit pension plans for eligible employees. The nonqualified plans provide benefits that cannot be paid under the tax-qualified plan because of limitations imposed on such plans by the Internal Revenue Code. The plans are designed to provide a retirement income to executives and their spouses, as well as a market-competitive benefit opportunity as part of a market-competitive total rewards package.

AEP Retirement Plan.  The AEP Retirement Plan is a tax-qualified defined benefit pension plan under which benefits are generally determined by reference to a cash balance formula. Mr. Zebula was paid his AEP Retirement Plan benefit in a lump sum in July 2025. As of December 31, 2025, none of the other named executive officers, except Mr. Fehrman, had become a participant, and Mr. Fehrman did not have the required three years of Company service to vest in his AEP Retirement Plan benefit.

Cash Balance Formula.  Under the cash balance formula, each participant has an account established to which dollar credits are allocated each year.

1.Company Credits. Each year, participants’ accounts are credited with an amount equal to a percentage of their salary and annual incentive award paid to them during the year. The applicable percentage is based on the participant’s age and years of service. The following table shows the applicable percentage:

Sum of Age Plus Years of Service	Applicable Percentage
Less than 30	3.0%
30-39	3.5%
40-49	4.5%
50-59	5.5%
60-69	7.0%
70 or more	8.5%

The Internal revenue Code limits the amount of eligible pay that can be included in the calculation of pension benefits in a qualified plan. For 2025, this limit was $350,000.

2.Interest Credits. All amounts in the cash balance accounts earn interest at the average interest rate on 30-year Treasury securities for the month of November of the prior year, with a floor of 4.00%. For 2025, the interest rate was 4.54%.

AEP Supplemental Benefit Plan.  The AEP Supplemental Benefit Plan is a nonqualified defined benefit pension plan. It generally provides eligible participants with benefits that are in excess of those provided under the AEP Retirement Plan as determined upon the participant’s termination of employment. These excess benefits are calculated under the terms of the AEP Retirement Plan described above, except that the limitations imposed by the Internal Revenue Code on annual compensation and annual benefits are disregarded.

Participants do not become vested in their AEP Supplemental Plan benefit until they become vested in their AEP Retirement Plan benefit or upon a change in control. As of December 31, 2025, Mr. Zebula was fully vested in his AEP Supplemental Benefit Plan benefit, Mr. Fehrman had become a participant in this plan but did not yet have the required three years of Company service to vest in his benefit, and none of the other executive officers had the required one year of Company service to participate in this plan.

Nonqualified Deferred Compensation for 2025

Overview.  AEP maintains nonqualified deferred compensation plans that allow eligible employees, including the named executive officers, to defer receipt of a portion of their base salary, annual incentive compensation, and performance share awards. The plans are unfunded. Participants have an unsecured contractual commitment from the Company to pay the amounts due under these plans from the general assets of the Company. Certain named executive officers participated in the following nonqualified deferred compensation plans in 2025:

•The American Electric Power System Supplemental Retirement Savings Plan (SRSP); and

•The American Electric Power System Stock Ownership Requirement Plan (SORP).

The following table provides information regarding contributions, earnings, and balances for our named executive officers under AEP’s two nonqualified deferred compensation plans, which are each further described below.

Name	Plan Name	Executive Contributions in Last FY (1)($)	Registrant Contributions in Last FY (2)($)	Aggregate Earnings in Last FY (3)($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE (4)($)
William J. Fehrman	SRSP	135,000	101,250	8,671	—	270,596
Trevor I. Mihalik (5)	SRSP	33,000	24,750	834	—	58,584
Douglas A. Cannon	—	—	—	—	—	—
Robert B. Berntsen	—	—	—	—	—	—
Alicia R. Knapp	—	—	—	—	—	—
Charles E. Zebula	SRSP	25,198	18,899	127,622	3,007,843	—
	SORP	—	—	887,930	4,408,147	—

(1)The amounts set forth under “Executive Contributions in Last FY” for the SRSP are also reported in the Summary Compensation Table as either (i) Salary for 2025 or (ii) the Non-Equity Incentive Plan Compensation for 2024 which was paid or deferred in 2025.
(2)The amounts set forth under “Registrant Contributions in Last FY” for the SRSP are also reported in the All Other Compensation column of the Summary Compensation Table.
(3)No amounts set forth under “Aggregate Earnings in Last FY” have been reported in the Summary Compensation Table as there were no above market or preferential earnings credited to any named executive officer’s account in any of the Company’s plans.
(4)The amounts set forth in the “Aggregate Balance at Last FYE” column for the SRSP include the SRSP amounts reported in the “Executive Contributions in Last FY” and “Registrant Contributions in Last FY” columns. In addition, the “Aggregate Balance at Last FYE” for the SRSP includes the following amounts previously reported in the Summary Compensation Table for prior years: $25,564 for Mr. Fehrman and $449,410 for Mr. Zebula.
(5)Due to an administrative error, the SRSP contributions and earnings for 2025 for Mr. Mihalik were credited in February 2026, but are reported here as contributions and earnings for 2025, the year to which they relate.

Supplemental Retirement Savings Plan. This plan allows eligible participants to save on a pre-tax basis and to continue to receive Company matching contributions beyond the limits imposed by the Internal Revenue Code on qualified plans of this type.

•Participants can defer up to 50.0% of their base salary and annual incentive award in excess of the IRS eligible compensation limit for qualified plans, which was $350,000 for 2025.

•The Company matches 100.0% of a participant’s contributions up to 1.0% of eligible compensation and 70.0% of the participant’s contributions from the next 5.0% of eligible compensation for a total Company match of up to 4.5% of eligible compensation.

•Participants may not withdraw any amount credited to their account until their termination of employment with AEP. Participants may elect distribution of their account as a single payment or annual installment payments over a period of up to 10 years. Participants may delay the commencement of distributions for up to five years from the date of their termination of employment.

•Participants may direct the investment of their plan account among the core investment options that are available to all employees in AEP’s qualified Retirement Savings Plan and one additional option that provides interest at a rate reset effective each January 1st at 120.0% of the applicable federal long-term rate with monthly compounding for the immediately preceding December. There are no above-market or preferential earnings with respect to the Supplemental Retirement Savings Plan’s investment options.

Incentive Compensation Deferral Plan. This plan allows eligible employees to defer payment of up to 80.0% of vested performance shares.

•AEP does not offer any matching contributions under this plan.

•Vested performance shares that are deferred into this plan are tracked as phantom stock units and credited with dividend equivalent stock units for an additional six months following the vested date. After this six-month period, the stock unit value balances are credited to an AEP Stock Fund, from which participants may direct the investment of these balances among the core investment options that are available to all employees in AEP’s qualified Retirement Savings Plan. There are no above-market or preferential earnings with respect to the Incentive Compensation Deferral Plan.

•Participants may not withdraw any amount credited to their account until their termination of employment with AEP. Participants may elect among the same payment options for the distributions of their account value as described above for the Supplemental Retirement Savings Plan’s investment options.

Stock Ownership Requirement Plan. This plan assists executives in achieving their minimum stock ownership requirements. It does so primarily by tracking the executive’s AEP Career Shares, which are a form of deferred compensation that are unfunded and unsecured general obligations of AEP. The rate of return on AEP Career Shares is equivalent to the total return on AEP stock with dividends reinvested. Participants may not withdraw any amount credited to their account until six months after their termination of employment with AEP. Participants may elect among the same payment options for the distribution of their AEP Career Shares as described above for the Supplemental Retirement Savings Plan. AEP Career Shares are distributed in AEP common shares.

Potential Payments Upon Termination of Employment or Change in Control

The Company has entered into agreements and maintains plans that will require the Company to provide compensation to the named executive officers in the event their employment is terminated under certain specific circumstances, including in connection with a change in control of the Company. Actual payments will depend on the circumstances and timing of any termination of employment. In connection with any actual situation that results in employment termination, the Company may enter into new agreements or establish other arrangements that provide additional or alternative benefits or amounts that are different from those described below. The agreements and plans summarized below have complex terms and conditions with precise meanings that are designed to address many possible but currently hypothetical situations.

Severance.  AEP currently provides full-time employees, including the named executive officers, with severance benefits under the General Severance Plan if their employment is terminated as the direct result of a restructuring or downsizing (Severance-Eligible Employees) and the employee releases AEP from claims against the Company that may be lawfully released. These severance benefits include:

•A lump sum severance payment equal to two weeks of base pay for each year of Company service, with a maximum of 52 weeks and a minimum of four weeks for employees with less than one year of AEP service and eight weeks for employees with at least one year of AEP service; and

•Continued eligibility for medical and dental benefits at active employee rates for up to 12 months or until the participant becomes eligible for coverage from another employer, whichever occurs first.

Severance-Eligible Employees also receive outplacement services. The incremental cost of those services may be up to $15,650 for the named executive officers.

A Severance-Eligible Employee’s termination entitles them to a pro-rata portion of any outstanding unvested performance shares that they have held for at least six months. The prorated performance shares will not become payable until the end of the performance period and remain subject to all performance objectives. A severed executive who timely executes a release of all claims is entitled to vesting of a pro-rata portion of any restricted stock units to the extent not already vested and paid. The pro-rata portion of both performance shares and restricted stock units that vests under these circumstances is equal to the number of whole months of the vesting period that the participant has worked upon their employment termination divided by the number of whole months in the longest vesting period for each award, provided that the pro-rata portion of restricted stock units is then reduced by the portion that has already vested. Prorated retirement vesting, described below under Retirement, would apply to restricted stock units granted in 2025, other than those issued for retention purposes, to participants who become Severance-Eligible Employees and who are also retirement eligible.

Severance-Eligible executive officers may continue financial counseling and tax preparation services for one year following their termination up to a maximum annual incremental cost to the Company of $20,000 plus related incidental expenses of the financial or tax advisor.

The Company also has an Executive Severance Plan (Executive Severance Plan) that provides severance benefits to selected officers of the Company, including the named executive officers, subject to the executive’s agreement to comply with the provisions of the plan, including confidentiality, non-solicitation, cooperation and non-disparagement provisions during and after their AEP employment. Benefits under the Executive Severance Plan are conditioned on the participant’s execution of an agreement releasing all claims against the Company that may be lawfully released and committing the participant to a non-competition obligation for two years for the CEO and one year for all other participants. Executives may become eligible for benefits under both the General Severance Plan described above and the Executive Severance Plan; however, in that event, the cash severance benefits provided under the Executive Severance Plan are reduced by any amounts provided under the General Severance Plan. Benefits under the Executive Severance Plan would be triggered by a resignation for “good reason” or an involuntary termination by the Company without “cause” (each as defined below).

The term “cause” with respect to the Executive Severance Plan means:

(i)Failure or refusal to perform a substantial part of the executive’s assigned duties and responsibilities following notice and a reasonable opportunity to cure (if such failure or refusal is capable of cure);

(ii)Commission of an act of willful misconduct, fraud, embezzlement, or dishonesty either in connection with the executive’s duties to the Company or which otherwise is injurious to the best interest or reputation of the Company;

(iii)Repeated failure to follow specific lawful directions of the Board or any officer to whom the executive reports;

(iv)A violation of any of the material terms and conditions of any written agreement or agreements the executive may from time to time have with the Company;

(v)A material violation of any of the rules of conduct of behavior of the Company;

(vi)Conviction of, or plea of guilty or nolo contendere to, (A) a felony, (B) a misdemeanor involving an act of moral turpitude, or (C) a misdemeanor committed in connection with the executive’s employment with the Company which is injurious to the best interest or reputation of the Company; or

(vii)Violation of any applicable confidentiality, non-solicitation, or non-disparagement covenants or obligations relating to the Company (including the provisions to which the executive agreed when enrolling in the plan).

An executive’s termination of employment that triggers benefits under his or her change in control agreement (described in the next section), that is due to his or her disability or death, or that occurs in connection with a transaction in which the executive becomes employed by a purchaser employer would not be considered an involuntary termination that may trigger the payment of benefits under the Executive Severance Plan.

An executive would have “good reason” for resignation under the Executive Severance Plan if there is any reduction in the executive’s then current annual base salary without the executive’s consent; provided, however, that a uniform percentage reduction of 10% or less in the annual base salary of all executives participating in the Executive Severance Plan who are similarly situated would not be considered good reason for resignation. Also, the Company must be given 10 days following receipt of written notice from the executive to restore the executive’s base salary before his or her resignation may trigger plan benefits.

If benefits under the Executive Severance Plan are triggered, the CEO would receive two times their base salary and target annual incentive award, payable over two years, and the other named executive officers would receive one times their base salary and target annual incentive award, payable over one year. In addition, a prorated portion of their outstanding unvested performance shares and RSUs would vest. The prorated portion of performance shares that vest do not become payable until the end of the applicable performance period and remain subject to all performance objectives. The prorated portion of restricted stock units granted in 2024 that vest would be delivered immediately if benefits are payable under the General Severance plan. However, if benefits are payable under the Executive Severance Plan but not the General Severance Plan, then the prorated portion of restricted stock units granted in 2024 that vest would be delivered as of the earlier of (i) six months after the participant’s last day worked or (ii) the 15th day of the third month after the calendar year in which falls the participant’s last day worked (or the immediately preceding business day if that day is not a business day). The prorated portion of restricted stock units issued in 2025 that vest because of circumstances that trigger benefits under either the General Severance plan or the Executive Severance Plan would be delivered at the end of the sixth month after the participant’s last day worked.

Retirement. None of the named executive officers was retirement-eligible under any of the Company’s plans in 2025, except for Mr. Zebula, who retired in March 2025. However, the following description is provided to describe the retirement provisions that may be applicable to named executive officers in future years.

If a named executive officer is retirement-eligible (as defined) at their termination of employment, a prorated portion of their outstanding unvested performance shares and a prorated portion of their unvested restricted stock units that were issued in 2025 would vest, if the executive timely signs an agreement releasing all claims against the Company that may be lawfully released. For this purpose, an executive is considered retirement-eligible if they have reached age 55, completed at least five years of service, and they have at least sixty-five points (based on full years of age and full years of AEP service); provided that their termination is not for cause, as defined below under a Change in Control, and is not a Qualifying Termination as described in the Change in Control Section that follows. The prorated portion of performance shares that vest do not become payable until the end of the applicable performance period and remain subject to all performance objectives. The prorated portion of an executive’s 2025 RSUs that vest by reason of retirement would be delivered at the end of the sixth month after the executive’s last day worked.

Change in Control. A “change in control” is defined under AEP’s change in control agreements and Long-Term Incentive Plan as:

•The acquisition by any person of the beneficial ownership of securities representing more than one-third of AEP’s voting stock;

•A merger or consolidation of AEP with another corporation unless AEP’s voting securities outstanding immediately before such merger or consolidation continue to represent at least two-thirds of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; or

•Approval by the shareholders of the liquidation of AEP or the disposition of all or substantially all of the assets of AEP.

AEP has a change in control agreement with each of the named executive officers that is triggered if there is a Qualifying Termination of the named executive officer’s employment. A “Qualifying Termination” for this purpose generally occurs when the executive’s employment is terminated in connection with that change in control (i) by AEP without “cause” or (ii) by the named executive officer for “good reason,” each as defined below. Such termination must be no later than two years after the change in control. These agreements provide for a lump sum payment equal to 2.99 times annual base salary plus target annual incentive compensation award under the annual incentive program in effect at the time of termination for AEP’s CEO (Mr. Fehrman); and

2.0 times the above amount for the other named executive officers. Mr. Zebula was not a participant in this plan on December 31, 2025, because he was not employed by the Company on that date.

The term “cause” with respect to AEP’s change in control agreements means:

(i)The willful and continued failure of the executive to perform the executive’s duties after a written demand for performance is delivered to the executive by the Board; or

(ii)The willful conduct or omission by the executive, which the Board determines to be illegal; gross misconduct that is injurious to the Company; or a breach of the executive’s fiduciary duty to the Company.

The term “good reason” with respect to AEP’s change in control agreements means:

(i)An adverse change in the executive’s status, duties, or responsibilities from that in effect immediately prior to the change in control;

(ii)The Company’s failure to pay in a timely fashion the salary or benefits to which the executive is entitled under any employment agreement in effect on the date of the change in control;

(iii)The reduction of the executive’s salary is in effect on the date of the change in control;

(iv)Any action taken by the Company that would substantially diminish the aggregate projected value of the executive’s awards or benefits under the Company’s benefit plans or policies;

(v)A failure by the Company to obtain from any successor the assent to the change in control agreement; or

(vi)The relocation, without the executive’s prior approval, of the office at which the executive is to perform services to a location that is more than 50 miles from its location immediately prior to the change in control.

The Company must be given notice and an opportunity to cure any of these circumstances before they would be considered “good reason.”

All awards under the Long-Term Incentive Plan vest upon a “Qualifying Termination” of a participant which may occur coincident with or within one year after a change in control. The term “Qualifying Termination” with respect to long-term incentive awards generally is the same as that described for the change in control agreements, except that “Cause” is defined more broadly to encompass:

(i)Failure or refusal to perform assigned duties and responsibilities in a competent or satisfactory manner;

(ii)Commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of AEP;

(iii)Engagement in activities or conduct injurious to the best interest or reputation of AEP;

(iv)Insubordination;

(v)Violation of any material term or condition of any written agreement with AEP;

(vi)Violation of any of AEP’s rules of conduct of behavior;

(vii)Commission of a felony, a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with employment at AEP which is injurious to the best interest or reputation of AEP; or

(viii)Disclosure, dissemination, or misappropriation of confidential, proprietary, and/or trade secret information.

In addition, performance shares would be deemed to have been fully earned at 100% of the target score upon a “Qualifying Termination” within one year following a change in control. The value of each vested performance share following a “Qualifying Termination” would be (1) the closing price of a share of AEP common stock on the date of the Qualifying Termination or (2) if the date of the Qualifying Termination is coincident with the change in control and if the change in control is the result of a tender offer, merger, or sale of all or substantially all of the assets of AEP, the price paid per share of common stock in that transaction.

The AEP Supplemental Benefit Plan also provides that all accrued supplemental retirement benefits to the extent then unvested become fully vested upon a change in control.

Termination Scenarios

The following tables show the incremental compensation and benefits that would have been paid to each named executive officer who was employed by AEP on December 31, 2025, assuming the hypothetical circumstances cited in each column occurred on December 31, 2025, and calculated in accordance with the methodology required by the SEC. No values are provided for Mr. Zebula because he was not employed by the Company as of December 31, 2025, and therefore, these hypothetical scenarios were no longer relevant. The actual retirement benefits provided to Mr. Zebula are shown in the Retirement Benefits Paid or Payable to Mr. Zebula section below.

At the time of an employment termination, the Company may enter into an agreement that provides additional benefits or amounts and may alter the terms of benefits that are to be provided.

With respect to annual incentive compensation for the completed year, the calculated annual incentive opportunity is shown, before any individual discretionary adjustment, which varies from the actual value paid and reported in the Summary Compensation Table for each of the named executive officers.

The values shown in the change in control column are triggered only if the named executive officer’s employment is terminated under the circumstances (described above under Change in Control) that trigger the payment or provision of each of the types of compensation and benefits shown.

No information is provided for terminations due to disability because it is not generally AEP’s practice to terminate the employment of any employee so long as they remain eligible for AEP’s long-term disability benefits. AEP successively provides sick pay and then long-term disability benefits for up to two years to employees with a disability that prevents them from returning to their job. Such disability benefits continue for employees that cannot perform any occupation for which they are reasonably qualified generally until the employee reaches age 65. Because disabled participants remain employed by the Company, they continue to vest in long-term incentive awards while they are disabled. AEP treats a participant’s disability as a termination to the extent required by the regulations issued under Internal Revenue Code Section 409A, but such terminations only trigger the payment of vested benefits. Employment may be terminated due to disability under a separate definition of employment termination that applies to long-term incentive awards and compensation and benefit programs that may be considered nonqualified deferred compensation under Section 409A of the Internal Revenue Code. However, all outstanding long-term incentive awards allow participants terminated due to disability to continue to vest as if their employment had continued so long as they remain continuously disabled.

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2025
For William J. Fehrman

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change in Control	Death
Compensation:
Base Salary ($1,500,000) (1)	$—	$3,000,000	$—	$4,485,000	$—
Annual Incentive for Completed Year (2)	$—	$3,900,000	$—	$3,900,000	$3,900,000
Other Payment for Annual Incentives (3)	$—	$4,800,000	$—	$7,176,000	$—
Long-Term Incentives: (4)
2024 - 2026 Performance Shares (5)	$—	$2,801,649	$—	$4,202,473	$2,801,649
2025 - 2027 Performance Shares (5)	$—	$3,213,190	$—	$9,639,570	$3,213,190
2026 - 2030 Performance Shares (5)	$—	$—	$—	$9,976,621	$—
2024 Restricted Stock Units	$—	$622,973	$—	$960,417	$960,417
Restricted Stock Units - New Hire	$—	$1,422,875	$—	$3,201,467	$3,201,467
2025 Restricted Stock Units	$—	$1,042,128	$—	$3,213,228	$3,213,228
Restricted Stock Units - Five-Year Retention	$—	$—	$—	$4,988,311	$4,988,311
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services (6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$20,838,465	$—	$51,778,737	$22,298,262

Notes for the Potential Incremental Termination Scenario tables are provided collectively following the last such table.

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2025
For Trevor I. Mihalik

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change in Control	Death
Compensation:
Base Salary ($975,000) (1)	$—	$975,000	$—	$975,000	$—
Annual Incentive for Completed Year (2)	$—	$1,413,900	$—	$1,413,900	$1,413,900
Other Payment for Annual Incentives (3)	$—	$975,000	$—	$1,950,000	$—
Long-Term Incentives: (4)
2025 - 2027 Performance Shares (5)	$—	$1,104,016	$—	$3,312,049	$1,104,016
Restricted Stock Units - New Hire	$—	$597,094	$—	$1,841,039	$1,841,039
2025 Restricted Stock Units	$—	$358,047	$—	$1,103,978	$1,103,978
Restricted Stock Units - 5-Year Retention	$—	$373,211	$—	$5,691,471	$5,691,471
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services (6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$5,831,918	$—	$16,323,087	$11,174,404

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2025
For Douglas A. Cannon

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change in Control	Death
Compensation:
Base Salary ($800,000) (1)	$—	$800,000	$—	$800,000	$—
Annual Incentive for Completed Year (2)	$—	$652,187	$—	$652,187	$652,187
Other Payment for Annual Incentives (3)	$—	$680,000	$—	$1,360,000	$—
Long-Term Incentives: (4)
2025 - 2027 Performance Shares (5)	$—	$575,243	$—	$1,725,729	$575,243
Restricted Stock Units - New Hire	$—	$406,028	$—	$2,088,149	$2,088,149
2025 Restricted Stock Units	$—	$181,529	$—	$559,715	$559,715
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services (6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$3,330,637	$—	$7,221,430	$3,895,294

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2025
For Robert B. Berntsen

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change in Control	Death
Compensation:
Base Salary ($800,000) (1)	$—	$800,000	$—	$800,000	$—
Annual Incentive for Completed Year (2)	$—	$460,000	$—	$460,000	$460,000
Other Payment for Annual Incentives (3)	$—	$640,000	$—	$1,280,000	$—
Long-Term Incentives: (4)
2025 - 2027 Performance Shares (5)	$—	$442,598	$—	$1,327,795	$442,598
Restricted Stock Units - New Hire	$—	$90,448	$—	$1,628,062	$1,628,062
2025 Restricted Stock Units	$—	$143,533	$—	$442,560	$442,560
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services (6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$2,612,229	$—	$5,974,067	$2,993,220

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2025
For Alicia R. Knapp

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change in Control	Death
Compensation:
Base Salary ($800,000) (1)	$—	$800,000	$—	$800,000	$—
Annual Incentive for Completed Year (2)	$—	$277,439	$—	$277,439	$277,439
Other Payment for Annual Incentives (3)	$—	$680,000	$—	$1,360,000	$—
Long-Term Incentives: (4)
2025 - 2027 Performance Shares (5)	$—	$494,257	$—	$1,482,771	$494,257
Restricted Stock Units - New Hire	$—	$37,950	$—	$683,096	$683,096
2025 Restricted Stock Units	$—	$155,949	$—	$480,843	$480,843
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services (6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$2,481,245	$—	$5,119,799	$1,955,635

(1)The amounts shown in the Severance column are two times salary for Mr. Fehrman and one times salary for each of the other named executive officers shown. The amounts shown in the Change in Control column are 2.99 times salary for Mr. Fehrman, and 2.00 times salary for each of the other named executive officers shown.
(2)Executive officers and all other employees are eligible for an annual incentive award based on their earnings for the year if they incur a retirement-eligible termination, they die after the sixth month of the year, or they are severed at or after year-end. None of the named executive officers was eligible to retire as of December 31, 2025. A retirement-eligible termination for annual incentive compensation means a termination of employment after the participant attains at least age 55 and five years of AEP service with at least 65 Points for any reason other than for cause, resignation in lieu of discharge for cause, or as part of a voluntary or involuntary severance or layoff. “Points” are the sum of a participant’s attained age in whole years, plus their years of AEP service as an employee on the payroll of AEP in whole years. The amount shown is the calculated annual incentive opportunity, as shown in the second column from the right in Individual Award Calculations for 2025 table of the Compensation Discussion and Analysis, rather than the executive's 2025 actual payout, which is the right-hand column of this table. However, annual incentives for executive officers are awarded at the discretion of the HR Committee or, for the Chair, President and CEO, the independent members of the Board, pursuant to the award determination process described in the Compensation Discussion and Analysis.
(3)The amounts shown in the Severance column are two times target annual incentive opportunity for Mr. Fehrman and one times target annual incentive opportunity for each of the other named executive officers shown. The amounts shown in the Change in Control column are 2.99 times target annual incentive opportunity for Mr. Fehrman, and 2.00 times target annual incentive opportunity for the other named executive officers shown.
(4)The long-term incentive values shown represent the values that would be paid under the circumstances described in each column based on the closing price of AEP common stock on December 31, 2025, which is the methodology required for this table.
(5)The target value of performance shares is shown. The actual value that would be paid under the circumstance in the column header, except a change in control, if any, would depend on the actual performance score for the full performance period. Any payments for awards under those circumstances are not paid until the end of the three-year performance period. In the event of a qualifying termination in connection with a change in control, awards would be paid at a target performance score as soon as administratively practical after the change in control.
(6)This is the maximum cost of Company-paid outplacement services, which the Company provides through an unaffiliated third-party vendor.

The following table shows the value of previously earned and vested compensation and benefits as of December 31, 2025, that would have been provided to each named executive officer following a termination of his or her employment on December 31, 2025. These amounts were generally earned and vested over the named executive officers’ period of service to the Company.

Non-Incremental Post-Termination Compensation and Benefits on December 31, 2025

Name	Benefits
	Vacation Payout (1)	Deferred Compensation (2)
William J. Fehrman	$72,115	$270,596
Trevor I. Mihalik	$8,438	$58,548
Douglas A. Cannon	$14,615	$—
Robert B. Berntsen	$25,000	$—
Alicia R. Knapp	$10,000	$—

(1)Represents accumulated but unused vacation as of December 31, 2025. These payments are included in the All Other Compensation column of the Summary Compensation Table and the breakout of the amounts included in this column in note 5 to this table.
(2)Includes balances from the Supplemental Retirement Savings Plan.

Retirement Benefits Paid or Payable to Mr. Zebula

Set forth below are the payments Mr. Zebula was entitled to in connection with his retirement from AEP in March 2025.

Executive Benefits and Payments Upon Retirement	Retirement
Compensation:
Annual Incentive for Completed Year	$—
Long-Term Incentives:
2023 - 2025 Performance Shares (1)	$975,523
2023 Restricted Stock Units	$133,850
Benefits:
AEP Retirement Plan (2)	$780,363
AEP Supplemental Benefit Plan (3)	$1,583,102
Financial Counseling	$20,000
Total Compensation and Benefits Paid or Payable Due to his Retirement	$3,492,838

(1)Represents the target value of performance shares based on the closing price of AEP common stock as of December 31, 2025, that vested upon Mr. Zebula’s retirement in March 2025. These performance shares were paid in February 2026, based on the actual performance score of 137.1% of target.
(2)Represents the value paid under this plan to Mr. Zebula on July 1, 2025.
(3)Represents the lump sum as of the first of the month following the participant's termination date (April 1, 2025), increased with nine months of simple interest credit at an annual rate of 4.54% after termination to December 31, 2025. This benefit will be paid on or around July 1, 2026, with interest to that date.

CEO Pay Ratio

The following is a reasonable estimate, prepared in accordance with applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer as of December 31, 2025, to the median of the annual total compensation of all of our employees (except for the CEO). We identified the median employee in 2025 by first determining the total base pay, annual incentive compensation, and 401(k) Company match for each employee who was employed by us on December 31, 2025. Based on this compensation measure, we identified the median employee from among our entire employee population. After identifying the median employee, we calculated annual total 2025 compensation for such employee using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table in this proxy statement.

Mr. Fehrman, who was Chair, President and CEO as of December 31, 2025, had 2025 annual total compensation of $36,601,524, as reflected in the Summary Compensation Table included in this Proxy Statement. The 2025 annual total compensation of our median employee (other than the CEO) was $140,432. The median employee’s total compensation includes base wages; any overtime earnings; annual incentive compensation; the change in the present value of the employee’s pension benefits; and the Company’s matching contributions to the retirement savings plan. Based on the foregoing, our estimate of the 2025 ratio of the annual total compensation of our CEO to the median annual total compensation of all our employees (other than the CEO) was 261 to 1.

The SEC rules for identifying the median of the annual total compensation of employees allow companies to adopt a variety of methodologies. The employee populations of public companies necessarily reflect their business mix, locations, and different insourcing vs. outsourcing solutions, in addition to their compensation practices. Therefore, CEO pay ratios reflect much more than differences in each company’s compensation practices for their CEO and other employees and may not provide useful comparisons of compensation practices in isolation from other factors.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain measures of the financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis beginning on page 44.

	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on:		Net Income (millions) (7)	Operating Earnings Per Share (8)
Year					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$36,608,524	$44,766,056	$6,111,886	$7,240,764	$166.24	$166.34	$3,696.00	$5.97
2024 Fehrman	$13,257,022	$11,673,362	$3,481,271	$3,891,405	$128.52	$140.83	$2,975.80	$5.62
2024 Fowke	$11,330,019	$12,771,417
2024 Sloat	$2,921,283	$(1,503,017)
2023	$10,633,745	$7,505,424	$3,234,865	$54,738	$108.77	$114.09	$2,212.60	$5.25
2022	$16,375,508	$21,518,114	$3,069,010	$3,245,587	$122.17	$122.79	$2,305.60	$5.09
2021	$15,051,215	$18,719,493	$3,372,510	$2,978,593	$110.69	$120.02	$2,488.10	$4.74

(1)“PEO” means Principal Executive Officer, who for all 2025 was William J. Fehrman; 2024 was William J. Fehrman from August 1, 2024, through December 31, 2024; Ben Fowke from February 26, 2024, through July 31, 2024; and Julia A. Sloat from January 1, 2024, through February 25, 2024. Julia A. Sloat was AEP’s PEO for all of 2023, and Nicholas K. Akins was AEP’s PEO for all of 2022, 2021 and 2020. The dollar amounts reported in column (b) are the amounts of total compensation reported for the applicable PEO for the corresponding year in the “Total” column of the Summary Compensation Table (“SCT”). Refer to the SCT in the proxy statement for each year for further information.
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” or “CAP” for Mr. Fehrman, Mr. Fowke, Ms. Sloat, or Mr. Akins, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Fehrman, Mr. Fowke, Ms. Sloat, or Mr. Akins during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Fehrman’s, Mr. Fowke’s, Ms. Sloat’s, and Mr. Akins’ Total Compensation shown in the SCT for the applicable year to calculate “CAP”:

	Reported Summary Compensation Table Total	Reported Stock Awards (A)	Equity Award Adjustments (B)	Reported Change in Pension Value (C)	Pension Benefit Adjustments (D)	Compensation Actually Paid to PEO
Year
2025	$36,608,524	$(29,339,782)	$37,461,629	$35,685	$—	$44,766,056
2024 Fehrman	$13,257,022	$(9,469,144)	$7,885,484	$—	$—	$11,673,362
2024 Fowke	$11,330,019	$(8,060,780)	$9,502,178	$—	$—	$12,771,417
2024 Sloat	$2,921,283	$—	$(4,365,060)	$(140,257)	$81,017	$(1,503,017)
2023	$10,633,745	$(8,321,524)	$5,324,782	$(210,263)	$78,683	$7,505,424
2022	$16,375,508	$(10,824,690)	$15,998,849	$(204,063)	$172,510	$21,518,114
2021	$15,051,215	$(9,976,149)	$13,937,070	$(461,732)	$169,089	$18,719,493

(A) This column reflects the total grant date fair value of equity awards reported in the “Stock Awards” column in the SCT for the applicable year for Mr. Fehrman for 2025, Mr. Fehrman, Mr. Fowke, and Ms. Sloat for 2024, Ms. Sloat for 2023 and Mr. Akins for 2022, 2021, and 2020. Neither Mr. Fehrman, Mr. Fowke, Ms. Sloat, nor Mr. Akins received any stock option awards in the years shown.
(B) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:
i.The year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

ii.The amount of change as of the end of the applicable year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
iii.For awards that are granted and vest in the same applicable year, which was the case for 2024 awards for Mr. Fowke but not for any of the AEP’s other PEOs for any year, the fair value as of the vesting date;
iv.For awards granted in prior years that had all applicable vesting conditions satisfied in the applicable year, the change in fair value as of the vesting date (from the end of the prior fiscal year);
v.For awards granted in prior years that are determined to permanently not meet the applicable vesting conditions during the applicable year, which was the case for 2024 awards for Ms. Sloat and for Mr. Akins for 2023, a deduction equal to the fair value at the end of the prior fiscal year; and
vi.The dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year, of which there were none for any of AEP’s PEOs for any year.

The valuation methodology used to determine valuation assumptions and calculate fair values for the TSR portion of the Company’s performance units is consistent with those previously disclosed for the calculation of grant date values and was calculated in accordance with FASB ASC Topic 718 by an independent third party. See Note 15 to the Consolidated Financial Statements included in our Form 10-K for the applicable year for a discussion of the relevant assumptions used in calculating the grant date fair values of equity awards. Performance measures, other than TSR, in the Company’s performance shares were valued using target scores as of the grant date, the Company’s projected score for each measure for valuation dates within the performance period, and the actual score for vested awards. These scores were multiplied by the closing share price of AEP common stock on the vesting date or at year-end, as applicable, and by the number of shares or units then outstanding associated with the weight assigned to each performance measure, including shares or units due to dividend credits.

The prorated portion of performance shares that vest due to the elimination of an executive’s position and separation from AEP service as the result of a consolidation, reorganization, restructuring, or downsizing, or under circumstances that give rise to Executive Severance Plan Benefits are treated as unvested until the end of the performance period for the purpose of calculating “CAP”. The unrestricted but not yet payable shares granted to Mr. Akins in 2023 were also treated as unvested shares for that year. The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year End Fair Value of Equity Awards Granted in Year Shown	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Year
2025	$34,152,225	$2,965,147	$—	$344,257	$—	$—	$37,461,629
2024 Fehrman	$7,885,484	$—	$—	$—	$—	$—	$7,885,484
2024 Fowke	$—	$—	$9,502,178	$—	$—	$—	$9,502,178
2024 Sloat	$—	$685	$—	$311,912	$(4,677,657)	$—	$(4,365,060)
2023	$6,788,470	$(872,237)	$—	$(591,451)	$—	$—	$5,324,782
2022	$14,002,330	$1,846,351	$—	$150,168	$—	$—	$15,998,849
2021	$12,066,172	$371,547	$—	$1,499,351	$—	$—	$13,937,070

(C)    The amounts included in this column are the Change in Pension Value amounts reported in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT for the applicable year. Neither Mr. Fehrman nor Mr. Fowke was eligible to participate in AEP’s pension plan during 2024. None of AEP’s PEOs received preferential or above-market earnings on deferred compensation for any of the years shown.
(D)    The total pension benefit adjustment for each applicable year includes the aggregate of two components: (i) the actuarially determined service cost for services rendered by AEP’s PEOs during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), of which there were none. In each case, the adjustments are calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year / Plan	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2025
AEP Retirement Plan	$—	$—	$—
AEP Supplemental Benefit Plan	$—	$—	$—
2025 Total	$—	$—	$—
2024
2024 - Fehrman	$—	$—	$—
2024 - Fowke	$—	$—	$—
2024 - Sloat	$—	$—	$—
AEP Retirement Plan	$46,247	$—	$46,247
AEP Supplemental Benefit Plan	$94,010	$—	$94,010
2024 Total	$140,257	$—	$140,257
2023
AEP Retirement Plan	$14,385	$—	$14,385
AEP Supplemental Benefit Plan	$64,298	$—	$64,298
2023 Total	$78,683	$—	$78,683
2022
AEP Retirement Plan	$23,676	$—	$23,676
CSW Executive Retirement Plan	$148,834	$—	$148,834
2022 Total	$172,510	$—	$172,510
2021
AEP Retirement Plan	$23,999	$—	$23,999
CSW Executive Retirement Plan	$145,090	$—	$145,090
2021 Total	$169,089	$—	$169,089

(3)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group, excluding AEP’s PEOs, for the applicable year, in the “Total” column of the SCT in the applicable year. Refer to the SCT in the proxy statement for each year for further information. The names of each of AEP’s Non-PEO NEOs (i.e., excluding Mr. Fehrman for 2025, Mr. Fehrman, Mr. Fowke, and Ms. Sloat for 2024, Ms. Sloat for 2023, and Mr. Akins for 2020-2022) included for purposes of calculating the average amounts in each applicable year are as follows:
2025: Trevor I. Mihalik, Douglas A. Cannon, Robert B. Berntsen, Alicia R. Knapp, and Charles E. Zebula
2024: Charles E. Zebula, Greg B. Hall, David M. Feinberg, Therace M. Risch
2023: Charles E. Zebula, David M. Feinberg, Christian T. Beam, Peggy I. Simmons, Nicholas K. Akins, and Ann P. Kelly
2022: Julia A. Sloat, Ann P. Kelly, David M. Feinberg, Charles E. Zebula, Paul Chodak III, and Lisa M. Barton
2021: Julia A. Sloat, Lisa M. Barton, David M. Feinberg, Charles E. Zebula, Brian X. Tierney, and Mark C. McCullough
(4)The dollar amounts reported in column (e) represent the average amount of “CAP” for the NEOs as a group, excluding AEP’s PEOs for the applicable year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group, excluding AEP’s PEOs for the applicable year, during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group, excluding AEP’s PEOs for the applicable year, for each year to determine the “CAP”, using the same methodology described above in Note 2:

	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Stock Awards	Average Equity Award Adjustments (A)	Average Reported Change in Pension Value	Average Pension Benefit Adjustments (B)	Average Compensation Actually Paid “CAP” to Non-PEO NEOs
Year
2025	$6,111,886	$(4,229,588)	$5,373,947	$(30,397)	$14,915	$7,240,764
2024	$3,481,271	$2,071,328	$2,546,522	$134,680	$69,620	$3,891,405
2023	$3,234,865	$(1,825,263)	$(1,218,452)	$(211,962)	$75,549	$54,738
2022	$3,069,010	$(1,896,237)	$2,019,809	$(2,514)	$55,520	$3,245,587
2021	$3,372,510	$(1,903,587)	$1,517,671	$(63,057)	$55,056	$2,978,593

(A) The amounts deducted or added in calculating the total average equity award adjustments for non-PEO NEOs are as follows:

Year	Average Year End Fair Value of Equity Award	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2025	$5,263,807	$—	$—	$154,416	$(44,276)	$—	$5,373,947
2024	$2,164,155	$40,313	$—	$342,054	$—	$—	$2,546,522
2023	$1,354,725	$(554,215)	$14,510	$(750,710)	$(1,282,762)	$—	$(1,218,452)
2022	$1,916,756	$222,215	$28,346	$36,593	$(184,101)	$—	$2,019,809
2021	$1,487,311	$48,144	$215,087	$222,189	$(455,060)	$—	$1,517,671

(B) The amounts deducted or added in calculating the total pension benefit adjustments for non-PEO NEOs are as follows:

Year / Plan	Average Service Cost	Average Prior Service Cost	Average Total Pension Benefit Adjustments
2025
AEP Retirement Plan	$4,497	$—	$4,497
AEP Supplement Benefit Plan	$10,418	$—	$10,418
2025 Total	$14,915	$—	$14,915
2024
AEP Retirement Plan	$20,343	$—	$20,343
AEP Supplement Benefit Plan	$49,277	$—	$49,277
2024 Total	$69,620	$—	$69,620
2023
AEP Retirement Plan	$18,505	$—	$18,505
AEP Supplement Benefit Plan	$57,044	$—	$57,044
2023 Total	$75,549	$—	$75,549
2022
AEP Retirement Plan	$15,227	$—	$15,227
AEP Supplement Benefit Plan	$40,293	$—	$40,293
2022 Total	$55,520	$—	$55,520
2021
AEP Retirement Plan	$12,220	$—	$12,220
AEP Supplement Benefit Plan	$42,836	$—	$42,836
2021 Total	$55,056	$—	$55,056

(5)Total shareholder return (TSR) reflects the value at the end of the year shown of $100 invested in the Company’s common stock at the closing market price on the last trading day immediately prior to the first year shown. This provides a cumulative TSR value that incorporates both the appreciation or depreciation of the Company’s stock price and the value of dividends, which are assumed to have been reinvested in additional AEP shares. TSR for this purpose was calculated and provided by Bloomberg L.P. as of December 31, 2025. Past performance is not a guarantee of future results.
(6)Represents the market-capitalization weighted average TSR of the S&P Electric Utilities (SP833) that was also used for the stock performance graph required by Item 201(e) of Regulation S-K in our Annual Report for the year ended December 31, 2025. This is an index of peer companies provided by S&P Dow Jones Indices LLC for which the TSR was calculated and provided by Bloomberg L.P. as of December 31, 2025.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)Operating earnings per share is a non-GAAP financial measure. Exhibit A to the proxy statement for the corresponding year contains a full reconciliation of GAAP earnings per share to non-GAAP operating earnings per share for that year. For purposes of Item 402(v) of Regulation S-K, the Company has determined that operating earnings per share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure used by the Company to link “CAP” of the Company’s NEOs to Company performance for the most recent four fiscal years.

Financial Performance Measures

The six performance measures below represent the most important measures we used to determine “CAP” for AEP’s NEOs and other employees in 2025. These measures are further described in the Compensation Discussion and Analysis in the sections titled Annual Incentive Compensation and Long-term Incentive Compensation.

Most Important 2025 Performance Measures Impacting "CAP"
Financial Measures (A)
Operating Earnings Per Share
Total Shareholder Return Rank Relative to Peer Companies
Non-Financial Measures
Customer Service
Employee Commitment
Regulatory & Legislative Integrity
Environmental Respect
Operational Excellence
(A) AEP used 2 financial measures in 2025.

Total Shareholder Return (TSR): AEP vs. Industry Peer Index (S&P Utilities)

As shown in the chart below, AEP’s five-year cumulative TSR was positive but lagged our industry peers for the 2021 through 2025 period. AEP’s five-year cumulative TSR lagged our industry peers in 2021, regained ground in 2022, lagged in 2023 and 2024, and regained ground in 2025.

Total Shareholder Return (TSR)
AEP vs. Industry Peers (S&P Utilities)
Total Shareholder Return (TSR)
Value of an initial $100 investment
$175
$150
$125
$100
$75
$50
2020
2021
2022
2023
2024
2025
$100.00
$117.67
$110.69
$119.51
$122.17
$111.04
$108.77
$137.06
$128.52
$166.24
$159.05
AEP TSR
S&P Utility Index TSR

“CAP” vs. AEP TSR

As shown in the chart below, AEP’s TSR increased in 2021 and 2022 before declining in 2023 and increasing in 2024 and 2025. The 2024 “CAP” is shown in the chart below only for Mr. Fehrman, AEP’s ongoing PEO, because “CAP” for Mr. Fowke and Ms. Sloat should not be expected to be aligned with AEP’s full-year 2024 TSR. This is because Mr. Fowke was AEP’s PEO on an interim basis for only five months of 2024, and Ms. Sloat was AEP’s PEO for less than two months of 2024, and her 2024 CAP was substantially affected by her employment termination. “CAP” for AEP’s PEO increased substantially for 2021 and 2022 before declining substantially in 2023 and increasing again in 2024 and 2025. The decline in PEO “CAP” in 2023 was primarily due to an incumbent change. In addition, 2023 CAP for both the PEO and Non-PEO NEOs declined due to the Company not meeting its operating earnings per share goal. The increase in PEO “CAP” in 2024 was primarily also due to an incumbent change. In addition, 2024 CAP for both the PEO and Non-PEO NEOs increased from 2023 due to improved operating earnings per share performance, although 2024 operating earnings per share was slightly below the midpoint of our earnings guidance. 2025 CAP for both the PEO and Non-PEO NEOs increased from 2024 due to improved operating earnings per share performance with 2025 operating earnings per share above earnings guidance. Despite the impact on “CAP” of the PEO incumbent changes, the chart shows directional alignment of “CAP” with TSR for all years. This alignment is due primarily to the use of equity incentives, the value of which is denominated in AEP stock and thereby directly tied to AEP’s TSR. In addition, CAP is significantly driven by performance shares and the substantial portion of short-term incentive compensation that is tied to operating earnings per share and other performance measures that we believe are directionally aligned with the value that AEP provides to shareholders that further encourage TSR improvement through incentive compensation leverage. For example, performance that would drive an x% increase in stock price might drive a 2x% increase in “CAP” through such leverage. Such incentive leverage increases the incentive for executives to produce strong performance on metrics that drive TSR.

Compensation Actually Paid "CAP" vs. AEP TSR
$50,000
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Compensation Actually Paid "CAP" $,000
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
AEP Total Shareholder Return (TSR) Value of an Initial $100 investment
$110.69
$122.17
$108.77
$128.52
$166.24
2021
2022
2023
2024
2025
PEO "CAP"
Average "CAP" of Non-PEO NEOs
AEP TSR

“CAP” vs. Net Income

The chart below shows that “CAP” for our PEO and the average “CAP” for our Non-PEO NEOs (i.e., excluding AEP’s PEOs for the applicable years) was directionally aligned with the Company’s net income for 2021, 2023, 2024, and 2025, but not for 2022. The lack of directional alignment of “CAP” to Net Income for 2022 is primarily because the Company uses operating earnings per share, not net income, as the primary measure of the Company’s earnings performance in its executive compensation program. Therefore, when operating earnings per share and net income are not directionally consistent, as was the case in 2022, “CAP” will be more aligned with operating earnings per share than net income. The Company does not use net income as a performance measure, in part, because the Company believes operating earnings per share is a measure upon which management’s actions have a more significant impact and, therefore, it is a better measure of the performance of management and the Company. Operating earnings per share also better reflects the Company’s future earnings capacity and is more closely aligned with the Company’s TSR. PEO “CAP” for 2023 and 2024 was also significantly affected by incumbent changes. In addition, 2023 CAP for both the PEO and Non-PEO NEOs declined due to the Company not meeting its operating earnings per share goal. The increase in PEO “CAP” in 2024 was primarily also due to an incumbent change. In addition, 2024 “CAP” for both the PEO and Non-PEO NEOs increased from 2023 due to improved operating earnings per share performance, although 2024 operating earnings per share was slightly below the midpoint of our earnings guidance. 2025 CAP for both the PEO and Non-PEO NEOs increased from 2024 due to improved operating earnings per share performance with 2025 operating earnings per share above earnings guidance.

Compensation Actually Paid "CAP" vs Net Income
Compensation Actually Paid "CAP" $,000
AEP Net Income $,000,000
50000
45000
40000
35000
30000
25000
20000
15000
10000
5000
0
$4,000
$3,920
$3,840
$3,760
$3,680
$3,600
$3,520
$3,440
$3,360
$3,280
$3,200
$3,120
$3,040
$2,960
$2,880
$2,800
$2,720
$2,640
$2,560
$2,480
$2,400
$2,320
$2,240
$2,160
$2,080
$2,000
2020
2021
2022
2023
2024
2025
2196.7
2488.1
2305.6
2212.6
2975.8
3696
PEO "CAP"
Average "CAP" of Non-PEO NEOs
Net Income

“CAP” vs. AEP Operating Earnings Per Share

As shown in the chart below, AEP’s operating earnings per share was well aligned with “CAP” for 2021, 2022, 2024, and 2025, but not for 2023. This is primarily because the “CAP” for our PEO declined in 2023 due to an incumbent change. In addition, 2023 CAP for both the PEO and Non-PEO NEOs declined due to the Company not meeting its operating earnings per share goal. The increase in PEO “CAP” in 2024 was primarily also due to an incumbent change. In addition, 2024 CAP for both the PEO and Non-PEO NEOs increased from 2023 due to improved operating earnings per share performance, although 2024 operating earnings per share was slightly below the midpoint of our 2024 earnings guidance. 2025 CAP for both the PEO and Non-PEO NEOs increased from 2024 due to improved operating earnings per share performance with 2025 operating earnings per share above earnings guidance. The alignment of “CAP” with operating earnings per share for 2021, 2022, and 2024 is because 50% of long-term incentive compensation and 60% of short-term incentive compensation were tied to the achievement of operating earnings per share objectives over a three-year and one-year period, respectively. The HR Committee assigned these substantial incentive compensation weights to operating earnings per share, in part, because it is a measure upon which management’s actions have significant impact, and it reflects the achievement of the Company’s earnings growth targets, which are a primary driver of the Company’s stock price and TSR.

Compensation Actually Paid "CAP" vs Operating EPS
$50,000
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Compensation Actually Paid "CAP" $,000
$6.10
$6.00
$5.90
$5.80
$5.70
$5.60
$5.50
$5.40
$5.30
$5.20
$5.10
$5.00
$4.90
$4.80
$4.70
$4.60
$4.50
$4.40
$4.30
$4.20
$4.10
$4.00
AEP Operating Earnings Per Share
4.44
4.74
5.09
5.25
5.62
5.97
2020
2021
2022
2023
2024
2025
PEO "CAP"
Average "CAP" of Non-PEO NEOs
AEP Operating EPS

Share Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of AEP Common Stock and stock-based units as of February 27, 2026, for all Directors, each of the persons named in the Summary Compensation Table, and all Directors and executive officers as a group.

Unless otherwise noted, each person had sole voting and investment power over the number of shares of AEP common stock set forth across from his or her name. Fractions of shares and units have been rounded to the nearest whole number.

Name	Shares (a)	Stock Units (b)	Total
Robert B. Berntsen	876	—	876
Douglas A. Cannon	1,123	—	1,123
William J. Fehrman	18,337	—	18,337
Benjamin G. S. Fowke, III	25,898	8,677	34,575
Art A. Garcia	2,500	13,111	15,611
Hunter C. Gary	—	3,336	3,336
Alicia R. Knapp	974	—	974
Sandra B. Lin	1,032	38,906	39,938
Hank P. Linginfelter	34	3,336	3,370
Margaret M. McCarthy	3,125	14,022	17,147
Trevor I. Mihalik	5,502	—	5,502
Daryl Roberts	—	10,178	10,178
Joseph G. Sauvage	—	1,166	1,166
Daniel G. Stoddard	—	6,092	6,092
Sara Martinez Tucker	3,347	61,451	64,798
Lewis F. Von Thaer	—	7,572	7,572
Charles E. Zebula	18,750	—	18,750
All directors, nominees and executive officers as a group (21 persons)(c)	100,266	186,523	286,789

(a)None reflected in this column are pledged. This column also includes share equivalents held in the AEP Retirement Savings Plan.
(b)This column includes amounts deferred in stock units and held under the Stock Unit Accumulation Plan for Non-Employee Directors, as well as amounts deferred in share equivalents under the Retainer Deferral Plan for Non-Employee Directors. This column also includes amounts deferred in share equivalents held under AEP’s Supplemental Retirement Savings Plan, AEP’s Incentive Compensation Deferral Plan, and AEP Career Shares. All directors and executive officers as a group own 126,955 AEP Career Shares. This column excludes RSUs that will not vest within 60 days.
(c)As of February 27, 2026, the directors and executive officers as a group beneficially owned less than 1.0% of the outstanding shares of the Company’s common stock.

Delinquent Section 16(a) Reports

We are not aware of any late or delinquent filings under Section 16(a) of the Securities Exchange Act of 1934, except for a late Form 4 for Mr. Cannon covering two transactions filed in June 2025 due to a delay in receiving Mr. Cannon’s SEC filing codes.

Share Ownership of Certain Beneficial Owners

Set forth below are the only persons or groups known to AEP as of March 2, 2026, with beneficial ownership of more than 5.0% of AEP common stock.

	AEP Shares
Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class (a)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	49,224,906	(b)	9.06%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	40,248,240	(c)	7.41%

State Street Corporation 1 Lincoln Street Boston, MA 02111	28,190,434	(d)	5.19%

(a)Applicable percentages of shares beneficially owned is calculated based on 542,930,331 shares of common stock outstanding as of February 27, 2026, adjusted as required by rules promulgated by the SEC.
(b)Based on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024, with the SEC, reporting beneficial ownership of AEP common stock as of December 29, 2023, that it had shared power to vote 899,273 shares, sole dispositive power for 46,732,913 shares, and shared dispositive power for 2,491,993 shares.
(c)Based on a Schedule 13G/A filed by BlackRock, Inc. on April 17, 2025, with the SEC, reporting beneficial ownership of AEP common stock as of March 31, 2025, that it had sole power to vote 38,118,016 shares and sole dispositive power for 40,248,240 shares.
(d)Based on a Schedule 13G/A filed by State Street Corporation on January 30, 2024, with the SEC, reporting beneficial ownership of AEP common stock as of December 31, 2023, that it had shared power to vote 18,712,847 shares and shared dispositive power for 28,067,912 shares.

Shareholder Proposals and Nominations

You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than November 18, 2026. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215

For a shareholder proposal that is not intended to be included in our proxy statement for next year’s annual meeting under Rule 14a-8, the shareholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which generally require that the notice be received by the Corporate Secretary:

•not earlier than December 29, 2026; and

•not later than the close of business on January 28, 2027.

If the date of the shareholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the prior year, then notice of a shareholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•90 days prior to the meeting; and

•10 days after the public announcement of the meeting date.

Deadlines for the nomination of director candidates are summarized below. This summary is qualified in its entirety by our Bylaws, which govern the nomination process.

Our Bylaws permit shareholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating shareholder must provide the information required by our Bylaws, including the information required pursuant to Rule 14a-19 under the Exchange Act, and give timely notice of the nomination to the Corporate Secretary in accordance with our Bylaws. Each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at next year’s annual meeting, the notice must generally be received by the Corporate Secretary on or after December 29, 2026, and before the close of business on January 28, 2027, unless the annual meeting is moved by more than 30 days before or 70 days after the anniversary of the prior year’s annual meeting, in which case the deadline will be as set forth above.

In addition, our Bylaws provide that, under certain circumstances, a shareholder or group of shareholders may include in our annual meeting proxy statement director candidates whom they have nominated. These proxy access provisions of our Bylaws provide, among other things, that a shareholder or group of up to 20 shareholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous three years. The number of shareholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of (x) two or (y) 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of 12 directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of shareholder-nominated candidates exceeds 20%, each nominating shareholder or group of shareholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of our common stock held by each nominating shareholder or group of shareholders. The nominating shareholder or group of shareholders must also deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include shareholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary:

•not earlier than the close of business on October 19, 2026; and

•not later than the close of business on November 18, 2026.

If the date of the shareholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the prior year, then requests to include shareholder-nominated candidates in our proxy materials must be received no later than the close of business on the later of the following two dates:

•120 days prior to the meeting; and

•10 days after public announcement of the meeting date.

Solicitation Expenses

These proxies are being solicited by our Board of Directors. The costs of this proxy solicitation will be paid by AEP. Proxies will be solicited principally by mail and the internet, but some telephone or personal solicitations of holders of AEP common stock may be made. Any officers or employees of the AEP System who make or assist in such solicitations will receive no additional compensation for doing so. AEP will request brokers, banks, and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy-soliciting materials to the Beneficial Owners of the shares held by them, and AEP will reimburse them for their expenses incurred in doing so at rates prescribed by Nasdaq. We have engaged Sodali & Co to assist us with the solicitation of proxies for an estimated fee of $12,100, plus reasonable out-of-pocket expenses.

Exhibit A
Reconciliation of GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, AEP’s management believes that the Company’s operating earnings provide users with additional meaningful financial information about the Company’s performance. Management also uses this non-GAAP financial measure when communicating with stock analysts and investors regarding its earnings outlook and results. This non-GAAP measure is also used for purposes of determining performance-based compensation. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

For additional details regarding the reconciliation of GAAP and non-GAAP financial measures below, see the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2026.

EPS
GAAP Reported Earnings	$6.70
Adjustments to Reported GAAP Earnings:
FERC NOLC Order (1)	(0.90)
Impairment of Software Development Costs (1)	0.10
Impact of Ohio Legislation (2)	0.04
Sale of AEP OnSite Partners (1)	0.02
Mark-to-Market Impact of Commodity Hedging Activities (1)	0.01
Operating Earnings (non-GAAP)	$5.97

(1) Items recorded across multiple segments.
(2) Items recorded mainly or entirely in the T&D segment.

A-1

Exhibit B

Section 4.1. The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is Nine Hundred Fifty Million (950,000,000) shares, which shall be divided into two classes as follows:

Nine Hundred Million (900,000,000) shares of Common Stock, par value of $6.50 per share (“Common Stock”); and

Fifty Million (50,000,000) shares of Preferred Stock, par value of $0.01 per share (“Preferred Stock”). Preferred Stock may be issued from time to time by the Corporation for such consideration as may be fixed by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further shareholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, which number the Board of Directors may, except where otherwise provided in the designation of such series, increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) and as may be permitted by the New York Business Corporation Law. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall be expressly granted thereto by this Restated Certificate of Incorporation (including any certificate of amendment relating to such series of Preferred Stock).

B-1

Exhibit C
AEP EMPLOYEE STOCK PURCHASE PLAN
C1

C2

AEP Employee Stock Purchase Plan

ARTICLE 1 - ESTABLISHMENT, EFFECTIVENESS, PURPOSE AND DURATION

Section 1.01. Establishment. American Electric Power Company, Inc., a New York corporation (hereinafter referred to as “AEP”), establishes a plan to be known as the AEP Employee Stock Purchase Plan (hereinafter referred to as this “Plan”), as set forth in this document.

Section 1.02. Effectiveness. This Plan shall become effective upon approval by the shareholders of AEP (the “Effective Date”) and shall remain in effect as provided in Section 1.04. This Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Section 1.03. Purpose. The purposes of this Plan are to: (a) provide a means by which Eligible Employees may be given an opportunity to purchase Shares; (b) facilitate the provision of market competitive total rewards to Eligible Employees; (c) increase Eligible Employee ownership of Shares to encourage ownership behaviors, and (d) encourage Participant retention. This Plan permits Eligible Employees to purchase Shares and to receive Shares from AEP.

Section 1.04. Duration. Unless sooner terminated as provided herein, this Plan shall terminate on the tenth anniversary of the Effective Date. After this Plan is terminated, no further purchase rights may be granted under this Plan but previously granted purchase rights and any Shares previously acquired under this Plan shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

ARTICLE 2 - DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

“Administrator” means the Chief Human Resources Officer of AEP (or such successor employee who heads AEP’s Human Resources department), c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215-2373, (614)716–1000, or any other person or entity to whom the Administrator may delegate all or some portion of its duties, responsibilities or authorities under this Plan.

“AEP” has the meaning set forth in Section 1.01, and any successor thereto as provided in Article 13.

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“Affiliate” means any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with AEP through stock or equity ownership or otherwise, including each Subsidiary and any other corporation or entity designated as an Affiliate for purposes of this Plan by the Administrator.

“Board” or “Board of Directors” means the Board of Directors of AEP.

“Business Day” means a day on which the Nasdaq stock exchange (or any other stock exchange on which the Shares are listed) is open for the transaction of business.

“Change in Control” shall be deemed to have occurred if:

(i)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act ), other than any company owned, directly or indirectly, by the shareholders of AEP in substantially the same proportions as their ownership of Shares or a trustee or other fiduciary holding securities under an employee benefit plan of AEP or any Subsidiary, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33-1/3 percent of the then outstanding voting stock of AEP;

(ii)    AEP consummates a merger or consolidation with any other entity, other than a merger or consolidation which would result in the voting securities of AEP outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66-2/3% of the total voting power represented by the voting securities of AEP or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)    the shareholders of AEP approve a plan of complete liquidation of AEP, or an agreement for the sale or disposition by AEP (in one transaction or a series of transactions) of all or substantially all of AEP’s assets.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations or other published guidance thereunder and any successor or similar provision.

“Compensation” means, unless otherwise specified by the Administrator and as determined by the Administrator in its sole discretion, amounts included in an Eligible Employee’s regular bi-weekly paychecks paid by the Employee’s Participating Employer (which shall exclude any non-cash compensation such as equity award settlements and non-cash fringe benefits, and to the extent not included on a regular bi-weekly paycheck, will exclude annual incentive plan compensation, certain bonuses, awards and gift
2

payments, employee referral pay, meal allowance pay, severance pay, relocation payments, and long-term incentive compensation).

“Contribution” means a deduction taken through payroll from a Participant’s Compensation (or other method of payment approved by the Administrator) for the purposes of acquiring Purchased Shares.

“Dividend Equivalent” means a right to receive an additional amount, as set out in Section 7.04 (Matching Contributions and Dividend Equivalents).

“Effective Date” has the meaning set forth in Section 1.02.

“Election Form” has the meaning given in Section 5.02(b).

“Eligible Employee” means any person who meets the requirements of Section 5.01 (Eligibility).

“Employee” means any individual designated as an employee of AEP, its Affiliates, and/or its Subsidiaries on any of their respective payroll records.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. For purposes of this Plan, references to sections of the Exchange Act shall be deemed to include references to any applicable regulations or other published guidance thereunder and any successor or similar provision.

“Excluded Employee” means an Employee:

(i)    who is included in a unit of Employees covered by a collective bargaining agreement, unless and to the extent such agreement provides that such Employees shall be eligible to participate in this Plan;

(ii)    who is an “executive officer” of AEP for purposes of Section 16 of the Exchange Act;

(iii)    who is not directly compensated by a Participating Employer or who is not treated by a Participating Employer as an active employee; or

(iv)    who, unless determined otherwise by the Administrator in its sole discretion, is not on the U.S. payroll of a Participating Employer.

“Fair Market Value” or “FMV” means, as of any date, the value of a Share determined as follows:

3

(i)    If the Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value of a Share will be, unless otherwise determined by the HR Committee, the closing sales price for such stock as quoted on such exchange or market on the date of determination, as reported in such source as the Administrator deems reliable. Unless otherwise provided by the HR Committee, if there is no closing sales price for the Shares on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)    In the absence of such markets for the Shares, the Fair Market Value will be determined by the HR Committee in good faith in compliance with applicable laws and in a manner that complies with Code Section 409A.

“HR Committee” means the Human Resources Committee of the Board or a successor to such committee, or a subcommittee thereof, or any other committee designated by the Board to have any authority or responsibility assigned to the HR Committee under this Plan.

“Offering Period” means the period during which Contributions may be made toward the purchase of Shares under the Plan, as determined pursuant to Section 5.02.

“Participant” means an Eligible Employee who has elected to participate in the Plan or a person who otherwise has a Plan Account or during any required holding period for Shares, a Personal Brokerage Account; or, after death, that person’s surviving spouse, domestic partner, estate or legal representative.

“Participating Employer” means (i) AEP and (ii) each present or future Subsidiary or Affiliate of AEP designated by the Administrator as a Participating Employer. Except to the extent that the Administrator designates otherwise in its sole discretion, the Participating Employers shall be each Subsidiary that has Employees.

“Personal Brokerage Account” means brokerage account set up in the Participant’s name at the stock plan administrator used in connection with the Plan, as designated by the Administrator from time to time.

“Plan” has the meaning set forth in Section 1.01, as the same may be amended from time to time.

“Plan Account” means the account established for each Participant pursuant to Section 7.01.

“Purchase Date” means a date on which Shares are acquired for each Participant pursuant to this Plan, as determined by the Administrator in its sole discretion. Unless
4

otherwise determined by the Administrator in its sole discretion, the initial Purchase Dates under the Plan shall be the last Business Day of each Offering Period.

“Purchased Shares” means Shares acquired on behalf of a Participant under the Plan.

“Purchase Price” means the price at which Participants may purchase Shares under the Plan, as determined pursuant to Section 7.02.

“Share” means a share of common stock, par value $6.50 per share, of AEP.

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which AEP has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.
ARTICLE 3 - ADMINISTRATION

Section 3.01. General. The Administrator shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Administrator may engage attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Administrator, any Participating Employer, and their officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Participants, AEP, the Participating Employers and all other interested persons. In its sole and absolute discretion, the HR Committee or the Board may at any time and from time to time (a) exercise any and all rights and duties of the Administrator under the Plan or (b) designate one or more alternative Administrators.

Section 3.02. Authority of the Administrator. The Administrator shall have full discretionary power to interpret the terms and the intent of this Plan and any agreement or document ancillary to or in connection with this Plan, to determine how the Plan will be administered and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Administrator may deem necessary or proper. Such authority shall include, but not be limited to, construing any ambiguous provision of the Plan or documents and forms used in connection with the administration of the Plan, and, subject to Article 11, adopting modifications and amendments to this Plan, including without limitation, any that are necessary to comply with or qualify for the laws of the countries and other jurisdictions in which the AEP, its Affiliates, and/or its Subsidiaries operate.

Section 3.03. Delegation. To the extent permitted under applicable law, the Administrator may delegate to one or more employees of AEP or one of its Subsidiaries, such administrative duties or powers as it may deem advisable under this Plan, and the Administrator or any individuals to whom it has delegated duties or powers as aforesaid may employ one or
5

more individuals to render advice with respect to any responsibility that the Administrator or such individuals may have under this Plan.
ARTICLE 4 - SHARES SUBJECT TO THIS PLAN

Section 4.01. Number of Shares Available. Subject to adjustment as provided in Section 4.04, the maximum number of Shares available for purchase by or grant to Participants under this Plan shall be two million (2,000,000) Shares.

    Section 4.02. Share Usage.

(a) Shares purchased or granted under this Plan shall be counted as used only to the extent they are actually issued or delivered. Except as provided in Section 4.02(b), if any Shares that are subject to terms and conditions before they are granted fail to be issued or delivered by reason of failure to satisfy those terms and conditions, or that are settled in cash in lieu of Shares shall be available again for issuance under this Plan.

(b) Any Shares withheld to cover taxes shall be taken into account as Shares issued or delivered under this Plan.

Section 4.03. Adjustments in Authorized Shares.

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or capitalization of AEP) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of AEP, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares, or distribution (other than normal cash dividends) to shareholders of AEP, or any similar corporate event or transaction, the Administrator, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be purchased or granted under this Plan, the number and kind of Shares subject to terms and conditions before they are granted, and other value determinations applicable to pending transaction under this Plan. The Administrator, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b) The Administrator, in its sole discretion, may also make appropriate adjustments under this Plan to reflect, or that relate to, the changes or distributions described in this Section 4.03 and to modify any other terms of outstanding Offering Periods. The Administrator shall not make any adjustment pursuant to this Section 4.03 that would (i) cause any pending transaction that is otherwise exempt from Code Section 409A to become subject to Section 409A, or (ii) cause any outstanding transaction that is subject to Code Section 409A to fail to satisfy the
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requirements of Section 409A. The determination of the Administrator as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(c) Notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Administrator may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Section 4.04. Source of Shares. The Shares available for issuance under this Plan may be authorized and unissued Shares, treasury Shares or Shares acquired in the open market.
ARTICLE 5 - ELIGIBILITY AND PARTICIPATION

Section 5.01. Eligibility.

(a)    The Eligible Employees shall be any Employee of a Participating Employer who satisfies the following conditions as of the date determined by the Administrator in its sole discretion prior to the start of an Offering Period to be administratively practicable to allow for such individuals to be offered an opportunity to elect to become a Participant for such Offering Period:

(i)    Is not an Excluded Employee;

(ii)    Meets any qualifying service period imposed by the Administrator for continuous employment with one or more Participating Employers as specified by the Administrator; and

(iii)    Is not otherwise excluded by the Administrator in its sole discretion. Until the Administrator in its sole discretion specifies otherwise, Employees employed by a Participating Employer at exempt salary grade 11 or higher and Employees classified by a Participating Employer as a temporary employee shall be considered excluded under this provision.

(b)    If any of the criteria specified in (a) are not met at the relevant date, then such Employee shall not be eligible to participate during that Offering Period. Article 8 (Administrative Errors) will apply to any transaction that may be made in error or that is otherwise inconsistent with the terms of the Plan.

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Section 5.02. Participation.

(a)    Offering Periods. The Administrator may from time to time establish the Offering Periods hereunder, which shall be a period of no less than one month and no more than twelve months. The initial Offering Periods under the Plan shall be each six-month period ending at the end of each May and November, regardless of the number of pay periods included in any such period, provided that the Administrator may revise the length of and the period covered by any Offering Period at any time before the commencement of such Offering Period. The terms and conditions of an Offering Period shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offering Periods need not be identical, but the terms and conditions of each Offering Period will include the duration of the Offering Period.

(b)    Enrollment. Any individual who qualifies (or, as permitted by the Administrator, will qualify) as an Eligible Employee on the date established by the Administrator for such determinations may elect to become a Participant in the Plan for such Offering Period (if administratively practicable, if not, the next Offering Period) by executing a Contribution election form for the applicable Offering Period in the form, in the manner and at the time specified by the Administrator (an “Election Form”).

Section 5.03. Loss of Eligibility; Termination of Participation.

(a)    If an Employee shall fail to remain an Eligible Employee by reason of the Employee’s death or as a result of the Employee’s termination of employment with AEP or its Subsidiaries or Affiliates for any reason, including retirement, then as of the date of death or termination of employment with a Participating Employer:

(i)    The Employee will cease to be a Participant and the Employee shall not be eligible to make any further Contributions to the Plan or to receive contributions from AEP in accordance with Section 7.04; and

(ii)    Unless otherwise determined in accordance with guidelines specified by the Administrator, any Contributions held for the Employee for the current Offering Period will be returned, without interest, to the Employee or, in the case of the Employee’s death, to his or her surviving spouse, domestic partner, estate or legal representative.

(b)    Unless otherwise determined in accordance with guidelines specified by the Administrator, if an Employee fails to remain an Eligible Employee by reason of a change in employment status that had supported status as an Eligible Employee (other than as described in Section 5.03(a)),

(i)    The Employee will remain a Participant in the Plan through the end of the Offering Period in which such change occurred; and
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(ii)    Any amounts held for the Employee as Contributions for the current Offering Period will be administered in accordance with the terms of the Plan for that Offering Period.

(c)    An Employee who is no longer a Participant in the Plan as described in Section 5.03(a) or (b), may thereafter become a Participant in the Plan if they again become an Eligible Employee to the extent consistent with the terms of the Plan.
ARTICLE 6 – PARTICIPANT CONTRIBUTIONS

    Section 6.01. Frequency of Contributions. A Participant may make Contributions in respect of the Participant’s Compensation pursuant to a properly completed Election Form. Contributions, as designated by a Participant pursuant to section 6.02 below, shall occur via payroll deduction on the first two regular payrolls of each month (or such other payrolls and frequency and payment methods as the Administrator may specify in its sole discretion for one or more groups of Participants) during an Offering Period, provided that the Participant receives Compensation covered by the Participant’s Election Form applicable for that Offering Period.

Section 6.02. Amount of Participant Contributions. An Eligible Employee shall designate on the applicable Election Form the portion of his or her Compensation that he or she elects to have withheld as Contributions during the Offering Period. The Administrator may, in its sole discretion, establish a minimum Contribution amount per payroll or per Offering Period.

Section 6.03. Changing Contributions.

(a)    Generally. Except to the extent provided in Article 5 or Section 6.03(b) or as otherwise specified by the Administrator in its sole discretion for an Offering Period, Contribution amounts may not be increased or decreased during an Offering Period.

(b)    Suspension of Participation During an Offering Period. Except to the extent otherwise provided by the Administrator, a Participant may suspend their participation in the Plan during an Offering Period by timely filing a new Election Form which reduces their prospective Contribution amount to $0, and to the extent then permitted by the Administrator in its sole discretion, may request a refund of Contributions previously made for that Offering Period. Such suspension election will be implemented as soon as administratively practicable after the receipt and acceptance of the new Election Form; provided that any new Election Form shall not be considered timely if it has not been accepted prior to the date that is administratively practicable for implementing that election so that it takes effect at least fourteen (14) days before the end of the current Offering Period or as the Administrator may otherwise specify in its sole discretion. A Participant who has suspended their participation as
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described in this paragraph may resume contributions for a future Offering Period by filing a new Election Form if they then are an Eligible Employee. Unless otherwise specified by the Administrator, any amounts held for the suspended Participant as accumulated Contributions for the current Offering Period that are not refunded to the Participant will be administered in accordance with the terms of the Plan for that Offering Period. Any accumulated Contributions for that Offering Period for which the Participant is permitted to and does elect a refund shall be refunded, without interest, to the Participant.
ARTICLE 7 - PLAN ACCOUNTS AND PURCHASE OF STOCK.

Section 7.01. Plan Accounts. AEP shall establish a bookkeeping account, which may be maintained through a third-party administrator, in the name of each Participant (a “Plan Account”). All Contributions made for an Eligible Employee will be credited to his or her Plan Account under the Plan. No interest or other earnings shall accrue on any Participant Contributions or the amount credited to the Plan Account. An Eligible Employee may not make any separate cash payment into their Plan Account and payment for Shares purchased under the Plan by any Eligible Employee may not be made from any source other than the Plan Account.

Section 7.02. Purchase Price. The Purchase Price for each Share purchased on a Purchase Date shall be its Fair Market Value.

Section 7.03. Number of Shares Purchased via Participant Contribution. On each Purchase Date, the funds then credited to each Participant’s Plan Account shall be applied to the purchase of Shares for such Participant. No Shares shall be purchased on a Purchase Date on behalf of any Participant whose Contributions for the Offering Period have been refunded (or are pending refund pursuant to Section 5.03(a) or otherwise in accordance with this Plan). On each Purchase Date, the amount then credited to the Participant’s Plan Account shall be divided by the Purchase Price, and the number of Shares that results shall be purchased with the amount then credited to the Participant’s Plan Account; provided, however, notwithstanding anything to the contrary in this Plan, the maximum amount that may be used to purchase Shares for a Participant under this Plan in any calendar year is $25,000.

Any funds that are not used to purchase Shares shall remain in the Participant’s Plan Account to be used on a subsequent Purchase Date, provided that such funds will be refunded to the Participant in accordance with Section 5.03, in connection with the termination of the Plan or as otherwise specified by the Administrator in its sole discretion.

Section 7.04. Matching Contributions and Dividend Equivalents.

(a)    Except as otherwise specified by the Administrator, the Board or the HR Committee in their respective sole discretion for one or more Offering Periods, on each Purchase Date, AEP shall deliver a number of fully vested Shares to each eligible Participant equal to the lesser of (i) that number of Shares having an aggregate Purchase Price of one thousand dollars
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($1,000) on the Purchase Date less the aggregate Fair Market Value of any Shares previously delivered by AEP to the Participant in that calendar year (as determined based on the date such Shares were delivered to the Participant), or (ii) 50% of the number of Shares purchased on behalf of such Participant through the Participant’s Contributions to this Plan on such Purchase Date. In accordance with Article 12 (Withholding), such Shares may be delivered net of applicable taxes.

(b)    The Administrator may delay the date that AEP delivers Shares to any or all Participants until some period after the Purchase Date (“Delayed Matching Shares”), provided that:

(i)    the date of delivery shall be no later than the fifteenth (15th) day of the third month of the calendar year in which the Delayed Matching Shares become earned and vested; and

(ii)    the Administrator may in its sole discretion specify that dividend equivalents based on the dividends declared on such Delayed Matching Shares during the period beginning on the Purchase Date and ending on the date such Delayed Matching Shares are delivered to the applicable Participants (“Dividend Equivalents”) shall be credited as of the dividend payment dates with respect to such Dividend Equivalents. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator in its sole discretion.

Section 7.05. Delivery of Shares. Promptly following each Purchase Date, the number of Shares purchased by each Participant shall be deposited or credited into the Participant’s Personal Brokerage Account. Shares granted by AEP to a Participant shall be deposited or credited to the Participant’s Personal Brokerage Account in accordance with Section 7.04.

Section 7.06. Holding Period. Only to the extent affirmatively specified by the Administrator in its sole discretion, a Participant’s disposal (whether by sale, exchange, gift, or other transfer of legal title) of Shares purchased by the Participant or contributed by AEP to the Plan for such Participant may be restricted until a specified period has elapsed from the date the Participant received such Shares and/or such other specified event (such as the Participant’s termination of employment with all Participating Employers).

Section 7.07. Change in Control. In the event of a Change in Control, in the sole discretion of the Board or the HR Committee, (i) any then-current purchase rights under the Plan shall be assumed or equivalent rights shall be substituted by the surviving or successor corporation or parent or subsidiary of such surviving or successor corporation (including a right to acquire the same consideration paid to the stockholders in the Change in Control), (ii) a date established by the Board or the HR Committee on or before the date of the consummation of such Change in Control shall be treated as a Purchase Date and a Participant’s accumulated
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Contributions will be used to purchase Shares, or (iii) any outstanding Offering Period shall terminate on or before the date of the consummation of such Change in Control and the accumulated Contributions will be refunded to the Participants without interest.
ARTICLE 8 – ADMINISTRATIVE ERRORS.

Any deposit of Shares into a Participant’s Personal Brokerage Account pursuant to Article 7 that is:

(a)    in error, shall be restored to AEP and any associated Participant Contributions returned to the Participant; and/or

(b)    inconsistent with any provisions in the Plan, will be restored to AEP to the extent appropriate to cause the correction of such inconsistency and any associated Participant Contributions returned to the Participant.
ARTICLE 9 – RIGHTS NOT TRANSFERABLE

Neither Contributions credited to a Participant’s Plan Account nor any rights to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect. During the lifetime of a Participant, any rights of a Participant under this Plan shall be exercised only by such Participant or by their guardian or legal representative. Notwithstanding the foregoing, the Administrator may provide in the terms of an election that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified in accordance with the terms and conditions developed for the administration of this Plan following the Participant’s death and the beneficiary designation provisions of any Personal Brokerage Account shall apply to any Shares held outright in such Personal Brokerage Account.
ARTICLE 10 - RIGHTS OF PARTICIPANTS

Section 10.01. Employment.

(a) Nothing in this Plan shall interfere with or limit in any way the right of AEP, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service to any Participating Employer at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service for any specified period of time.

(b) No benefits arising under this Plan shall constitute an employment contract with AEP, its Affiliates, and/or its Subsidiaries.

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Section 10.02. Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to any Shares that are administered in connection with this Plan unless and until the Participant becomes the record holder of such Shares.
ARTICLE 11 - AMENDMENT AND TERMINATION

11.01. Amendment and Termination of the Plan. Subject to Section 4.03, the Board or the HR Committee may at any time amend or terminate the Plan. Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Shares are, or will be, granted under the Plan.

11.02. Shares Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Article 8 (Administrative Errors) and Sections 11.03 (Amendment to Conform to Law) and 14.15 (No Constraint on Corporate Action), no termination or amendment of this Plan shall adversely affect in any material way any Shares previously delivered under this Plan (or otherwise earned and vested), without the written consent of the Participant who received such Shares.

11.03. Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board, the HR Committee or the Administrator may amend the Plan and any instruments used in connection with the administration of the Plan, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or its administration to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By electing to participate in the Plan or to accept the delivery of Shares in connection with this Plan, a Participant agrees to any amendment made pursuant to this Section 11.03 without further consideration or action.
ARTICLE 12 - WITHHOLDING

Each Participating Employer shall have the power and the right to deduct or withhold, or require a Participant to remit the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. To the extent permitted or required by the Administrator, Participants may elect to or be required to satisfy the withholding requirements, in whole or in part, by having the Participating Employer withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. The Participant shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any amounts that are
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or may become payable with respect to the Participant, and AEP, its Affiliates, and its Subsidiaries shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax.
ARTICLE 13 - SUCCESSORS

All obligations of the AEP under this Plan with respect to amounts payable hereunder shall be binding on any successor to AEP, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of AEP.
ARTICLE 14 - GENERAL PROVISIONS

Section 14.01. Forfeiture Events. The Administrator may specify in connection with the administration of the Plan that the Participant’s rights, payments, and benefits with respect to amounts that may become payable to such Participant shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting conditions associated with such amount. Such events may include, but shall not be limited to, termination of employment for cause (as defined by the Administrator), termination of the Participant’s provision of services to a Participating Employer, violation of material AEP, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, disparagement or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of AEP, its Affiliates, and/or its Subsidiaries.

Section 14.02. Legend. Any certificates or statements of holdings for Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer of such Shares.

Section 14.03. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

Section 14.04. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 14.05. Requirements of Law. The issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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Section 14.06. Delivery of Title. AEP shall have no obligation to issue or deliver evidence of title for Shares issued or delivered under this Plan prior to: (a) obtaining any approvals from governmental agencies that AEP determines are necessary or advisable; and (b) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that AEP determines to be necessary or advisable.

Section 14.07. Inability to Obtain Authority. The inability of AEP to obtain authority from any regulatory body having jurisdiction, which authority is deemed by AEP’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve AEP and its Affiliates and Subsidiaries of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Section 14.08. Investment Representations. The Administrator may require any individual receiving Shares under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

Section 14.09. Uncertificated Shares. It is expected that the Shares transferred or issued in connection with this Plan will not be certificated. To the extent that this Plan provides for issuance of certificates to reflect the transfer or issuance of Shares, the transfer or issuance of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange upon which the Shares are listed.

Section 14.10. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that AEP, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between AEP, its Affiliates, and/or its Subsidiaries, on the one hand, and any Participant, beneficiary, legal representative, or any other individual on the other. To the extent that any individual acquires a right to receive payments from AEP, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of AEP, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of AEP, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts.

Section 14.11. Fractional Shares. The Administrator may choose to grant, issue, credit and/or deliver fractional Shares pursuant to this Plan but is not required to do so. If the Administrator does not authorize the issuance, delivery or crediting of fractional shares, then the Administrator may provide this value as additional tax withholding, cash, or other property granted or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

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Section 14.12. Retirement and Welfare Plans. No Shares or cash paid by AEP, its Affiliates, or its Subsidiaries pursuant to this Plan may be included as “compensation” for purposes of computing the benefits payable to any Participant under AEP’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

Section 14.13. No Deferral of Compensation. The Plan is intended to be administered in a manner that is consistent with the requirements of Code Section 409A, and the provisions of the Plan and documents adopted in connection with its administration shall be interpreted in a manner that is not contrary to the requirements of Code Section 409A, and the Plan is intended to be operated accordingly. The Administrator may make changes in the terms or operation of the Plan (including changes that may have retroactive effect) deemed necessary or desirable to help ensure that the Plan does not violate Code Section 409A. AEP, its Affiliates, and its Subsidiaries however, make no representation or covenants that the Plan or its administration will comply with Section 409A.

Section 14.14. Non-exclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or the HR Committee, AEP, its Subsidiaries or its Affiliates to adopt such other compensation arrangements as it may deem desirable for any Participant.

Section 14.15. No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect AEP’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of AEP or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Section 14.16. Governing Law. The Plan shall be governed by the laws of the state of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided by the Administrator, Participants under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to this Plan.

Section 14.17. Indemnification.

(a)     Subject to requirements and limitations of applicable law, the Administrator and each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of AEP, a Subsidiary, or an Affiliate to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by AEP against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a
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party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with AEP’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give AEP an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under AEP’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that AEP may have to indemnify them or hold them harmless.

Section 14.18. No Guarantee of Favorable Tax Treatment. Notwithstanding any provision of the Plan to the contrary or any action taken by AEP, Subsidiaries, or the Board with respect to any income tax, social insurance, payroll tax, or other tax, election to participate in the Plan represents the Participant’s acknowledgement that the ultimate liability for any tax owed by the Participant is and remains the Participant’s responsibility, and that AEP, its Affiliates, and its Subsidiaries make no representations or warranties about the tax treatment of any amount that is credited, payable or paid to the Participant, and does not commit to structure any aspect of the administration of the Plan to reduce or eliminate a Participant’s tax liability, including without limitation, Code Section 409A.
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AMERICAN ELECTRIC POWER

VOTE

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2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 - 5.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Bill Fehrman	☐	☐	☐	02 - Ben Fowke	☐	☐	☐	03 - Art A. Garcia	☐	☐	☐
04 - Sandra Beach Lin	☐	☐	☐	05 - Margaret M. McCarthy	☐	☐	☐	06 - Daryl Roberts	☐	☐	☐
07 - Joseph G. Sauvage	☐	☐	☐	08 - Daniel G. Stoddard	☐	☐	☐	09 - Sara Martinez Tucker	☐	☐	☐
10 - Lewis Von Thaer	☐	☐	☐								

B Authorized Signatures — section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

0492CE

American Electric Power Company, Inc.

The 2026 Annual Meeting of Shareholders of American Electric Power Company, Inc. will be held on April 28, 2026 at 8:00 a.m. Eastern Time, virtually at meetnow.global/AEP2026.

To access the virtual Annual Meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 28, 2026: Our 2026 Proxy Statement and 2025 Annual Report to shareholders are available at envisionreports.com/aep

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

AMERICAN ELECTRIC POWER

Proxy — American Electric Power Company, Inc.

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 28, 2026

The shareholder signing on the reverse of this proxy card appoints Bill Fehrman and Rob Berntsen, and each of them, as proxies to the undersigned, with power of substitution, to represent the undersigned at the annual meeting of shareholders of American Electric Power Company, Inc. to be held on April 28, 2026, and at any adjournment or postponement thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. If no direction is given, such shares will be voted in accordance with the recommendations of the Board of Directors and at the discretion of the proxy holders as to any other matters coming before the meeting.

Trustee's Authorization. The undersigned authorizes The Bank of New York Mellon to vote all shares of Common Stock of the Company credited to the undersigned's account under the American Electric Power System retirement savings plan at the annual meeting in accordance with instructions on the reverse side.

Shares represented by this proxy will be voted as directed by the shareholder on the reverse side. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 - 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.